File No. __________

As submitted to the Securities and Exchange Commission on ________________, 2019

_________________________________

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Of

CERES COIN LLC,

a Delaware limited liability company

(www.cerescoin.io)

_________________________________

Address:

c/o CM Solutions LLC

39W462 Baert Lane,

St. Charles, Illinois 60175

Attn: CERES Coin LLC investor Relations

(331) 276-2561

Ir@cerescoin.io

With a copy to:

Freeborn & Peters LLP

311 South Wacker Drive, Suite 3000

Chicago, Illinois 60606

Attn: Anthony J. Zeoli, Esq.

(312) 360-6798

azeoli@freeborn.com

This Offering Circular shall only be deemed qualified upon order of the Securities and Exchange Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of Regulation A (as defined below).

This Offering Circular follows the offering circular format described in Part II of Form 1-A.

PRELIMINARY REGULATION A OFFERING CIRCULAR

OF

CERES COIN LLC,

a Delaware limited liability company

(www.cerescoin.io)

Best Efforts offering of the following securities:

Up to $20,000,000 worth of “Coins” (as defined below); and

Up to $30,000,000 worth of “Tokens” (as defined below)

	Sale of Coins:	Sale of Tokens:	Totals:
Public Offering Price: [1]	$ 0.01	$ 1.00	-
Offering Minimum:	None	None	None
Offering Maximum:	$ 20,000,000.00	$ 30,000,000.00	$ 50,000,000.00
Underwriting Discounts and Commissions: [2]	None	$ 0.05	$ 1,500,000.00

Total Projected Gross Proceeds To Issuer:	$ 20,000,000.00	$ 30,000,000.00	$ 50,000,000.00
Total Projected Net Proceeds To Issuer: [3]	$ 20,000,000 .00	$ 26,675,000.00	$ 46,675,000.00

The Token Offering will expire on the earlier of the date that all $30,000,000 worth of the Tokens have been initially sold. The Offering of the Coins will expire on the date that all $20,000,000 worth of the Tokens have been initially sold.

This Offering Circular (this “Offering Circular”) is intended to describe a public offering (the “Offering”), by CERES COIN LLC, a Delaware limited liability company (hereafter “we” or the “Company”), of up to $20,000,000 worth of its “Coins” (as defined below) and up to $30,000,000 worth of its “Tokens” (as defined below; such Coins and Tokens being hereinafter sometimes referred to, individually as a “Security” and collectively, as the “Securities”). There are no selling security holders in this Offering. Please refer to the “Securities Being Offered” section beginning on page 115 hereof where there is more information regarding the Securities made part of the Offering.

1 As discussed in greater detail herein, the price per Coin was not arbitrarily determined and is specifically intended that such Coin will (solely to the extent used and traded within the Framework) have a market value of, and may be exchanged only at, that price. The price per Token on the other hand was arbitrarily determined by the Company’s management without regard to the Company’s assets or earnings (or the lack thereof), book value or other generally accepted valuation criteria and does not represent, nor is either intended to imply, that a Token has a market value or could be resold at that price.

2 As of the date hereof, the Company has not entered into any formal agreement with any broker-dealer (or other such intermediary) but has budgeted a maximum use of five percent (5%) of the Token sale proceeds for the payment of related commission payments.

3 Includes the payment of budgeted commission payments together with: (i) all other “Token Offering Expenses” (as discussed in greater detail in the “Use of Proceeds from Sale of Tokens - Offering Expenses” section beginning on page 94 hereof); and (ii) payment of a maximum amount of $525,000 in repayment of the “CMS Note” (as discussed in greater detail in the “Interest of Management and Others in Certain Transactions” section beginning on page 114 hereof).

An offering statement (of which this Offering Circular is a part; the “Offering Statement”) relating to the offer and sale of the Securities has been filed with the Securities and Exchange Commission (“SEC”) as required pursuant to the terms of Rule 251 (17 CFR 230.251) of the Securities Act of 1933 (the “Securities Act”; Rule 251, together with all related statutes, rules and regulations, being referred to individually and collectively herein as “Regulation A”). The proposed Offering will begin as soon as practicable after the Offering Statement has been qualified by the SEC.

Once the Offering has commenced, the Securities will be offered on a “best efforts” basis, and there is no guarantee that any minimum amount will be sold. Further, the Offering is intended to be made on an ongoing and rolling basis to potential offerees, and sales of Securities may be closed, and one or more Securities sold, from time to time until the Expiration Date (as defined below) regardless of the then-aggregate number of Securities subscribed to and/or sold (subject to the respective maximum amounts per Security identified above and herein). It should also be noted that it is intended that the offer and sale of the Coins will be deemed a “continuous offering” within the meaning of 17 CFR 230.251(d)(3), and that the Offering of the Coins will remain open for more than one (1) year, provided that, on or before the date that is one (1) year from the date of the first sale of a Coin is made as part of the Offering, and/or as otherwise may be required by applicable securities laws, the Company will file a supplement to this Offering Circular (and all other required filings, if any) with the SEC and all other applicable regulatory agencies.

There is no minimum required sale, and the Company has not made any arrangements to place the funds received from the Offering in an escrow, trust, or similar vehicle. Payments for purchased Tokens may (subject to the terms hereof) be made in any combination of U.S. Dollars Bitcoin, Bitcoin Cash, Ether and/or Litecoin. Payments for purchased Coins however may be made in U.S. Dollars only. Once submitted a subscription to purchase one or more Coins/Tokens will be binding, unchangeable and irrevocable and, to the extent accepted by the Company, the subject investor will be expected to pay for such Coins/Tokens in full.

AN INVESTMENT IN ONE OR MORE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK, AND, AS AN INVESTOR, YOU SHOULD BE PREPARED TO SUSTAIN A LOSS OF YOUR ENTIRE INVESTMENT. Accordingly, prospective investors are strongly urged to read this Offering Circular (in particular, the discussion of “Risk Factors” beginning on page 26 hereof) carefully before making any decision to invest in one or more of the Securities.

Generally, no sale may be made to an investor in the Offering if the aggregate purchase price such investor will pay is more than 10% of the greater of his/her/its annual income or net worth. Different rules apply to Accredited Investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.

Neither the SEC nor any State securities commission (or other official of any state) has passed on, given its approval, or otherwise endorsed the merits of the offer and sale of the Securities by the Company, the terms of the Offering, and/or the accuracy or completeness of any Offering materials (including, without limitation, this Offering Circular and the Offering Statements). THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

PRELIMINARY OFFERING CIRCULAR NOTICE

THE INFORMATION IN THIS OFFERING CIRCULAR IS NOT COMPLETE AND MAY BE SUBSEQUENTLY AMENDED OR OTHERWISE CHANGED. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE QUALIFICATION OF THE OFFERING STATEMENT WHICH CONTAINS A LINK TO WHERE THE FINAL OFFERING STATEMENT MAY BE OBTAINED.

TABLE of contents; select defined terms

TABLE of contents; select defined terms
ARTICLE I ABOUT THIS OFFERING CIRCULAR; FORWARD-LOOKING STATEMENTS			13
1.	Generally:		13
2.	Notices:		13
3.	Forward-Looking Statements:		14
4.	Legal Matters:		15
5.	Experts:		15
6.	Questions/Additional Information:		15
ARTICLE II COMPANY AND OFFERING SUMMARY			16
1.	Summary of the Company and the Business:		16
2.	Summary of the Offering:		17
	A.	With Respect to the Tokens:	17
	B.	With Respect to the Coins:	21
ARTICLE III RISK FACTORS			25
1.	Company Risks:.		25
	A.	Financial Condition of the Company:	25
	B.	Loans and Additional Capital:	25
	C.	Dependence on Key Personnel:	25
	D.	Resource Management; Additional Personnel:	26
	E.	Conflicts of Interest and Affiliated Companies:	26
2.	Business Risks:		26
	A.	Generally:	26
	B.	New Company; No Guaranty of Profitability; Loan Default Risk:	27
	C.	Loan Selection; Underwriting Criteria; Reliance:	27
	D.	Loan Sourcing Delays:	28
	E.	New Cryptocurrency Risks; Future Coin/Token Value Risk:	28
	F.	Proprietary Intellectual Property and Other Rights:	29
	G.	Other Business Risks:	29
3.	Market/Industry Risks:.		30
	A.	Possible Future/Further Governmental Regulation Affecting the Loan Business:	30
	B.	Macro-Level and Local Risks Affecting the Loan Business:	30
	C.	Possible Future/Further Governmental Regulation Affecting the Blockchain Business:	30
	D.	Unknown Blockchain Technology Risks:	31

	E.	Unknown Future Blockchain Business Competition:	32
	F.	Risks Related to the Cannabis Industry Generally:	32
	G.	Cannabis Laws Are Unsettled and Cannabis Remains Illegal Under Federal Law:	33
	H.	Bank Account Maintenance Is Integral to the Blockchain Business:	34
	I.	Uncertainty Due to Securities Market and National Economy:	35
4.	Investment Risks:.		35
	A.	Possible Loss of Entire Investment:	35
	B.	Privacy Concerns; Expected Release of Personally Identifiable Information:	36
	C.	Potential Theft Of Cryptographic Ownership Keys:	36
	D.	Investment In Tokens May Be Highly Illiquid:	37
	E.	Potential Token Market Manipulation:	37
	F.	Approved Cryptocurrency Valuation Risk:	38
	G.	Limited Voting Rights and Control:	38
	H.	Dilution:	38
	I.	Uncertainty of Exit Plans:	39
	J.	Distributions:	39
	K.	Agreement To Be Bound By Binding Arbitration; No Class Action:	39
	L.	Arbitrary Determination of Token Price:	40
	M.	Tax Risks:	40
5.	Additional Risks:.		40
	A.	Absence of Registration of Offering/Securities:	40
	B.	Absence of Registration Under Investment Company Act:	41
	C.	Absence of Registration Under Investment Advisers Act:	41
	D.	Absence of Registration as a Money Transmitting Business or Money Services Business:	42
	E.	Absence of Registration as a Broker-Dealer, Securities Exchange or ATS:	43
	F.	Information Is Time Sensitive:	45
6.	Tax Consequences; Tax Opinion Disclosure:		45
ARTICLE IV DESCRIPTION OF BUSINESS			46
1.	Generally:		46
2.	Description of Blockchain Business:		46
	A.	Generally:	46
	B.	Description of the Framework:	47
	C.	Description of Proposed Transactional Coin Usage and Trading; Transaction Fees:	50
	D.	Coin Buyback/Buyback Price:	53
	E.	Motivation; Business Opportunity:	54
	F.	Industry Analysis:	54

	G.	Competitive Analysis:	57
3.	Description of Loan Business:		61
	A.	Generally:	61
	B.	Underwriting Criteria; Initial Loans; Initial Loan Criteria Loan Committee:	62
	C.	Motivation; Business Opportunity:	63
	D.	Industry Analysis:	63
	E.	Competitive Analysis:	65
4.	Management; Employees; Dependence on Key Personnel:		66
5.	Additional Funds:		66
6.	Special Considerations and Risks:		67
ARTICLE V DILUTION			68
1.	Sale of Private Investment Agreements:		68
2.	Existing Options:		69
3.	Effective Dilution of Tokens:		70
4.	No Dilution of Coins:		71
ARTICLE VI PLAN OF DISTRIBUTION; SELLING SECURITY HOLDERS			72
1.	Plan of Distribution of Tokens:		72
	A.	Generally:	72
	B.	Intermediaries/Consultants:	73
	C.	No Minimum; Ongoing Offering; Token Sales Final:	76
	D.	Token Sale Expiration Date; Potential Termination of Offering and Return of Proceeds:	76
	E.	Required Verifications:	77
	F.	Eligible Purchasers; Maximum Purchase Amount:	78
	G.	Procedures for Purchasing Tokens; Rejection by Company:	79
	H.	Approved Forms of Payment; Payment Mechanics; Approved Cryptocurrency:	80
	I.	Additional Advertising:	84
	J.	Permitted Transfers; Secondary Trading:	84
2.	Plan of Distribution of Coins:		85
	A.	Generally:	85
	B.	Brokers/Consultants:	87
	C.	No Minimum; Ongoing Offering; Coin Sales Final:	87
	D.	Continuous Offering; Indefinite Expiration Date:	88
	E.	Required Verifications:	88
	F.	Eligible Purchasers; Maximum Purchase Amount:	89
	G.	Procedures for Purchasing Coins; Rejection by Company:	90
	H.	Approved Forms of Payment:	90
	I.	Additional Advertising:	91

	J.	Permitted Transfers; Secondary Trading:	91
3.	No Selling Security Holders:		92
ARTICLE VII USE OF PROCEEDS TO ISSUER			93
1.	Use of Proceeds from Sale of Tokens:		93
	A.	Generally:	93
	B.	Estimated Breakdowns:	94
	C.	Offering Expenses:	94
2.	Use of Proceeds from Sale of Coins:		95
	A.	Generally:	95
	B.	Offering Expenses:	95
3.	Ongoing Operating Costs:		96
ARTICLE VIII DESCRIPTION OF PROPERTY			97
ARTICLE IX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS			98
1.	Overview:		98
2.	Development Stage Company:		99
3.	Current Operating Results:		99
4.	Current Liquidity and Capital Resources:		101
5.	Capital Expenditures:		102
6.	Off-Balance Sheet Arrangements:		102
7.	Plan of Operations:		102
ARTICLE X BOARD MEMBERS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES			104
1.	Board of Managers; Executive Officers:		104
2.	Advisory Board:		106
3.	Family Relationships:		106
4.	No Other Significant Employees:		106
5.	No Involvement in Legal Proceedings:		106
ARTICLE XI COMPENSATION OF BOARD MEMBERS AND EXECUTIVE OFFICERS			108
ARTICLE XII SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS			110
ARTICLE XIII INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS			112
ARTICLE XIV SECURITIES BEING OFFERED			113
1.	Generally:		113
2.	Description of Tokens:		113
	A.	General Sale Terms:	113
	B.	Form of Tokens; Protocol; Validation:	113

	C.	Investment Term:	116
	D.	Equity Rights/Voting Rights/Information Rights:	116
	E.	Distribution Rights (Loan Business):	118
	F.	Distribution Rights (Blockchain Business):	119
	G.	Liquidation Rights (Loan Business):	120
	H.	Liquidation Rights (Blockchain Business):	121
	I.	Method of Payment:	122
	J.	Record Keeping; Token Ledger; Transfer Agent:	123
	K.	Call/Put Options:	124
3.	Description of Coins:		124
	A.	General Sale Terms:	124
	B.	Form of Coins; Protocol; Validation:	125
	C.	Investment Term:	126
	D.	Equity Rights/Voting Rights/Information Rights:	126
	E.	Distribution Rights:	127
	F.	Liquidation Rights:	128
	G.	Method of Payment:	128
	H.	Record Keeping; Coin Ledger; Transfer Agent:	128
	I.	Call/Put Options:	129
ARTICLE XV FINANCIAL STATEMENTS			130

APPENDICES & EXHIBITS:

Appendix A:	Definition of “Accredited Investor”

Appendix B:	Initial Loan Criteria

Appendix C:	Estimated Breakdown of Use of Proceeds from Sale of Tokens Toward Blockchain Business

Appendix D:	Estimated Breakdown of Use of Proceeds from Sale of Coins Toward Loan Business

Appendix E:	Board/Officer Biographies

Exhibit A:	Token Rights Agreement

Exhibit B:	Coin Rights Agreement

Exhibit C:	Form of Subscription Agreement

INDEX OF SELECT DEFINED TERMS:
Term:	Defined:	Page:
AC Settlement Date	ARTICLE VI, Section 1(H)	82
Accredited Investor	Appendix A	A-1
Additional Issuances	ARTICLE V, Section 2	71
Advisory Board	ARTICLE X, Section 2	108
AML/KYC	ARTICLE III, Section 5(D)	43
Approved Cryptocurrency	ARTICLE VI, Section 1(H)	82
Associated Person	ARTICLE VI, Section 1(A)	74
Bank	ARTICLE IV, Section 2(F)	55
Blockchain Business	ARTICLE IV, Section 1	47
Blockchain Net Income	ARTICLE XIV, Section 2(F)	121
Board	ARTICLE X, Section 1	106
Broker	ARTICLE VI, Section 1(B)	74
Business	ARTICLE IV, Section 1	47
Buyback	ARTICLE IV, Section 2(D)	54
Buyback Price	ARTICLE IV, Section 2(D)	54
CMS	ARTICLE V	112
Coin	ARTICLE IV, Section 2(A)	47
Coin Clearing Account	ARTICLE VI, Section 2(A)	87
Coin Distribution Year	ARTICLE XIV, Section 3(E)	129
Coin ID Number	ARTICLE IV, Section 2(A)	47
Coin Ledger	ARTICLE XIV, Section 3(H)	130
Coin Offering Expenses	ARTICLE VII, Section 2(B)	97
Coin Periodic Report	ARTICLE XIV, Section 3(D)	128
Coin Rights Agreement	ARTICLE IV, Section 2(A)	47
Coin Subscription Documents	ARTICLE VI, Section 2(G)	92
Coin Wallet	ARTICLE VI, Section 2(A)	87
Cole Memos	ARTICLE III, Section 3(G)	34
Company (or we)	Cover Sheet, Paragraph 1	2
Company AC Transfer Wallet	ARTICLE VI, Section 1(H)	82
Company Website	ARTICLE VI, Section 1(A)	74
Consultant	ARTICLE VI, Section 1(B)	77
Conversion Date	ARTICLE V, Section 1	70

INDEX OF SELECT DEFINED TERMS:
Term:	Defined:	Page:
Conversion Tokens	ARTICLE V, Section 1	70
Credit	ARTICLE IV, Section 2(D)	54
Distributable BB Liquidation Proceeds	ARTICLE XIV, Section 2(H)	123
Distributable LB Liquidation Proceeds	ARTICLE XIV, Section 2(G)	122
Distributable Transaction Fees	ARTICLE XIV, Section 3(E)	129
Exchange Act	ARTICLE VI, Section 1(A)	74
Existing Options	ARTICLE V, Section 2	71
Final AC Exchange Value	ARTICLE VI, Section 1(H)	82
Forward-Looking Statements	ARTICLE I, Section 3	14
Framework	ARTICLE IV, Section 2(A)	47
Framework Account	ARTICLE VI, Section 2(A)	87
Initial Loan Criteria	ARTICLE IV, Section 3(B)	63
Initial Loans	ARTICLE IV, Section 3(B)	63
Investor (or you)	ARTICLE I, Section 1	13
KoreChain	ARTICLE XIV, Section 2(B)	116
KoreConX	ARTICLE XIV, Section 2(B)	116
KoreNode	ARTICLE XIV, Section 2(B)	116
KoreProtocol	ARTICLE XIV, Section 2(B)	116
Liquidation	ARTICLE XIV, Section 2(G)	122
Loan	ARTICLE IV, Section 3(A)	62
Loan Business	ARTICLE IV, Section 1	47
Loan Committee	ARTICLE IV, Section 3(B)	63
Loan Net Income	ARTICLE XIV, Section 2(E)	120
Loan Sub	ARTICLE IV, Section 3(A)	62
Major Loan Action	ARTICLE XIV, Section 2(D)	118
MLA Notice	ARTICLE XIV, Section 2(D)	118
Offering	Cover Sheet, Paragraph 1	2
Offering Circular	Cover Sheet, Paragraph 1	2
Offering Documents	ARTICLE I, Section 1	13
Offering Statement	Cover Sheet, Paragraph 2	3
Officers	ARTICLE X, Section 1	106
Operating Agreement	ARTICLE X, Section 1.	106
Operating Costs	ARTICLE VII, Section 3	98

INDEX OF SELECT DEFINED TERMS:
Term:	Defined:	Page:
Option Tokens	ARTICLE V, Section 2	71
PIA	ARTICLE V, Section 1	70
POS	ARTICLE IV, Section 2(C)	51
Preliminary AC Exchange Value	ARTICLE VI, Section 1(H)	82
Purchaser Coin Wallet	ARTICLE VI, Section 2(A)	87
Regulation A	Cover Sheet, Paragraph 2	3
Required Verifications	ARTICLE VI, Section 1(E)	79
SEC	Cover Sheet, Paragraph 2	3
SEC Compliance Costs	ARTICLE VII, Section 3	98
Security/Securities	Cover Sheet, Paragraph 1	2
Securities Act	Cover Sheet, Paragraph 2	2
SP Coin Wallet	ARTICLE VI, Section 2(A)	87
Subscription Agreement	ARTICLE VI, Section 1(G)	81
Supplement	ARTICLE I, Section 1	13
Token	ARTICLE VI, Section 1(A)	74
Token Clearing Account	ARTICLE VI, Section 1(A)	74
Token Holding Account	ARTICLE VI, Section 1(A)	74
Token Ledger	ARTICLE XIV, Section 2(J)	125
Token Offering Expense	ARTICLE VII, Section 1(C)	96
Token Periodic Report	ARTICLE XIV, Section 2(D)	118
Token Rights Agreement	ARTICLE VI, Section 1(A)	74
Token Sale Expiration Date	ARTICLE VI, Section 1(D)	78
Token Subscription Deliveries	ARTICLE VI, Section 1(G)	81
Token Trading Platform	ARTICLE VI, Section 1(A)	74
Transaction Fee	ARTICLE IV, Section 2(C)	51
Transfer Agent	ARTICLE XIV, Section 2(J)	125
Underwriting Criteria	ARTICLE IV, Section 3(A)	62

ARTICLE I ABOUT THIS OFFERING CIRCULAR; FORWARD-LOOKING STATEMENTS

1.	Generally:

This Offering Circular, dated as of [August ___, 2019], is being furnished to you (hereafter sometimes referred to as “you” or “investor”) in connection with the Offering. As previously noted, this Offering Circular is part of the Offering Statement filed by the Company with the SEC with respect to the Offering. Please be aware that this Offering Circular, which is part of the Offering Statement, does not contain all the information set forth in the Offering Statement (including all of the schedules and exhibits made a part thereto), reference to which is hereby made. Among other things, certain provisions of the agreements, documents, and records referred to in this Offering Circular may be summarized. For complete information, you should consult the original documents, which are either attached as a schedule/exhibit hereto, made part of the Offering Statements, and/or which are otherwise made available upon request to the Company as provided below.

Unless otherwise specifically provided herein, this Offering Circular speaks only as of December 7, 2018, and all information regarding the Company and the Securities, including any and all representations and warranties of the Company, provided herein will be deemed to have been made, and read, as of such date. Further, the Company reserves the right, in its sole discretion, to modify any of the information provided herein and/or in the Offering Statement at any time and from time to time; provided that, in connection with any such modification the Company will file, or otherwise provide, a written supplement thereto reflecting such modifications (each such supplement, a “Supplement”). Without limiting the generality of the foregoing, for so long as the Offering remains open, the Company agrees that it will provide (and will file with all applicable regulatory agencies) a Supplement whenever the Company determines that the information provided herein and/or in the Offering Statement has become materially false or misleading in light of the then-existing circumstances. Any statement made by the Company in this Offering Circular will be automatically deemed modified or superseded by any inconsistent statement made by the Company in a subsequent Supplement.

This Offering Circular, the Offering Statement, and all exhibits and schedules hereto or thereto (all such documents, including all Supplements thereto, being hereinafter sometimes referred to, individually and collectively, as the “Offering Documents”) discuss important aspects of the Company and the Securities, including, without limitation, significant risks that may be associated with purchasing one or more of the Securities. YOU ARE URGED TO READ EACH OF THE OFFERING DOCUMENTS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

2.	Notices:

No person has been authorized to make any representations, or to give any information, with respect to the Securities, except the information contained herein, in the other Offering Documents. Any representations other than those expressly set forth in this Offering Circular and the other Offering Documents must NOT be relied upon.

You are NOT to construe the contents of the Offering Documents as legal, tax, pension planning, or investment advice. Without limiting the generality of the foregoing, there has been no tax opinion secured, and no such opinion will be secured, by the Company from the Internal Revenue Service (or any other taxing authority) with respect to the tax considerations and treatment of the Securities (or either of them). Accordingly, YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT, INVESTMENT ADVISOR OR MANAGER, AND BUSINESS ADVISOR AS TO LEGAL, TAX, AND RELATED MATTERS CONCERNING ANY INVESTMENT IN THE SECURITIES.

To the best knowledge of the Company and its agents and representatives, as of the date hereof, the Offering Documents do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, certain information contained herein has been obtained from (and/or otherwise represents the opinion of) the Board (as defined below), and/or from other sources deemed reliable by the Company, and such information necessarily incorporates significant assumptions and/or factual matters reflecting the most accurate information available to such persons as of the date hereof. Accordingly, there can be no assurance that the foregoing assumptions, or the data upon which they are based, are (or will otherwise be) accurate.

The Offering Documents DO NOT constitute an offer or solicitation in any State or jurisdiction in which such an offer or solicitation is not authorized. Except as expressly permitted by Regulation A, no offering literature, advertising, or general solicitation, in whatever form, will be employed in the Offering of the Securities.

3.	Forward-Looking Statements:

In the Offering Documents, we make certain forward-looking statements (the “Forward-Looking Statements”). When used in the Offering Documents, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions as they relate to the Company, its management, and/or the Business (as defined below) are intended to identify Forward-Looking Statements. Such Forward-Looking Statements involve substantial risks and uncertainties, and the Company’s actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such Forward-Looking Statements.

The Forward-Looking Statements included in the Offering Documents are based upon the current expectations, plans, estimates, assumptions, and beliefs of the Company and the Board as of the date hereof. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control. Although we believe that the expectations reflected in such Forward-Looking Statements are based on reasonable assumptions, the actual results and performance could differ materially from those set forth in the Forward-Looking Statements. Factors which could have a material adverse effect on the operations and future prospects of the Company and/or the Business include, but are not limited to, those certain “Risk Factors” discussed herein beginning on page 26 hereof.

All Forward-Looking Statements are made as of the date of this Offering Circular, and the risk that actual results will differ materially from the expectations expressed in this Offering Circular or any of the others will increase with the passage of time. In light of the significant uncertainties inherent in the Forward-Looking Statements included in the Offering Documents, you are strongly cautioned not to place significant reliance on any Forward-Looking Statements included herein or therein. Further, the inclusion of such ForwardLooking Statements in the Offering Documents should not be regarded as a representation by the Company or any of its agents or representatives (including any Board member or Officer), or any other person, that such Forward-Looking Statements will ultimately prove to be accurate, in any respect.

Except as otherwise required by the Securities Act and other applicable securities laws (including in connection with any Supplement), we undertake no obligation to publicly update or revise any ForwardLooking Statements after the date hereof, whether as a result of new information, future events, changed circumstances, or any other reason.

4.	Legal Matters:

Certain legal matters, including the validity of the Coins and Tokens offered hereby, have been passed upon for us by FREEBORN & PETERS LLP.

5.	Experts:

The financial statements of the Company for the fiscal year ended December 31, 2017 made part of this Offering Circular have been audited by TURNER STONE AND COMPANY LLP, independent auditors (the “Auditors”), as set forth in the report of the Auditors which is also made a part of this Offering Circular. Further, all financial statements of the Company appearing in, or otherwise made a part of, this Offering Circular have been included subject to the included notes of the Auditors (where applicable), in reliance upon the included report of the Auditors (which includes an explanatory paragraph as to the Company’s ability to continue as a going concern), and upon the authority of the Auditors as an experts in accounting and auditing.

6.	Questions/Additional Information:

All questions regarding legal matters concerning the Offering or the Company should be directed to:

Freeborn & Peters LLP

311 South Wacker Drive, Suite 3000

Chicago, Illinois 60606

Attn: Anthony J. Zeoli, Esq.

(312) 360-6798

azeoli@freeborn.com

All other questions concerning the Offering or the Company, and all requests for material and supporting documents in connection with the same (including any request for a copy of the most current version of this Offering Circular or any other Offering Document), should be directed to:

c/o CM Solutions LLC

39W462 Baert Lane,

St. Charles, Illinois 60175

Attn: CERES Coin LLC investor Relations

(331) 276-2561

Ir@cerescoin.io

ARTICLE II COMPANY AND OFFERING SUMMARY

Please be aware that this Article is intended solely to highlight and summarize certain selected information regarding the Company, the Offering, and the Securities which are discussed, in greater detail, elsewhere in this Offering Circular. As such, it is intended for quick reference ONLY, is NOT intended to be complete, and does NOT contain all the information that you should consider before deciding whether to invest in the Securities. This Offering Circular, and the other Offering Documents, describe, in detail, numerous aspects of the Company and the Securities that are considered material in connection with any investment in the Securities; including certain rights, obligations, and risks to you in connection with the Offering and an investment in the Securities. Accordingly, you are strongly urged to read this Offering Circular (and each of the other Offering Documents) fully and carefully before making your investment decision and NOT to rely upon the summary provided in this Article.

1.	Summary of the Company and the Business (For a more detailed discussion, see the “Description of Business” section beginning on page 47 hereof and the “Board Members, Executive Officers, and Significant Employees” section beginning on page 106 hereof):

o Generally:	The Company is a Delaware limited liability company which was formed on November 13, 2017 for the sole purpose of operating the Business.
o Management; Employees:

The Company is, and will be, managed by a Board of managers. The Company has also appointed certain Officers to assist the Board in the day to day operations of the Company and the Business; including a CEO, a COO, a CTO, a CFO and a Secretary. Each of the Board members and Officers of the Company have been duly appointed, and will hold such position, pursuant to the terms of the Company’s Operating Agreement.

o Buiness Description; Expected Revenue Streams:

The Company’s Business will initially consist of two unique, and distinct, lines of business; the Blockchain Business and the Loan Business.

The Blockchain Business will consist initially and primarily of maintenance of a private, blockchain-based, transaction Framework which will utilize the Coins to facilitate transactions related to, and to ease regulatory verification of, the growth, processing, and sale of cannabis in the states/territories in which such sale is legal. The Company intends to charge certain Transaction Fees and anticipates that it will be able to generate significant revenues from such Transaction Fees and from its general operation of the Blockchain Business.

The Loan Business will consist initially and primarily of indirectly making mid-term (i.e. 3-7 yr.), asset-backed (primarily real estate-backed), interest-bearing Loans to cannabis growers, producers, and retailers as well as landlord’s seeking to develop and lease property to such persons. Each Loan will accrue interest at a stated, per annum, interest rate of no less than eight percent (8%), compounded annually (although the Company anticipates that it will be able to offer the majority of the Loans at an interest rate of ten percent (10%) or more). The Company anticipates that it will be able to generate significant revenues from the operation of the Loan Business in the form of interest payments received in connection with the same.

o Management; Officers; Employees:

The Company is, and will be, managed by a Board of managers.

The Company has also appointed certain Officers to assist the Board in the day to day operations of the Company and the Business; including a CEO, a COO, a CTO, a CFO and a Secretary. Each of the Board members and Officers of the Company have been duly appointed, and will hold such position, pursuant to the terms of the Company’s Operating Agreement.

Other than the Board members and Officers specified herein, the Company does not currently have any full or part-time employees.

o Ongoing Operating Costs:

The Company anticipates that it will incur multiple ongoing Operating Costs related to the continued operation and management of the Business; including costs and expenses related to the growth, operation and maintenance of the Business, salaries, benefits, and other amounts payable to employees, and related legal, accounting, marketing, and professional fees, and other expenses.

While this Offering Circular contains certain breakdowns and estimates as to the Company’s anticipated Operating Costs, the actual amount and type of all such Operating Costs incurred by the Company will be at the sole discretion of the Board. Further, the respective cost, expense, and other amounts identified herein represent the best estimations of the Company and its Board as of the date of this Offering Circular and necessarily incorporate significant assumptions and/or factual matters reflecting the information available to date.

2.            Summary of the Offering (For a more detailed discussion, see the “Securities Being Offered Section” beginning on page 115 hereof):

A.       With Respect to the Tokens:

The following terms generally describe the Tokens made part of the Offering and certain rights and obligations of the holders of such Tokens. For a more detailed discussion of the Tokens, and the respective rights and obligations of the holders thereof, see “Securities Being Offered – Description of Tokens” beginning on page 115 hereof.

o Maximum Amount:	The Company is Offering to sell up to $30,000,000 worth of Tokens.
o Offer Price: [4]	$1.00 per Token.
o Min./Max. Subscription Amount Per investor:

Minimum: $5,000.

Maximum:       A number of Tokens equal, in dollar value, to the dollar amount which is ten percent (10%) of the greater of such purchaser’s annual income or net worth; unless the investor qualifies as an Accredited Investor (as defined on Appendix A attached hereto) in which case such maximum investment amount would not apply.

o No Fractional Interests:	The Tokens will be sold and issued only in whole number increments.
o Eligible Purchasers:

The Tokens will only be made available to persons who: (i) are eligible to purchase securities pursuant to the terms of Regulation A; (ii) who have satisfied all applicable Required Verifications; and (iii) have established both a Token Clearing Account and a Token Holding Account.

It should also be noted that to the extent the Company lists the Tokens for sale with/through a Token Trading Platform, such Token Trading Platform may have/impose additional restrictions or conditions precedent in connection with determining which persons will be eligible to purchase the Tokens.

o Plan of Distribution:

It is anticipated that the Company will, immediately upon qualification or as soon as possible after qualification, list the Tokens for sale with/through one or more Token Trading Platforms. To the extent a Token Trading Platform is not then available, or the Company (for whatever reason) is unable to list its Tokens for sale on a Token Trading Platform, it may elect to list its Tokens for sale on, and through, the Company Website.

o Form of Token:

Each Token will be issued, and all times held, in digital form only. Accordingly, each purchaser of a Token will be required, as a condition precedent to acquiring a Token(s), to establish a Token Holding Account to hold and manage (including managing subsequent transfers) such purchaser’s Token(s).

4 The price per Token shown was arbitrarily determined by the Company’s management without regard to the Company’s assets or earnings (or the lack thereof), book value, or other generally accepted valuation criteria and does not represent, nor is either intended to imply, that a Token has a market value or could be resold at that price.

o Investment Term:

INDEFINITE. It is the intent of the Company to list the Tokens for sale/resale on one or more Token Trading Platforms. However, there is no guarantee that a Token Trading Platform will be available in the near future or, the extent any Token Trading Platform actually becomes available, that the Company will be successful in being able to list its Tokens for sale/resale on such Token Trading Platform. Accordingly, Token holders should expect to hold their respective Tokens for an indefinite period of time.

o Ongoing Offering:	The initial offer and sale of the Tokens will be made on an ongoing and rolling basis to eligible purchasers, from time to time, until the Token Sale Expiration Date.

o Escrow:	The Company has not made any arrangements to place the funds received from the sale of the Tokens into any escrow, trust, or similar vehicle.

o Equity Rights:

NONE. The Tokens will NOT be considered equity interests, or otherwise entitle the holder(s) thereof to any equity interest, in or of the Company. Without limiting the generality of the foregoing, it should be noted that the holders of the Token will NOT have, or otherwise be entitled to:

•    any “preemptive rights,” “drag-along rights,” “tag-along rights,” or similar rights which the holders of the equity interest of the Company may now or hereafter have; and/or

•    except to the limited extent noted below, any vote (or any other say) on any matter regarding the Company or its Business.

o Voting Rights:

LIMITED. While the Tokens will not be deemed equity interests of the Company, certain actions to be made by the Company will require the affirmative consent of the holders of a majority of the then-outstanding Tokens.

o Distribution Rights:

The holders of the Tokens, as a group, will be entitled to receive:

•     eighty percent (80%) of the total net revenues (if any) actually received by the Company (whether directly or indirectly) from the Loan Business in perpetuity; and

•     twenty percent (20%) of the total net revenues (if any) actually received by the Company (whether directly or indirectly) from the Blockchain Business in perpetuity.

Such amounts payable to the holders of the Tokens pursuant to the foregoing will be:

•     promptly paid, semi-annually, in cash, to the respective Token holders to the extent of positive net revenues actually received by the Company (whether directly or indirectly) from the Loan Business and the Blockchain Business, as applicable; and

•     distributed to and among the respective Token holders pari-passu and pro-rata.

o Liquidation Rights:

In the event of a Liquidation of the Blockchain Business and/or the Loan Business which occurs after the first sale of a Token, the then holders of the Tokens, as a group, will be entitled to receive a certain portion of the net proceeds received by the Company in connection with the same.

o Call Option:	NONE.
o Put Option:	NONE.
o Method of Payment:

All payments to be made to the holder of a Token (including all payments with respect to the distribution rights and Liquidation rights discussed above) will: (i) to the fullest extent permitted by the “smart contract” which is the Token, be made automatically as and when due; and (ii) be made electronically, by wire or ACH transfer (at the option of the Company) of immediately available U.S. Dollars, to the then last known Token Clearing Account for such holder.

For the avoidance of doubt all payments will be made to the then applicable Token Clearing Account for each Token holder as provided in the Token Rights Agreement and not to the Token Holding Account established by such Token holder to hold/manage the subject Token(s).

o Offering Expenses:

The Company anticipates that it will incur certain significant expenses (i.e. Token Offering Expenses), in connection with the Offering and sale of the Tokens; including commission and other fees payable in connection with the use of Intermediaries (which the Company anticipates will not exceed five percent (5%) of the total dollar amount of Tokens sold) as well as certain accounting, legal, marketing, and related fees and expenses (which the Company anticipates will not exceed $1,500,000).

o Use of Proceeds:

The Company intends to use the proceeds of from the sale of the Tokens as follows and in the following order of priority:

•     First, to fund the payment of all Token Offering Expenses;

•     Second, to fund the payment of all amounts owed under the CMS Note as/when the same become due and payable pursuant to its terms;

•    Then, to fund the anticipated Operating Costs and other working capital needs of the Business as discussed in more detail herein.

This Offering Circular contains a detailed breakdown of the Company’s anticipated use of the aggregate proceeds from the sale of the Tokens. However, the amounts identified in the included breakdown are merely estimates which are based both on the assumption that the full respective percentage of the Tokens identified therein have been sold, and that the respective anticipated proceeds from such sale have actually been received, in full, by the Company. Accordingly all such amounts are subject to further significant change or adjustment. Further, while the provided breakdown represents the best estimations of the Company and its Board as to the Company’s intended use of the proceeds from the sale of the Tokens as of the date of this Offering Circular, the Company reserves the right to use such funds (or any portion thereof) as, when and how it deems necessary to further the Business of the Company and/or when in the best interest of the Company (as determined by the Board).

B.           With Respect to the Coins:

The following terms generally describe the Coins made part of the Offering and certain rights and obligations of the holders of such Coins. For a more detailed discussion of the Coins, and the respective rights and obligations of the holders thereof, see “Securities Being Offered – Description of Coins” beginning on page 126 hereof.

o Maximum Amount:	The Company is Offering to sell up to $20,000,000 worth of Coins.

o Offer Price: [5]	$0.01 per Coin.

o Min./Max. Subscription Amount Per investor:

Minimum: None.

Maximum: A number of Coins equal, in dollar value, to the dollar amount which is ten percent (10%) of the greater of such purchaser’s annual income or net worth; unless the investor qualifies as an Accredited Investor (as defined on Appendix A attached hereto) in which case such maximum investment amount would not apply.

5 As discussed in greater detail herein, the price per Coin was not arbitrarily determined and is specifically intended that such Coin will (solely to the extent used and traded within the Framework) have a market value of, and could be exchanged at, that price.

o No Fractional Interests:	The Coins will be sold and issued only in whole number increments.

o Eligible Purchasers:

The Coins will only be made available to persons who: (i) are eligible to purchase securities pursuant to the terms of Regulation A; (ii) who have satisfied all applicable Required Verifications; and (iii) have established both a Framework Account and a Coin Wallet.

o Plan of Distribution:

Upon qualification the Coins will be made available, and sold, directly by the Company, solely via the Framework, and will not be listed with, or otherwise available for purchase or trade on, any trading platform or exchange. However, it is intended that the Coins will be fully transferrable (to the fullest extent permitted under the Securities Act and other applicable securities laws) by and among persons within the Framework.

o Form of Coin:

Each Coin will be issued, and all times held, in digital form only. Accordingly, each purchaser of a Coin will be required, as a condition precedent to acquiring a Coin(s), to establish a Coin Wallet to hold and manage (including managing subsequent transfers) such purchaser’s Coin(s).

o Investment Term:

INDEFINITE. As noted above, the Coins will not be listed with, or otherwise available for purchase or trade on, any exchange. As a result, each purchaser of a Coin(s) will need to hold the same until they are either exchanged for goods and services via, and to a party utilizing, the Framework or otherwise made a part of a Buyback by the Company.

o Ongoing Offering; Continuous Offering:

The offer and sale of the Coins will be made on an ongoing and rolling basis to eligible purchasers, from time to time.

Further, it is intended that the offer and sale of the Coins will be deemed a “continuous offering” within the meaning of 17 CFR 230.251(d)(3), and that the Offering of the Coins will remain open for more than one (1) year, provided that, on or before the date that is one (1) year from the date of the first sale of a Coin is made as part of the Offering, and/or as otherwise may be required by applicable securities laws, the Company will file a Supplement to this Offering Circular (and all other required filings, if any) with the SEC and all other applicable regulatory agencies.

o Escrow:

The Company has not made any arrangements to place the funds received from the sale of the Coins into any escrow, trust, or similar vehicle. Notwithstanding the foregoing, all proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees earned by the Company) will be specifically segregated and reserved by the Company to facilitate a Buyback of such Coins (including funding the cash payment of all resulting Credits) in accordance with their terms.

o Equity/Voting Rights:

NONE. The Coins will NOT be considered equity interests, or otherwise entitle the holder(s) thereof to any equity interest, in or of the Company. Without limiting the generality of the foregoing, it should be noted that the holders of the Coins will NOT have, or otherwise be entitled to:

•      any “preemptive rights,” “drag-along rights,” “tag-along rights,” or similar rights which the holders of the equity interest of the Company may now or hereafter have; and/or

•     any vote (or any other say) on any matter regarding the Company or its Business.

o Distribution Rights:

For each Coin Distribution Year, those persons who purchased Coins during such Coin Distribution Year will, as a group, be entitled to share in the total Distributable Transaction Fees, if any, actually received by the Company during such Coin Distribution Year. Any amounts payable to the holders of the Coins pursuant to the foregoing will be:

•      promptly paid, annually, in cash, to the respective Coin holders; and

•      distributed to and among the respective Coin holders pari-passu and pro-rata (based on the total number of Coins purchased during the subject Coin Distribution Year).

o Liquidation Rights:

NONE. In connection with any Liquidation of the Company and/or the Blockchain Business, the holders of the Coins will NOT be entitled to receive any distributions from the Company, or otherwise have any rights with respect to the assets of the Company. Notwithstanding the foregoing, pursuant to the terms of the Coin Rights Agreement, in connection with any Liquidation of the Company and/or the Blockchain Business the Company will be required to cause a Buyback of any and all then outstanding Coins.

o Call Option:

YES. The Company will at all times (and in its sole discretion) have the right, privilege and option to call and purchase from any Coin holder(s) (and to cause such Coin holder(s) to sell to the Company) all, or any portion, of the then outstanding Coins held by such Coin holder(s). In connection with the exercise of such call option, each applicable Coin holder will be entitled to receive, and the Company will pay to such Coin holder, an aggregate amount equal to the respective Buyback Price.

o Put Option:

YES. Each Coin holder will at all times (and in his/her/its sole discretion) have the right, privilege and option to put and sell to the Company (and to cause the Company to purchase from such Coin holder) all, or any portion, of the then outstanding Coins held by such Coin holder. In connection with the exercise of such put option, the respective Coin holder will be entitled to receive, and the Company will pay to such Coin holder, an aggregate amount equal to the respective Buyback Price.

o Method of Payment:

Any payments to be made to the holder of a Coin will: (i) to the fullest extent permitted by the “smart contract” which is the Coin, be made automatically as and when due; and (ii) be made (at the election of the Coin holder as discussed herein), in cash, by wire or ACH transfer of immediately available U.S. Dollars, to the then last known Coin Clearing Account for such holder.

For the avoidance of doubt all payments of cash to be made to a Coin holder will be made to the then applicable Coin Clearing Account for such Coin holder as provided in the Coin Rights Agreement and not to the Coin Wallet established by such Coin holder to hold/manage the subject Coin(s).

o Offering Expenses:

The Company does not anticipate engaging any Broker, Consultant or other intermediary with respect to the Offering and sale of the Coins, and the Coins will only be made available for purchase directly from the Company. As a result, the Company does not anticipate incurring any significant Offering expenses (i.e. Coin Offering Expenses) in connection with the offer and sale of the Coins.

o Use of Proceeds:	All proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees earned by the Company) will be specifically segregated and reserved by the Company to facilitate a Buyback of such Coins (including funding the cash payment of all resulting Credits) in accordance with their terms.

[Remainder of Page Intentionally Left Blank]

ARTICLE III RISK FACTORS

The Securities being offered by the Company constitute a highly speculative investment, and you should be in an economic position to lose your entire investment. In addition to other factors set forth in this Offering Circular and the other Offering Documents, you should carefully consider the following risks and other material considerations inherent in and influencing the Company and its intended Business.

1.	Company Risks: - This section is intended to describe certain risks related to the Company in general.

A.       Financial Condition of the Company:

The Company currently has only minimal assets. Additionally, as discussed herein and reflected in the financial statements made a part hereof, the Company has borrowed certain funds from CMS (the Company’s parent entity) and has used such funds to develop the initial Framework and related Coin technology. As a result a significant capital infusion is necessary in order to grow the Business as intended; in particular, to make the Initial Loans. If the Company fails to receive these funds (or any material portion of such funds), and/or the Company’s estimate of the initial Operating Costs is materially understated, the Company does not have, and does not anticipate having ready access to, additional capital. If either of the foregoing were to occur, the Company may not be unable to operate the Business as intended, and you will recognize a loss of all, or a part of, your investment in a Security.

B.       Loans and Additional Capital:

As stated above, the Company may, for a variety of reasons, require capital in excess of the proceeds from the Offering, and the Company does not have, and does not anticipate having ready access to, such additional capital. In particular, it is not expected that any bank or other financial institutions will lend to the Company due to the nature of its indirect involvement in the cannabis industry. Moreover, none of the equity-holders of the Company will be required to lend any funds to the Company. As a result, if the Company is in need of additional capital for any reason and, as it expects, is unable to borrow such funds, the Company may not be able to operate the Business as intended, and you may recognize a loss of all, or a part of, your investment in a Security.

C.       Dependence on Key Personnel:

The operation and viability of the Company’s Business, at least in the foreseeable future, will be highly dependent on the efforts of the Board and certain other existing key personnel of the Company. If the Company were to lose the services of such existing key personnel, or any of them, for whatever reason, and it was unable to locate suitable replacements, the viability and profitability of the Company’s Business may be materially adversely affected, and you may recognize a loss of all, or a part of, your investment in a Security.

D.            Resource Management; Additional Personnel:

As the Company develops its Business strategy and facilities, there will be additional demands on the Company’s administrative, management, and financial resources, which may negatively impact the ability of the Board to effectively manage the Company’s affairs alone. The failure to continue to upgrade the administrative, operating, and financial control systems of the Company, or the emergence of unexpected operational difficulties, could adversely affect the profitability or viability of the Company and, ultimately, the value of your investment in a Security. Effective expansion will require the Company to attract and retain experienced personnel, contractors, and consultants, support internal operating systems and controls, and maintain effective procedures so that the Company can service a larger volume of customers/clients. While the Company believes it will be able to retain all persons necessary for ensuring effective operation and management of the Business, there can be no assurance that the Company will be successful in developing these capabilities. Moreover, if the Company grows as planned, but management does not control costs and maintain the quality of the Business, the Company’s financial performance may be adversely affected and you may recognize a loss of your investment, in whole or in part, in a Security.

E.            Conflicts of Interest and Affiliated Companies:

The organizational documents of the Company allow the members of the Board and the Officers (and their respective affiliates) to own an interest in, or otherwise be involved (directly or indirectly) with the management of, other companies. Further, the Company may, from time to time, do business with one or more entities owned by (or otherwise affiliated with and/or under the direct or indirect control of) one or more such related parties, provided such agreements will reflect commercially reasonable terms. Notwithstanding the foregoing, contracts between the Company and such affiliated entities have inherent conflicts of interest, will not have been the result of arms’ length negotiations or third-party bidding, and may not represent industry standard terms.

Without limiting the generality of the foregoing, as noted below the Company may make Loans through one or more Loan Subs and will be entitled to retain a percentage of the Loan Net Income (if any) generated by such Loan Subs.

2.	Business Risks: - This section is intended to describe certain risks related to the Business and operations of the Company.

A.       Generally:

The Company anticipates that the aggregate investment proceeds received by the Company (i.e. from the proceeds of the Offering together with all outside capital contributions received by the Company, if any), together with the proceeds from the operation of the Business, will be more than sufficient to fully cover all expenses of the Company (i.e. the Token Offering Expenses, the Coin Offering Expenses and all Operating Costs). In the event that these assumptions prove to be inaccurate in any material respect, the Business (or any portion thereof) may fail to monetize, and you may recognize a loss of all, or a part of, your investment in a Security.

B.       New Company; No Guaranty of Profitability; Loan Default Risk:

The Company is a newly formed entity with no operating history and minimal, if any, current assets. A significant capital infusion is necessary, and subsequent capital infusions may be necessary, in order to make the Business viable. Further, the likelihood of success of the Business must be considered in light of the problems, expenses, difficulties, risks, and complications frequently experienced by a new business, many of which are beyond the control of the Company and its management. Accordingly, there is no guarantee that the Company will ever realize any significant operating revenues, or that the Business ever will be profitable, and neither the Company nor the Board makes any representations or warranties regarding the prospects for success of the Company or the Business. In the event the Business is not as profitable as expected (for whatever reason), you may lose all, or a substantial part, of your investment in a Security (in particular, in a Token).

Without limiting the generality of the foregoing, the Company intends to use a majority of the proceeds of the Offering to operate the Loan Business and to make Loans. While the Company intends to secure each Loan by a mortgage lien on the subject real estate (and/or certain other collateral), a certain number of Loan defaults (in whole or in part) are inherently expected. Moreover, in the event of a Loan default, the foreclosure value of the underlying collateral received by the Company may not be sufficient to satisfy all amounts then owed to the Company with respect to such Loan resulting in a loss to the Company (and/or less than the anticipated profitability of the subject Loan). This risk of deficiency is further exacerbated by the fact that:

•	the Loans will be backed primarily by real estate which is (or which is being) specifically made suitable for the cultivation and production of medical-use cannabis, which makes it difficult for the Company to sell/re-lease upon foreclosure;

•	in the event of a foreclosure, the Company may be required to make certain material expenditures (e.g. correct defects, make improvements, etc.) before it would be able to sell/re-lease the subject property, including the remediation of any then-existing environmental issues;

•	any assets used in conjunction with the violation of federal law are potentially subject to federal forfeiture, even in states where the growth and sale of cannabis is legal.

As a result of the foregoing, the default of a substantial number of Loans would likely have a material adverse effect on the profitability of the Company’s Loan Business and ultimately on the value of your investment in a Security (in particular, in a Token).

C.       Loan Selection; Underwriting Criteria; Reliance:

As noted herein, the Board will have the sole and absolute discretion for determining, and otherwise adjusting, its Underwriting Criteria from time to time. Further, you will not have the opportunity to evaluate the terms of any Loan to be made by the Company, the creditworthiness of any borrower, and/or any other economic or financial data concerning any Loan nor the collateral pledged to secure the same. As a result, you will have to rely entirely on the ability of the Company (and its management team) for sourcing, identifying, and selecting suitable Loan opportunities. These factors increase the speculative nature of an investment in a Security (in particular, in a Token) and the expected potential return of such investment.

D.       Loan Sourcing Delays:

The Company’s ability to achieve its investment objectives and to make distributions to Token holders depends, in significant part, on the Company’s (and its management team’s) ability to identify suitable, and profitable, Loan opportunities. However, the current market for Loans that meet the Company’s anticipated Underwriting Criteria and investment objectives may be limited. While the Company intends to actively seek to identify and capitalize on suitable Loan opportunities, such opportunities may not be readily available and/or may take longer to capitalize on than intended. Without limiting the generality of the foregoing, while the Company intends to use the majority of the Offering proceeds to make Loans, as of the date of this Offering Circular, the Company has not identified, or otherwise committed any funds to, any particular borrower(s).

Until appropriate Loan opportunities can be identified and capitalized on, the Company may invest the applicable portion of the funds reserved for making Loans (including the applicable portion of the Offering proceeds) in interest-bearing, highly liquid, short-term investments (e.g. money market accounts, governmental bonds, certificates of deposit, etc.). These investments are expected to provide a lower net return than the Company seeks to achieve from its intended Loans, and all interest and other investment proceeds with respect to such funds will be retained by the Company and reserved for the making of Loans and not distributed.

As a result of the above, any significant delay in identifying or capitalizing on suitable Loan opportunities would have a material adverse effect of the Company’s ability to generate its intended cash flow (and resultantly its ability to make distributions to Token holders).

E.       New Cryptocurrency Risks; Future Coin/Token Value Risk:

There are numerous risks associated with the initial development of a new cryptocurrency, the introduction of a new cryptocurrency into the consumer market, and the scaling of the use of such cryptocurrency. Such risks can include, among others:

•	material cost overruns (unexpected or otherwise) in the development or marketing of the subject cryptocurrency (and/or the underlying blockchain technology);

•	material delays (unexpected or otherwise) in bringing the subject cryptocurrency to market and loss of corporate or business opportunities in connection with such delays;

•	lack of market interest in, and/or unexpected barriers to, using the subject cryptocurrency (in particular, the Coins) once introduced;

•	competition from larger companies with greater resources offering products in competition with the subject cryptocurrency;

•	technological or economical changes making the subject cryptocurrency (or the underlying use of the subject cryptocurrency) less effective; and

•	potential liability for infringement on existing patents (or other intellectual property rights) with respect to intellectual property incorporated into the subject cryptocurrency and/or the underlying blockchain technology.

The likelihood of success of the Company’s Blockchain Business must be considered in light of such risks and complications, many of which are beyond the control of the Company and its management. In the event any such risks or complications do materialize, the negative results of the same could adversely affect the profitably or viability of the Blockchain Business, and you may recognize a loss of all or a part of your investment in a Security.

Without limiting the generality of the foregoing, the future value of the Tokens will depend, in significant part, on the accepted use of the Coins to facilitate transactions in connection with the growth, processing, and sale of cannabis by participants in the cannabis industry. Put another way, if there is a lack of market interest in using the Coins once introduced, the value of the profitability of the Blockchain Business, and the resultant value of the Tokens, will be materially, and adversely, affected, as will the resultant value of your investment in a Security (in particular, in a Token).

F.       Proprietary Intellectual Property and Other Rights:

The ultimate success of the Company’s Blockchain Business will depend, in material part, on the proprietary nature of the Company’s technological products and services (in particular the Framework and related Coin technology). As a standard practice, the Company intends to obtain such legal protections as the Board deems appropriate to protect its intellectual property, proprietary technology, and trade secrets. Nevertheless, there is no guaranty that any of the foregoing will not be infringed upon (in whole or in part) by third parties. To the extent the proprietary nature of the Company’s intellectual property or technology is, and/or any of its trade secrets are, materially compromised, the Company’s (and ultimately the Blockchain Business’) operations and profitability may be materially adversely affected, and you may recognize a loss of your investment in a Security (in particular, in a Token).

G.       Other Business Risks:

The foregoing is a summary of certain risks associated with the Business AND IS NOT INTENDED TO BE COMPLETE. One or more of the Offering Documents may contain a description of certain other risks specific to the Business and, therefore, risks that also apply to any investment in the Securities. Accordingly, YOU ARE URGED TO READ SUCH SUPPLEMENTARY OFFERING MATERIALS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

3.	Market/Industry Risks: - This section is intended to describe certain risks related to the general marketplace(s)/industry(ies) where the Company will operate and/or where the Business will take place.

A.	Possible Future/Further Governmental Regulation Affecting the Loan Business:

The cannabis industry is highly regulated and, as of the date of this Offering Circular, thirty (30) states and the District of Columbia currently have laws broadly legalizing the cultivation and sale of cannabis in some form. The feasibility, and anticipated profitability, of the Company’s Loan Business is based on the laws and regulations governing the legal production and sale of cannabis-based products as they exist today. However, these laws are entirely subject to change and, applicable state laws may be amended or repealed (or new laws may be enacted) in the future which might eliminate, or otherwise scale back, these existing laws.

As noted herein, the Company intends to make Loans specifically to cannabis growers, producers, and retailers as well as landlords seeking to develop and lease property to such persons. Any changes in applicable state laws that reduce, or eliminate, the ability of a Loan borrower (or its tenant(s)) to cultivate and/or produce cannabis would likely result in both a default of the subject Loan and a material decrease in the value of the collateral real estate. Accordingly, any such law changes would have a material and adverse effect on the Company’s continued operation, and profitability, of the Loan Business and on the value of your investment in a Security (in particular, in a Token).

B.       Macro-Level and Local Risks Affecting the Loan Business:

Market risks include macro-level issues (e.g. rising interest/tax rates, changing tastes, etc.) which can adversely affect the real estate market or the national economy as a whole. In addition, each Loan will also be highly subject to factors affecting the local real estate market and economy in the particular geographic areas where the subject collateral real estate is located. Such factors will include, among others, the financial condition and liquidity of current and prospective tenants for the subject collateral real estate, the availability and cost of capital to the subject borrowers, changes in taxes and governmental regulations, and all other typical risks associated with real estate-based businesses (particularly those associated with the cannabis business) in the market where the Loans will be made. Any one of the foregoing macro or local factors could have a material adverse effect on the intended profitability of a given Loan and ultimately the profitability of the Company’s Loan Business and the value of your investment in a Security (in particular, in a Token).

C.	Possible Future/Further Governmental Regulation Affecting the Blockchain Business:

The cryptocurrency industry is fast becoming a highly regulated industry, and such regulations are in a state of flux as of the date of this Offering Circular. Without limiting the generality of the foregoing, recent SEC (and affiliate) regulatory opinions actions have determined that the purchase and sale of cryptocurrencies may be subject to the Securities Act or other applicable securities laws.

In developing its Coins (and its Tokens), and operating the Blockchain Business, the Company intends to fully comply with all Securities Act or other applicable securities laws. However, given the unique, and ever-changing, needs of the cryptocurrency industry, it is inevitable that the current securities laws and regulations, and/or their application, will be modified or supplemented to address such concerns. Further, the Company’s Blockchain Business (in particular the Framework and related Coin technology) are based on the laws and regulations governing the legal production and sale of cannabis-based products as they exist today, and such laws and regulations are subject to future change and/or repeal.

Any future changes in applicable laws or regulations governing the cryptocurrency and/or cannabis industries may result in the Company being forced to pay unbudgeted compliance costs or, in the worst case scenario, being prohibited from offering one or more of the Blockchain Business products entirely (including the use and/or sale of its Coins). In either case, the Company’s (and ultimately the Blockchain Business’) operations and profitability may be materially adversely affected by future changes to applicable rules and regulations, and you may recognize a loss of your investment, in whole or in part, in a Security.

Without limiting the generality of the foregoing, it should be noted that a bipartisan group of 18 attorneys general from states with recreational and medical cannabis have recently petitioned Congress to change certain laws which currently discourage Banks from working with cannabis retailers. If such requested laws changes are effected, the need for, and attractiveness of, the Coins to facilitate cannabis-industry transactions may be materially and adversely affected, as would the anticipated profitability of the Blockchain Business and the resultant value of your investment in a Security (in particular, in a Token).

D.       Unknown Blockchain Technology Risks:

The Company’s Business, as well as the proper sale/trading/operation of its Securities (including the payment of all amounts to holders in connection therewith), is highly dependent on the respective underlying distributed ledger technology. While distributed ledger technology has been around for some time, it is still relatively new (particularly with respect to the sale/trading/operation of “smart contract” based digital assets such as the Securities) and is thus subject to all the usual risks associated with new technology, in particular risks associated with the following:

•	a rapidly-evolving regulatory landscape focused on digital currencies and, potentially, on the technology underlying distributed ledgers, which might include security, privacy or other regulatory concerns that could require the Company (and/or any applicable Token Trading Platform) to implement changes to its Securities and/or any portion of the underlying distributed ledger technology that could disrupt the intended sale/trading/operation of the Securities (or any portion thereof);

•	the possibility of undiscovered technical flaws, including in the process by which respective system participants come to agreement on the state of the distributed ledger (i.e. validation protocol) and/or the ownership of the digital securities recorded on the respective ledger;

•	the possibility that cryptographic security measures that authenticate transactions, and/or the distributed ledger itself, could be compromised, which could allow an attacker to alter the information provided in the respective distributed ledger (including the ownership of one or more of the Securities identified therein); and

•	the possibility of breakdowns and/or trading halts as a result of undiscovered flaws in the respective underlying distributed ledger technology (or any portion thereof) that prevent, or otherwise affect, the proper sale/trading/operation of the Securities (or any of them).

An investment in one or more of the Securities must be considered in light of such risks and complications, many of which are beyond the control of the Company and its management. In the event any such risks or complications do materialize, the negative results of the same could adversely affect the proper sale/trading/operation of its Securities (including the payment of all amounts to holders in connection therewith), and you may recognize a loss of all or a part of your investment in a Security.

E.       Unknown Future Blockchain Business Competition:

The Company believes that the products and services it intends to offer as part of the Blockchain Business (in particular the Framework and related Coin technology) are, and will be, inherently unique products not yet seen in the cannabis and related industries. However, both the cryptocurrency and cannabis industries can be highly competitive, and there are already a few cryptocurrency products currently being marketed, or are otherwise anticipated to be marketed, in the near future, to participants in the cannabis and related industries. Further, while the Company anticipates a significant “first-mover” advantage with respect to the Blockchain Business, profitable industries always attract new market entrants. Such new market entrants will most likely include new potential direct/indirect competitors, some of whom may have considerably greater financial, human and other resources, experience, and/or name recognition in comparison to the Company. Given the potentially significant competition in the subject market, there is no guaranty that the proposed Blockchain Business will be successful, or will otherwise be as successful as anticipated, in the long run. In the event the Blockchain Business is not ultimately successful, or otherwise not as successful as anticipated, you may recognize a significant loss of your investment in a Security (in particular, in a Token).

F.       Risks Related to the Cannabis Industry Generally:

Many state and local cannabis laws are relatively new, and there is a relatively small body of interpretive guidance and case law available to understand how certain laws, rules, and regulations will be interpreted or applied by enforcement agencies or the courts. Although the Company will be not investing in, or otherwise providing equity capital to, companies that produce, process, or dispense cannabis, it will be operating in a regulatory gray area which will subject the Company to the risk that it will unintentionally violate laws, rules, or regulations. In addition, regulations are changing rapidly, and any change could significantly undermine the feasibility and/or profitability of the Company and/or its Business. The Company’s (and ultimately the Business’) operations and profitability may be materially adversely affected by future changes to applicable cannabis laws rules and regulations, and you may recognize a loss of your investment, in whole or in part, in a Security.

G.	Cannabis Laws Are Unsettled and Cannabis Remains Illegal Under Federal Law:

As noted above, the Company will be not investing in, or otherwise providing equity capital to, companies that directly produce, process, or dispense cannabis. However, investors MUST be aware that cannabis is still listed as a “controlled substance” under federal, and many state, laws. The U.S. Department of Treasury has recently issued guidance noting: “(T)he Controlled Substances Act (“CSA”) makes it illegal under federal law to manufacture, distribute, or dispense marijuana.” Accordingly, a cannabis-related company may be at risk of federal, and perhaps state, criminal prosecution if applicable laws are not complied with in all material respects.

Despite the adoption of certain state laws that permit the use, possession, cultivation, and distribution of cannabis, such laws are unsettled and subject to differing interpretations. Laws legalizing medicinal and recreational cannabis use are in conflict with the CSA, which classifies cannabis as a “Schedule I” controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use (U.S. v. Oakland Cannabis Buyers’ Coop., and Gonzales v. Raich). Although the Obama Administration stated (via a trio of memos; collectively the “Cole Memos”) 6 that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical and recreational cannabis and congress passed the Consolidated and Further Continuing Appropriations Act, 2015, eliminating any application of the federal budget toward the prosecution of individuals or entities operating in compliance with state cannabis laws, there is no guarantee that the Trump administration will not ultimately change the current stated policy regarding the low priority enforcement of Federal laws in states where cannabis has been legalized. In addition, Congress has adopted provisions limiting the use of federal funds for prosecution of participants in the medical cannabis industry in states that permit medical cannabis, but such funding limits expired in April of 2017 and were not renewed. Any change in the Federal government’s enforcement of Federal laws could cause significant damage to the Company and its growth prospects. Further, as the possession, cultivation, use and distribution of cannabis is illegal under the CSA, any person engaged in such activities may be deemed to be conducting or aiding and abetting illegal activities. Accordingly the Company may be subject to future enforcement actions and/or prosecution by law enforcement authorities, including the complete seizure and forfeiture of the Company’s assets. If any such an enforcement action were to occur, it would have a devastating effect on the Business and profitability of the Company and the value of your investment in a Security would be materially and adversely affected, if not completely lost.

6 It should be noted that the original Cole Memo, dated as of June 29, 2011, specifically references, and builds off of, the memorandum issued by Deputy Attorney General David Ogden to federal prosecutors on October 19, 2009 (i.e. the “Ogden Memo” as referred to therein).

Without limiting the generality of the foregoing it should be noted that the Trump administration recently announced its intent to rescind the trio of memos from the Obama administration noted above that had adopted a policy of non-interference with cannabis-friendly state laws. Those guidance memos essentially acknowledged that while cannabis remained illegal on the national level, federal prosecutors could deprioritize enforcement on the issue, leaving the states to handle legality for themselves. With the rescission of these memos, the Trump administration has essentially shifted federal policy from the hands-off approach adopted under the previous administration to allowing federal prosecutors across the country to decide individually how to prioritize resources to crack down on cannabis possession, distribution and cultivation of the drug in states where it is legal. While it is not known how this change will ultimately affect the legal cannabis industry, any increase in prosecution related to the possession, distribution and/or cultivation of legal cannabis could materially and adversely affect the profitability of the legal cannabis business and ultimately the profitability and success of the Company.

The Company fully intends to comply with all federal and state-controlled substance laws and regulations to the extent the Board determines (with the advice of counsel) that such laws affect, or otherwise apply to, the operation of its Business; including the making of Loans to companies that produce, process, and/or dispense cannabis. While the Board does not believe at this time that any of the anticipated activities of the Company, including the operation of the Business and the making of the intended Loans, will subject the Company (or any Security investors) to disciplinary actions under the CSA or any other similar applicable federal or state-controlled substance regulations, the Company cannot assure you that the Company will not become subject to, or otherwise suffer disciplinary action under, any such laws in the future. Further, it should also be noted that, if the Company does become subject to disciplinary action under any federal and/or state-controlled substance laws, the resulting consequence could be severe; ranging from the Company simply being prohibited from making Loans (in whole or in part) and/or the Company being required to forfeit its assets (in whole or in part; in each case resulting in a material decrease in the value, and potential return, of your investment in a Security) to the Company (and potentially the Security investors) being subject to criminal charges. While the Board also believes that the probability of any Security investor incurring criminal sanctions with respect to the anticipated operation of the Business is entirely remote, the risk remains, and you, as an investor, should consider your comfort with such risk in determining whether to invest in a Security.

H.       Bank Account Maintenance Is Integral to the Blockchain Business:

As discussed above, the possession and use of cannabis for any purposes is illegal under federal law. Therefore, there is a strong argument that Banks cannot accept for deposit funds from the drug trade. As a result, Banks cannot, and typically do not, do business with businesses engaged, directly or indirectly, in the production, sale, or distribution of cannabis, whether or not such businesses may be engaging in activities that are deemed legal under applicable state law.

In an attempt to alleviate the foregoing issues, on February 14, 2014, the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) released guidance to Banks “clarifying Bank Secrecy Act (“BSA”) expectations for financial institutions seeking to provide services to cannabis-related businesses.” In addition, multiple amendments have been proposed, both federally and at the state level, to existing banking regulations and laws in order to allow Banks to transact business with state-authorized medical cannabis businesses. While these are positive developments, there can be no assurance that the proposed amendments will be ultimately successful, or that, even with the FinCEN guidance, a particular Bank will decide to do business with businesses operating in the legalized cannabis industry. Further, there can be no assurance that, in the absence of actual legislation, one or more applicable banking regulators will not strictly enforce current prohibitions on Banks handling funds generated from an activity that is illegal under federal law.

As a result of the foregoing regulatory issues, many businesses which operate, directly or indirectly, in the cannabis industry have, from time to time, experienced the closing of, or general inability to be able to establish, one or more bank accounts. The establishment and continued maintenance of bank accounts to facilitate the purchase and sale of Coins is integral to the operation of the Blockchain Business. In the event the Company is unable to establish bank accounts for itself and/or with respect to any one or more Framework users, the viability and profitability of the Blockchain Business may be materially and adversely effected, as will the potential future value of your investment in a Security.

I.       Uncertainty Due to Securities Market and National Economy:

Over the last several years, the national economy has been volatile due to exceedingly high national debt and deficits, and an unpredictable stock market. Due to the foregoing volatility, as well as the inherent uncertainty involved with the securities market and the economy as a whole, there can be no accurate predictions concerning the return to you on your investment in a Token.

For the avoidance of doubt, due to the structure and functionality of the Coins, in particular the stated and stable valuation of each Coin and the required Buyback of the Coins by the Company at the option of the respective Coin holder, the Coins will not suffer from the same potential return concerns as may affect the Tokens.

4.	Investment Risks: - This section is intended to describe certain general risks related to an investment in a Security.

A.       Possible Loss of Entire Investment:

An investment in a Security involves a high degree of risk, and there is no guaranty that the Company will be profitable. As a result, you may suffer a substantial (or even a complete) loss of your investment in a Security. ACCORDINGLY, YOU SHOULD NOT PURCHASE A SECURITY (in particular, a Token) IF YOU CANNOT AFFORD THE LOSS OF YOUR ENTIRE INVESTMENT.

B.       Privacy Concerns; Expected Release of Personally Identifiable Information:

The respective distributed ledgers used to record transfers of ownership of the Securities will retain the complete trading history of each Security from its respective initial issuance and certain portions of such distributed ledger will be made available to the public (not generally but solely as part of the respective closed networks where the Securities will be purchased/sold/traded). In particular, each of the Securities will be represented by ledger balances and secured by cryptographic key pairs; a public-key for transfers into the respective cryptographic wallet (i.e. Token Holding Account/Coin Holding Account) and a private-key for accessing the subject cryptographic wallet and managing the Securities held therein. Only the public-key address will be generally exposed to the public on the respective distributed ledger. That being said, certain specific information, including the personal identity information necessary to associate a public-key representing a given block of Securities with the respective owner of those Securities, will be maintained in a proprietary ledger system (i.e. the Token Ledger/Coin Ledger) that will not be generally exposed to the public.

If there is a security breach with respect to the respective proprietary ledger(s) which results in theft of the information necessary to link personal identity with public-keys, the stolen information could be used to determine the affected holder’s complete trading history in the Securities. Moreover, concerns over these issues may limit investment in the Securities (or any of them) by a range of potential investors, which would materially and adversely reduce the liquidity of such Securities.

It should also be noted that, as discussed herein, at any time and from time to time the Company will be permitted to provide access to/copies of any portion (or all) of the information provided for in respective proprietary ledger(s) if, and to the extent, requested by any regulatory or banking agency in connection with the sale of the Securities and/or the operation of the Business. Such information is expected to include, at a minimum, the personal identity information of each holder of a Security and a record of all transfers of such Security made by such holder.

C.       Potential Theft Of Cryptographic Ownership Keys:

As discussed herein, the Securities are, and will be, solely represented by ledger balances and secured by cryptographic key pairs. The associated private-key is necessary to affect the sale/transfer of a given block of Securities and, as such, is meant to be kept private. The general public, however, is not yet accustomed to using secure cryptographic methods and managing private-keys. To make the system more user-friendly, at least initially, the Company and/or any participating Token Trading Platform/Broker (as applicable), may hold the respective private-keys on behalf of Securities holders. This will enable Securities holders to more easily manage their digital Securities account via a simple login and password (similar to traditional online brokerage accounts).

Due to the foregoing, one or more of the Securities may be as vulnerable to cyber theft as a traditional online brokerage account would be. In particular, if the Company (or other repository, as applicable) is hacked and any one or more of the private-keys are stolen, the thief could transfer affected Securities to its own account and/or use or sell the affected Securities (as applicable). Further, while the Company intends to employ (and expects that each participating Token Trading Platform/Broker, as applicable, will employ) commercially reasonably measures to prevent any such data breach, there is no guaranty that such a data breach will not occur and/or that if such a breach were to occur that it could be detected in time to prevent the unauthorized sale/transfer/use of the affected Securities. Moreover, the risk of theft of private-keys is heightened so long as a centralized repository (e.g. the Company) solely holds the private-keys on behalf of Security holders, as the thief is able to target a single security system for breach of multiple accounts.

D.       Investment In Tokens May Be Highly Illiquid:

Because digital securities settle differently from traditional securities, such as shares of stock traded on the Nasdaq Global Market, the Company’s Tokens will not be listed for trading on any national stock exchange or through any other national market system trading platform. The Tokens will instead be issued and available for initial purchase exclusively via the Company Website (or through one or more Token Trading Platforms) as discussed herein, and any secondary trading of Tokens will take place primarily (if not exclusively) on the Token Trading Platform(s) where the Tokens are eventually listed for sale/trade (if any).

With respect to the secondary trading of digital securities traded which are listed on a Token Trading Platform, the Token Trading Platform system will be closed so that only certain subscribers to the respective Token Trading Platform may buy and sell the Tokens. In addition, because digital securities like the Tokens are a new class of securities, distinct from traditional securities being trading on national exchanges, is highly likely that the Token Trading Platform(s) where the Tokens are eventually listed for sale/trade (if any) will experience limited trading volume in comparison to the traditional, national, exchanges. Moreover, as discussed herein, there currently is no Token Trading Platform available to list the Company’s Tokens on and it is uncertain whether any such Token Trading Platform will be available in the foreseeable future.

As a result of the foregoing, the Tokens may have limited/no liquidly which will materially impair the ability of Token holders to easily dispose of their Tokens should the need arise and/or at a price they consider attractive or satisfactory.

For the avoidance of doubt, due to the structure and functionality of the Coins, in particular the stated and stable valuation of each Coin and the required Buyback of the Coins by the Company at the option of the respective Coin holder, the Coins will not suffer from the same potential illiquidity concerns as may affect the Tokens.

E.       Potential Token Market Manipulation:

While the Company intend to allow its Tokens to trade sole on one or more Token Trading Platforms that have adopted policies and procedures preventing market manipulation contrary to applicable law, there can be no assurance that such policies and procedures will ultimately be sufficient to prevent, or otherwise be effective in preventing, unlawful market manipulation in connection with any secondary trading of the Tokens.

Further, while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater with respect to the trading of the Tokens as any Token Trading Platform on which they trade will be a closed system that will not have the same breadth of market and liquidity as the traditional, national, public trading markets. For example, there can be no assurance that a Token holder will not be able to manipulate the Token price by opening multiple accounts and trading among those accounts.

For the avoidance of doubt, due to the structure and functionality of the Coins, in particular the stated and stable valuation of each Coin and the required Buyback of the Coins by the Company at the option of the respective Coin holder, the Coins will not suffer from the same potential market manipulation concerns as may affect the Tokens.

F.       Approved Cryptocurrency Valuation Risk:

The U.S. Dollar equivalent value of a particular cryptocurrency at any given time can fluctuate drastically. Accordingly, in the event you elect to fund (in whole or in part) the purchase of Tokens via an Approved Cryptocurrency, it is extremely likely that the U.S. Dollar equivalent value of any Approved Cryptocurrency transferred by you to the Company/Token Trading Platform (as applicable) will differ substantially from the date the same is transferred (i.e. the Preliminary AC Exchange Value) to the date the same is actually exchanged for U.S. Dollars the Company/Token Trading Platform (as applicable)(i.e. the Final AC Exchange Value). More specifically, in the event you elect to fund (in whole or in part) the purchase of Tokens via an Approved Cryptocurrency, there is a very real, and material, risk that the Final AC Exchange Value of your transferred Approved Cryptocurrency will be substantially less than the Preliminary AC Exchange Value of the same and that the total resulting number Tokens received by you will be materially less than the total number of Tokens you subscribed for (if your subscription is not otherwise cancelled all together as a result of such diminution of value as provided herein).

ACCORDINGLY, YOU SHOULD NOT ELECT TO PURCHASE A TOKEN VIA AN APPROVED CRYPTOCURRENCY IF YOU CANNOT AFFORD THE AFOREMENTIONED POSSIBLE LOSS RELATED TO ANY DIMINUTION IN THE U.S. DOLLAR EQUIVALENT VALUE OF SUCH APPROVED CRYPTOCURRENCY.

G.       Limited Voting Rights and Control:

As stated above, neither the Coins nor the Tokens will be deemed equity interests of the Company (or otherwise entitle the holders thereof to any rights as an equity holder of the Company). Accordingly, except for the limited instances where the consent of the Token holders is required,7 the holders of the Securities will NOT have any vote (or any other say) on any matter regarding the Company or its Business. As a result, you will have little to no right to exercise any control over, or otherwise offer input into, the operation of the Company and/or its Business.

H.       Dilution:

As discussed in detail below, it is anticipated that certain Tokens will be issued in connection with the PIAs and the Existing Options. Additionally, the Company may, from time to time, authorize one or more Additional Issuances of Tokens. While the Tokens will not be deemed equity interests of the Company, the issuance of and additional Tokens which are not made part of the Offering (including those to be issued pursuant to the foregoing) will ultimately affect the value of your investment in a Token. More particularly, the issuance of additional Tokens which are not made part of the Offering will result in an effective dilution of your proportional voting and distribution rights as a Token holder.

7 As described in more detail in the “Description of Tokens - Equity Rights/Voting Rights/Information Rights” section beginning on page 118 hereof.

For the avoidance of doubt, due to the structure and functionality of the Coins, in particular the stated and stable valuation of each Coin and the required Buyback of the Coins by the Company at the option of the respective Coin holder, the Coins will not suffer from the same potential dilution concerns as may affect the Tokens.

I.       Uncertainty of Exit Plans:

The Coins will not be listed with, or otherwise available for purchase or trade on, any exchange. As a result, each purchaser of a Coin(s) will need to hold the same until they are either exchanged for goods and services via, and to a party utilizing, the Framework or otherwise made a part of a Buyback by the Company.

With respect to the Tokens, as noted herein it is the intent of the Company to list the Tokens for sale/resale on one or more Token Trading Platforms. However, there is no guarantee that a Token Trading Platform will be available in the near future or, the extent any Token Trading Platform actually becomes available, that the Company will be successful in being able to list its Tokens for sale/resale on such Token Trading Platform. If no active secondary trading market for the Tokens develops (or is otherwise sustained) following the commencement of the Offering, not only will the holders of the Tokens be expected to hold such Tokens for an indefinite period of time, such holders may be unable to sell their respective Token(s) when they wish to sell them and/or at a price they consider attractive or satisfactory. For the avoidance of doubt, as of the date hereof there are currently no Token Trading Platforms available to list the Company’s Tokens on for initial sale/resale and it is uncertain whether any such Token Trading Platform will be available in the foreseeable future.

ACCORDINGLY, YOU SHOULD NOT INVEST IN A SECURITY (IN PARTICULAR, A TOKEN) UNLESS YOU BOTH HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO YOUR INVESTMENT IN THE SECURITY AND HAVE THE ABILITY TO HOLD YOUR INVESTMENT INDEFINITELY.

J.       Distributions:

The Company’s sole expected source of distributable cash will be the cash flow, if any, generated from the Business. While the Company intends to pay certain distributions in the future with respect to the Tokens, there can be no assurance that cash flow or profits from the Business (or otherwise) will allow such distributions to be made. Further, as of the date of this Offering Circular the company has not made any destitutions.

K.       Agreement To Be Bound By Binding Arbitration; No Class Action:

By purchasing a Token/Coin investors agree to be bound by the arbitration provisions contained in the respective Offering Documents. Such arbitration provisions apply to all claims that may be made regarding this Offering and/or the Token/Coins (other than claims arising out of violations of federal securities laws). Further such provisions, among other things, limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis. These provisions severely limit the remedies available to Token/Coin investors and are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against the Company.

L.       Arbitrary Determination of Token Price:

The price per Token, as well as the minimum Token subscription amount, were arbitrarily determined by the Company’s management without regard to the Company’s assets or earnings (or the lack thereof), book value, or other generally accepted valuation criteria and does not represent, nor is either intended to imply, that a Token has a market value or could be resold at that price. It should be noted, however, that, unlike the Tokens and as discussed in greater detail herein, the price per Coin was not arbitrarily determined and is specifically intended that such Coin will (solely to the extent used and traded within the Framework) have a market value of, and could be exchanged at, that price.

M.       Tax Risks:

In judging whether to invest in a Security, you should consider the tax consequences thereof, which include, among others, how your investment in a Security will be accounted for (including how your investment basis in such Security will be determined and how gains in each of the same will be taxed) and the possibility of adverse changes in applicable federal, state, and local income tax laws.

ACCORDINGLY, YOU SHOULD NOT INVEST IN A SECURITY UNLESS YOU (I) HAVE CONSULTED WITH YOUR OWN TAX ADVISORS CONCERNING THE TAX TREATMENT OF THE RESPECTIVE SECURITY, AND THE TAX CONSIDERATIONS TO YOU OF INVESTING IN SUCH SECURITY (OR HAVE OTHERWISE DETERMINED SUCH CONSULTATION IS NOT REQUIRED); AND (II) YOU ARE COMFORTABLE WITH THE SAME.

5.	Additional Risks: - This section is intended to describe certain additional risks related to the Company and an investment in a Security.

A.       Absence of Registration of Offering/Securities:

Neither this Offering nor the Securities described herein have been registered under the Securities Act (or any other federal or state securities laws), and the Securities are being sold pursuant to Regulation A; an exemption from registration thereunder. As a result, you will not be afforded many of the protections available under the Securities Act with respect to your investment in a Security.

If, and to the extent, suits for rescission are brought and successfully concluded for failure to register the Securities (or any of them) under the Securities Act (and/or any other applicable law), or for acts or omissions constituting certain prohibited practices under the Securities Act (and/or any other applicable law), both the capital and assets of the Company could be materially adversely affected, thus jeopardizing the ability of the Company to operate successfully. Additionally, a significant amount of the time of the Company’s management and/or the capital of the Company could be expended in defending an action by investors or by state or federal authorities even where the Company ultimately is exonerated.

Moreover, the Company’s reliance on the Regulation A exemption is dependent, in significant respects, upon the accuracy of your representations and warranties (and those of each other purchaser of a Security) contained in the Subscription Agreement and the other Offering Documents. In the event that any such representations and/or warranties should prove to be untrue, the exemption provided by Regulation A may not be available, resulting in substantial potential liability to the Company under the applicable exemptions for rescission and/or damages.

Further, as noted herein the Company has engages, and intends to continuously maintain, a registered Transfer Agent to handle the maintenance/management of the Token Ledger and has currently engaged a registered Transfer Agent to handle the same. However, if the Company is unable to, at any time, retain such registered Transfer Agent (and is otherwise unable to find a qualified replacement) to handle the maintenance/management of the Token Ledger, for whatever reason, the Company may become subject to additional regulatory and compliance requirements under the Exchange Act; including possibly being required to fully register the Tokens under Section 12(g)(1) thereof. Due to the substantial costs and burdens of complying with the same, if the Company becomes subject to such additional regulatory and compliance requirements, in particular in the event the Company becomes required to fully register the Tokens, the performance and/or profitability of the Company could be materially adversely affected and you may recognize a loss of your investment, in whole or in part, in a Token.

B.       Absence of Registration Under Investment Company Act:

It is the contention of the Company that its Business is not of the type that requires registration under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”). Without limiting the generality of the foregoing, it is the contention of the Company that the performance of it Loan Business will fall under one or more of the exemptions set forth in Sections 3(b) of the Investment Company Act. As a result, the Company has not registered as an “investment company” under, and does not expect to be subject to, the Investment Company Act. The Company cannot assure you that such exemptions will continue to be available to the Company and/or that the Company may not, in the future, become subject to the Investment Company Act or other burdensome regulation. Due to the burdens of compliance with the Investment Company Act, the performance of the Company could be materially adversely affected, and the risks involved in your investment in a Security (in particular, in a Token) could substantially increase, if the Company becomes subject to registration under the Investment Company Act.

C.       Absence of Registration Under Investment Advisers Act:

Neither the Company nor its affiliates are registered, or have plans to register, as an “investment adviser” under the United States Investment Advisers Act of 1940, as amended (the “Advisers Act”). It remains unclear if rules promulgated by the SEC under the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) will require the Company (or an affiliate of the Company) to register under the Advisers Act. If/when the Company (or an affiliate of the Company) registers as an investment adviser, a copy of Part 2 of its SEC Form ADV, which constitutes its regulatory disclosure brochure, will be made available as required. In such event, the Company (or an affiliate of the Company) would become subject to additional regulatory and compliance requirements associated with the Dodd-Frank Act. Any such additional requirements, or any different requirements, may be costly and/or burdensome to such party or parties and could result in the imposition of restrictions and limitations on the operations of the Company and/or the disclosure of information to regulatory authorities regarding the operations of the Company.

D.	Absence of Registration as a Money Transmitting Business or Money Services Business:

The operation of a “Money Transmitting Business” (as defined in 31 U.S. Code § 5330) and/or “Money Services Business” (as defined in 31 CFR § 1010.100(ff)) is heavily regulated in the United States, both federally and at the state level. A business which qualifies as a Money Transmitting Business and/or Money Services Business is required to register with the Department of the Treasury/ the Financial Crimes Enforcement Network (FinCEN)) within 180 days from the date the business is established. While such federal registration is not expensive, it can be time consuming and significantly delay initial business operations. Additionally, Money Transmitting Businesses and Money Services Businesses are subject to all of the provisions of, and the enhanced reporting/record keeping/AML/KYC requirements under, the Bank Secrecy Act (31 USC 5311, et seq.; the “BSA”) and related regulations. Compliance with the BSA is onerous and extremely time consuming and costly. Without limiting the foregoing, entities that are subject to the BSA are required to oversee all monetary transactions and to report certain types of transactions to FinCEN; including transactions involving amounts over a certain threshold and suspicious/illegal activity. Money Transmitting Businesses and Money Services Businesses are also required to establish and maintain an ongoing Anti-Money Laundering and Know Your Customer (individually and collectively, “AML/KYC”) program which can be a substantial administrative burden. As a result of such ongoing and onerous compliance BSA requirements, many entities that are subject to the BSA have entire departments dedicated solely to managing such compliance.

In addition to federal registration, a business which qualifies as a Money Transmitting Business and/or Money Services Business will be required to register with each state in which it conducts business. While the state laws largely mirror the federal laws, both in terms of initial registration and ongoing reporting/compliance, many have nuances which need to be closely evaluated to ensure full compliance. Moreover, unlike at the federal level, most states require an initial registration fee and renewal fees. For businesses doing business in a single or limited number of states, such registration/renewal fees are not onerous. However for businesses operating across most/all states, the fees will be considerable (estimated at approximately $175,000 for initial registration, and approximately $135,000 in annual renewal fees, for businesses operating across all states).

The penalties for operating a Money Transmitting Business and/or Money Services Business and failing to obtain/maintain all applicable registration (both federally and at the state level) can be severe. The same applies to any failure to satisfy any of the numerous required ongoing reporting/compliance requirements. Without limiting the foregoing, federal statute provides for both civil and criminal penalties in the event of any such failure.8 Moreover, such penalties would be in addition to any penalties levied by the applicable states in connection with any such failure.

8 See 31 U.S.C. § 5330 and 18 U.S.C § 1960.

The Company has not registered (and does not intend to register) as a Money Transmitting Businesses or as a Money Services Business; either federally or with any state agency. However, there is a material risk that the Company’s Blockchain Business will be deemed to qualify as a Money Transmitting Businesses and/or Money Services Business; either federally or in one or more of the states in which the Company conducts its Blockchain Business. If the Company becomes required to register as Money Transmitter and/or Money Services Business, even if only in select jurisdictions, it would incur extensive and unbudgeted registration, compliance and related cost and expenses. Further, while the Company fully intends to comply with all applicable federal and state regulations concerning the required registration as a Money Transmitter and/or Money Services Business, there is a material risk that the Company may be found to be operating its Blockchain Business in violation of one or more of such regulations and the resulting penalties would be severe as noted above. If either of the foregoing were to occur, the viability and/or profitability of the Company’s Blockchain Business would be materially adversely affected, if not outright eliminated, and you would recognize a loss of all, or a substantial part of, your investment in a Security.

E.       Absence of Registration as a Broker-Dealer, Securities Exchange or ATS:

The purchase and sale of securities is heavily regulated in the United States, both federally and at the state level. At the federal level, the Exchange Act and its related regulations principally govern the way in which the United States securities markets, and its brokers and dealers, operate and are regulated. Generally speaking, unless an exemption thereunder applies, any person/entity involved in affecting the purchase/sale of securities will be subject to some form of registration with the SEC. Such person/entity may also be further subject to registration with one or more self-regulatory organization (“SRO”) and/or applicable state level agencies in the states in which they conduct business.

Without limiting the foregoing, any person/entity which qualifies as a “broker” (as defined in Section 3(a)(4)(A) of the Exchange Act) and/or as a “dealer” (as defined in Section 3(a)(5)(A) of the Exchange Act) must register with the SEC and with the Financial Industry Regulatory Authority (“FINRA”) as the applicable SRO. Registration as a broker-dealer with the SEC does not carry a fee and can be done with minimal hassle or delay. The related registration with FINRA however can carry a significant fee (upwards of $55,000) and be very arduous and time consuming to complete. Additionally, each state where the person/entity elects to operate may have its own registration requirements/fees, and they can vary significantly from state to state (including in terms of the requirements to obtain such registration and the timeframe to process the same). Moreover, assuming all applicable federal/state/SRO registration is actually accepted (which is not guaranteed), there are significant ongoing reporting/compliance requirements which must be satisfied in order to maintain such registration as well as the payment of significant related registration renewal fees. For a person/entity doing business in a single or limited number of states, such reporting/compliance requirements and fees are not onerous. However, for any person/entity doing business across multiple states the reporting/compliance costs and fees can be burdensome.

Additionally, unless an exemption thereunder applies, any entity/group of persons which provides and/or maintains a marketplace for bringing together purchasers and sellers of securities, or for otherwise performing functions typical of a securities exchange, must be registered as a national securities exchange with the SEC (pursuant to Section 6 of the Exchange Act) and all other applicable federal and state regulatory agencies. Registration as a national securities exchange is an extremely onerous, costly and burdensome undertaking which can cost millions of dollars, and take several months/years, to complete (assuming the same is even accepted). Not to mention the time and cost of complying with the costly and onerous ongoing reporting and other requirements. As such there is only a handful of registered exchanges; with the various Nasdaq, NYSE and CBOE entities making up the majority of them. Regulation ATS (17 CFR 242.300, et seq.) provides a means for operating a securities marketplace/trading platform without registering as a national securities exchange (or as an exempt exchange pursuant to Section 5 of the Exchange Act); otherwise referred to as an “alternative trading system” (“ATS”). The process of qualifying as an ATS however, while significantly less than what is required for registration as a national securities exchange, is still a long and costly undertaking and has its own significant ongoing compliance burdens and costs. Further, in order to acquire the status of an ATS the subject entity must first be registered as a broker-dealer; meaning they would be subject to all of the federal and state registration/compliance issues discussed above.

It should also be noted that, with respect to the initial and continued registration as a broker-dealer, national securities exchange or ATS, many states will have their own, often unique, administrative processes and fees. As a result, compliance with all applicable state level regulations can often be overly time consuming and costly and may significantly delay or otherwise detrimentally effect the related business operations of the subject person/entity.

The penalties for engaging in the purchase and sale of securities in violation of the Exchange Act and/or other applicable federal or state regulations are severe. The same applies to any failure to satisfy any of the numerous required ongoing reporting/compliance requirements. Without limiting the foregoing, federal statute provides for both civil and criminal penalties in the event of any such failure.9 Moreover, such penalties would be in addition to any penalties levied by the applicable states in connection with any such failure.

The Company has not registered (and does not intend to register) as a broker-dealer, national securities exchange or ATS; either federally or with any state agency. However, there is a material risk that the Company’s Blockchain Business will be deemed to require the Company to register as one or more of the foregoing; either federally or in one or more of the states in which the Company conducts its Blockchain Business. If the Company becomes required to register as a broker-dealer, national securities exchange or ATS, even if only in select jurisdictions, it would incur extensive and unbudgeted registration, compliance and related cost and expenses. Further, while the Company fully intends to comply with all applicable federal and state regulations concerning the required registration as broker-dealer, national securities exchange or ATS (as applicable), there is a material risk that the Company may be found to be operating its Blockchain Business in violation of one or more of such regulations and the resulting penalties would be severe as noted above. If either of the foregoing were to occur, the viability and/or profitability of the Company’s Blockchain Business would be materially adversely affected, if not outright eliminated, and you would recognize a loss of all, or a substantial part of, your investment in a Security.

9 See 15 U.S. Code § 78ff.

F.       Information Is Time Sensitive:

This Offering Circular speaks only as of its date, and the information and expressions of opinion contained herein are subject to change without notice. Neither the delivery of this Offering Circular nor any sale of a Security made in connection herewith will, under any circumstances, create any implication that there has been no change in the affairs of the Company and/or its Business since the date of this Offering Circular. No person has been authorized to give any information or to make any representations not contained in this Offering Circular (or in the other Offering Documents) in connection with this Offering. If given or made, such information or representation must not be relied upon as having been authorized by the Company and/or any of its employees or representatives.

6.	Tax Consequences; Tax Opinion Disclosure:

The tax consequences related to an investment in a Security is complex and may involve the application of U.S. federal state and local taxes. There has been no tax opinion secured, and no such opinion will be secured, by the Company from the IRS or any other taxing authority with respect to the tax considerations and treatment of the Securities (or either of them). ACCORDINGLY, YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISORS CONCERNING THE TAX TREATMENT OF THE SECURITIES, AND THE TAX CONSIDERATIONS TO YOU OF INVESTING IN A SECURITY, PRIOR TO MAKING ANY INVESTMENT IN A SECURITY.

Neither this Offering Circular nor any of the other Offering Documents should be taken as the issuance of a formal tax opinion or tax advice of any kind. YOU ARE HEREBY ADVISED THAT ANY TAX ADVICE IN THIS OFFERING CIRCULAR OR ANY OF THE OTHER OFFERING DOCUMENTS IS NOT WRITTEN WITH THE INTENT THAT IT BE USED, AND CANNOT BE USED, TO AVOID PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE. FURTHER, ANY TAX-RELATED DISCUSSIONS CONTAINED IN THIS OFFERING CIRCULAR AND/OR ANY OF THE OTHER OFFERING DOCUMENTS (INCLUDING ATTACHMENTS) ARE NOT INTENDED OR WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF ANY MATTER OR TRANSACTION ADDRESSED BY SUCH TAX-RELATED DISCUSSIONS.

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ARTICLE IV DESCRIPTION OF BUSINESS

1.	Generally:

It is intended that the Company will be engaging in two unique and distinct lines of business (individually and collectively, the “Business”). The Company’s first line of Business (the “Blockchain Business”) will be the creation and maintenance of the Framework and the Coins (as discussed in more detail below). The Company’s second line of Business (the “Loan Business”) will be the making of certain asset-backed loans to growers, producers, retailers, and related persons operating in the legal cannabis industry (as discussed in more detail below).

The Company is a newly formed entity which was specifically organized for the purpose of owning and operating the Business. To date, the Company has not made any significant progress with respect to the development or establishment of the Loan Business. Without limiting the generality of the foregoing, as of the date of this Offering Circular, the Company has not identified, or otherwise committed any funds to, any particular Loan borrower(s). On the other hand, however, the Company has made significant progress toward the establishment of the Blockchain Business; including internally commencing the creation, and establishing beta forms, of the Framework, the Coins, and the POS.

2.	Description of Blockchain Business:

A.       Generally:

The Company has created, and will internally maintain a private, blockchain-based, transaction framework (the “Framework”), and related form of cryptocurrency (each a “Coin”), each of which will be identified by a unique identification number (respectively, the “Coin ID Number”). The Framework and the Coin are designed specifically to facilitate transactions related to, and to ease regulatory verification of, the growth, processing, and sale of cannabis in the states/territories in which such sale is legal. While the Coins are, and will at all times be, electronic assets, the “Coin Rights Agreement” attached as Exhibit B hereto (as amended pursuant to its terms and in effect from time to time, the “Coin Rights Agreement”) contractually defines the terms and conditions related to the ownership and operation of the Coins; including the respective rights and obligations of the Company and the holders of the Coins.

The Company believes that the use of the Framework will alleviate the highly fragmented cannabis market by both: (i) establishing a common transaction system (and a common form of payment, i.e. the Coin) which industry providers and purchasers can use to facilitate transactions; and (ii) creating an immutable, auditable, ledger of industry transactions which will ease transaction verification by regulators. In addition, the Framework allows (where applicable) for the creation and utilization of smart contract solutions between parties (e.g. growers, retailers, customers, etc.) which will permit the automatic recording and facilitating the exchange of goods, services, and private data as well as the automatic calculation, recording and payment of applicable taxes.

As part of the Blockchain Business, the Company will actively sell and disseminate the Framework (and related POS) to cannabis growers and providers throughout the industry. It is anticipated that the Company will initially focus its marketing and sale efforts primarily in the states of Illinois and Washington, where it has identified certain strategic business opportunities related to the need for, and use of, its Framework and Coins. That being said, the Company intends to rapidly expand the marketing and sale of its Framework and Coins into other states where the production and sale of cannabis is legal.

The Company anticipates that it will be able to generate significant revenues from the operation of the Blockchain Business, in particular from the Transaction Fees to be received by the Company from the use and sale of the Coins as described below.

B.	Description of the Framework:

Similar to other underlying cryptocurrency protocols, the Framework is a blockchain-based ledger and payment processing system which will provide for a distributed, and immutable, record of participant activity by mandating consensus among a quorum of network participants to initiate/update transactions. However, while the majority of cryptocurrencies in circulation today are sold/traded via a public infrastructure (e.g. the Ethereum public blockchain infrastructure), the Framework is a closed, and internally maintained, infrastructure. This means that only those persons that have established and maintain an account on the Framework (i.e. a Framework Account), or who have otherwise been given special access (e.g. certain agents of governmental/regulatory bodies, as applicable), will be permitted to access the Framework and/or any information made part of the underlying ledger.

As used herein and in the other Offering Documents the term “Framework” is intended to refer to the Company’s proprietary set of core rules for, among other things: (i) establishing the underlying distributed ledger making up the Framework; (ii) establishing the set of traceable data to be included in such distributed ledger; (iii) establishing the procedure for posting/validating transactions to such distributed ledger; and (iv) establishing who will have access to the information provided in such distributed ledger. The traceable data the Company intends to track via the Framework includes (but is not limited to):

•	the license information of all Framework users who are required to be licensed (e.g. cultivators/processors/dispensaries/purchasers, as applicable);

•	the purchase/sale/transfer of each Coin transaction and all related goods and services, including for each such transaction:

o	a record of the date/time/location of the subject transaction;

o	a record of all purchasing/selling parties (including all applicable license information for each such party, if any)

o	an invoice for all goods bought/sold/transferred (including specific identification of the types/quantity of such goods);

o	a record of all taxes paid/payable in connection with the subject transaction;

o	a record of any/all goods transporting parties (as applicable) as well as a real time record of the initiation/completion of the respective transporting activities; and

o	a real time record of the current status of the subject transaction (e.g. initiated, in-transit, completed).

The Framework is built on, and is an extension of, the Hyperledger Fabric protocol10 and updates to the Framework distributed ledger will require consensus from certain key participants of the Framework, each of whom will operate one or more nodes on the Framework. Unlike other protocols the modular architecture of the Hyperledger Fabric protocol allows for dynamically adaptable validation and consensus rules; including the ability to simultaneously require both technical validation and legal validation for purposes of consensus. This allows the Company to create the complex set of validation protocols necessary to facilitate the below mentioned automatic rejection capabilities (among other things). The Hyperledger Fabric protocol also allows for the inclusion of outside audit capabilities (on a separate, recorded, “chain” implemented as an outside audit channel). Such auditing outside users will be able to accesses some/all of the information provided in the underlying general ledger (based on predetermined permission) while not being able to change/alter any such information in any way. The Company believes this feature is important to allow for review of some/all of the underlying transitional information by applicable overseeing governmental, banking and other regulating bodies.

The validation protocol utilized by the Framework to vet updates/modifications to the Framework distributed ledger is a “proof-of-authority” protocol. The “proof-of-authority” protocol is essentially a modified form of the “proof-of-stake” protocol where instead of a stake based on monetary value, a validator’s identity acts as the stake. In this context, identity means the correspondence between a validator’s personal identification on the platform with officially issued documentation for the same person (i.e. certainty that a validator is exactly who that person represents to be). Many industry leaders believe that the “proof-of-authority” protocol is superior to existing “proof-of-work” and “proof-of-stake” protocols in terms of both transaction efficiency and security. However, to utilize the “proof-of-authority” protocol most effectively the respective blockchain environment must be a closed, permission based, network like the Framework.11

Key stakeholders in the Framework will be the primary operators of the validation nodes and will be the only ones with full access to the data on the Framework distributed ledger. Such key stakeholders are anticipated to include the Company (via one or more of its affiliates), select participating financial/banking institutions, select participating cannabis growers/processors/dispensaries, and certain other Framework participants authorized by the Company from time to time. The onboarding and selection of persons/entities who will be permitted to operate validation nodes within the Framework will be primarily based on based on the respective expertise/fiduciary responsibility/regulatory authority of the subject person/entity (as determined by the Company). Generally speaking, each of the following regulated parties will be eligible to participate as validating nodes within the Framework:

10 Detailed information on this protocol is available at: https://hyperledger-fabric.readthedocs.io/en/release-1.4/. It should be noted that although the Framework is based on the same underlying protocols as KoreChain, the specific operation of the Framework (including with respect to the acquisition/transfer of the Coins) is unique and distinct from Korechian.

11 Detailed information on this protocol is available at: https://azure.microsoft.com/blog/ethereum-proof-of-authority-on-azure/.

•	fully licensed (to the extent applicable) service providers in the legal cannabis;

•	registered transfer agents;

•	governmental authorities/regulators;

•	third-party Required Verification providers engaged by the Company; and

•	legal/audit firms.

Notwithstanding the foregoing, the onboarding and selection of persons/entities who will operate validating nodes within the Framework will at all times be at the sole discretion of the Company and, as of the date hereof, the Company operates the sole validating node within the Framework. Further, any person/entity operating a validating node within the Framework may be removed at any time by the Company, in its discretion. For the avoidance of doubt, no retail customer will be eligible of operating a validation node.

In addition to the foregoing, the Framework is hardcoded to automatically reject certain pre-determined prohibited transactions, including automatically rejecting any and all transactions where:

•	the product/service purchaser is required pursuant to applicable law to be properly licensed and is not so licensed (or such license is not otherwise then active);

•	the product/service purchaser is required to purchase products/services solely from a particular medical dispensary(ies) and the respective transaction is not being made at such location;

•	the product/service seller is required pursuant to applicable law to be properly licensed and is not so licensed (or such license is not otherwise then active); and/or

•	any product/service transporter involved in the respective transaction are required pursuant to applicable law to be properly licensed and are not so licensed (or such license is not otherwise then active).

C.	Description of Proposed Transactional Coin Usage and Trading; Transaction Fees:

As discussed herein, all users (i.e. customers, dispensaries/other service-providers, etc.) who will be buying/accepting Coins will be required, among other things, to set up a distinct Coin Wallet on the Framework.12 Further, there will be at least two (2) types of related Coin Wallet accounts; a Purchaser Coin Wallet for customers and a SP Coin Wallet for dispensaries and all other service-providers.

•	Description of Customer to Service Provider Transactions:

Each retail customer will be required to purchase Coins directly from the Company which they will then give to the participating dispensary/service-provider for goods and services. Both the initial purchase of Coins from the Company, and any subsequent transfer of Coins (subject to certain limited exclusions), will require the payment of a Transaction Fee.

The foregoing purchase/transfer transactions, including the payment of all applicable Transaction Fees, will occur via a point-of-sale interface (the “POS”). It is intended that the Company’s POS will be structured as a compatible, software based, add-on/interface (e.g. Application Programming Interface (API)) to existing point-of-sale terminals currently being used by service providers in the legal cannabis industry. Accordingly, the Company is currently working with certain existing, third-party, point-of-sale service providers within the legal cannabis industry in order to program its POS to ensure compatibility with their existing products. For the avoidance of doubt, as of the date hereof the Company does not intend to create/provide any hardware applications in connection with its POS.

Regardless of its ultimate form, the POS will be linked directly to the Framework and will allow customers to use credit/debit cards to pay for goods and services. That being said, instead of being a simple transfer of cash from the purchaser’s credit/debit account to the service provider, the POS will, seamlessly and in real time, allow the purchaser to purchase Coins from the Company and trade such Coins to the dispensary/service-provider for goods and services. It is intended that, from the customer’s prospective and other than being required to have set up a Purchaser Coin Wallet and other related accounts (as discussed herein) prior to purchasing goods, the transaction process should occur seamlessly and in substantively the same manner as if they had paid for the subject goods by any other method.

By way of example, assuming a retail cannabis customer (such customer, who has already established a Purchaser Coin Wallet and all other required accounts, being “Customer A”) desires to purchase $50 worth of product from a dispensary (such dispensary, who has already established an SP Coin Wallet and all other required accounts, being “Dispensary X”), the transaction would proceed as follows:

12 As discussed in more detail in the “Plan of Distribution of Coins – Generally” section beginning on page 87 hereof.

o	Customer Side: Customer A would purchase Coins directly from the Company using the POS at the respective dispensary. The POS would allow Customer A (automatically via the POS back-end operations) to use their credit/debit card to acquire Coins directly from the Company and to pay the requisite Transaction Fees. Accordingly, continuing with the given example, Customer A would pay $50 plus, a $1 Transaction Fee (being $50 x $0.02), or $51 (plus any additional associated credit/debit fees, if any), to acquire $50 worth of Coins. Said $50 worth of Coins would be credited to the Purchaser Coin Wallet of Customer A and subsequently transferred to the SP Coin Wallet of Dispensary X subject to the payment of an additional $0.25 Transaction Fee (being $50 x .005).

o	Dispensary Side: $50 worth of Coins will be transferred to the SP Coin Wallet of Dispensary X in exchange for the provided goods and services.

For the avoidance of doubt, in the subject example Customer A would pay a total of $51.25 (plus associated third-party credit/debit fees, if any) to acquire, and to transfer to Dispensary X, $50 worth of Coins. Put another way, in the above example it would cost Customer A $51.25 to acquire $50 worth of goods/services from Dispensary X.

It should also be noted again that the above transactions will all be handled automatically via the POS back-end operations and that, from the perspective of Customer A and Dispensary X, the above transactions will occur automatically, and in real time, as the subject sale is made/service is provided. Additionally, in connection with any required refund from a dispensary to a retail customer: (i) the foregoing transactions, including the payment of the applicable Transaction Fees, will be fully reversed; and (ii) no additional Transaction Fee will be charged in connection with the reversing transfer of Coins from the subject dispensary to the respective customer.

•	Description of Service Provider to Service Provider Transactions:

Any dispensary or other service provider who holds Coins in its SP Coin Wallet (or otherwise acquires Coins from the Company) will be free to trade, or otherwise transfer, such Coins (or any portion thereof) to any other dispensary/service provider who then has an active SP Coin Wallet. Each such transfer will be initiated, and completed, solely via the Framework (and solely via such transferring service providers respective Framework Account). Further, in connection with each such transfer, the transferring dispensary/service provider will be required to pay the applicable Transaction Fee to the Company.

By way of example, assuming Dispensary X in the above example, who acquired $50 worth of Coins, desires to transfer $30 worth of such Coins to a third-party service provider (such service provider, who has already established an SP Coin Wallet and all other required accounts, being the “Third-Party Provider”) in payment for certain products/services rendered.

o	Dispensary X Side: Dispensary X will, via its respective Framework Account, initiate the transfer of $30 worth of the Coins then held in Dispensary X’s SP Coin Wallet to the Third-Party Provider. The Framework will cause the transfer of the subject $30 worth of the Coins to the Third-Party Provider as well as the payment of a $0.15 Transaction Fee (being $30 x $.005) to the Company. Accordingly, for recording purposes: (i) said $30 worth of Coins will be transferred to the SP Coin Wallet of the Third-Party Provider; and (ii) $0.15 worth of Coins will be transferred back to the Company as payment for the Transaction Fee, resulting in $19.85 worth of Coins then remaining in Dispensary X’s SP Coin Wallet (being the initial $50 worth of Coins in Dispensary X’s SP Coin Wallet, less the $30 in Coins transferred to the Third-Party Provider and less the $0.15 Transaction Fee).

o	Third-Party Provider: Third-Party Provider will accept the aforementioned $30 worth of Coins from Dispensary X in consideration for the respective products/services rendered.

For the avoidance of doubt, a service provider will be able to purchase Coins directly from the Company via their respective Framework Account and subsequently transfer those Coins to any other dispensary/service provider who then has an active SP Coin Wallet.

•	Transaction Fees; Exceptions:

As outlined in detail in the Coin Rights Agreement, certain acquisitions/transfers of Coins will require the payment of a small transaction fee (the “Transaction Fee”) to the Company. 13 Specifically speaking, the Coin Rights Agreement provides for the payment of Transaction Fees as follows:

o	In connection with any purchase of a Coin(s) from the Company, and solely to the extent such Coins are paid for in cash (i.e. not by the use of any Credits), the respective purchaser will pay to the Company a Transaction Fee equal to $0.020 per $1 of total Coins purchased, with such amount to be paid by way of offset to the respective total amount of Coins to be transferred to, and received by, such purchaser and deemed fully earned and non-refundable once so paid.

o	In connection with any transfer of a Coin(s) by a Coin holder to any person/entity (other than the Company), the respective transferring Coin holder will pay to the Company a Transaction Fee equal to $0.005 per $1 of total Coins transferred, with such amount to be paid by way of offset to the total amount of Coins to be transferred to, and received by, the receiving person/entity and deemed fully earned and non-refundable once so paid.

o	In connection with any exchange of a Credit(s) for cash, and solely to the extent the subject Credit(s) are then held in an SP Coin Wallet, the respective exchanging person will pay to the Company a Transaction Fee equal to $0.020 per $1 of total Credits exchanged, with such amount to be paid by way of offset to the respective total amount of cash to be paid to such person and deemed fully earned and non-refundable once so paid.

13 In each case subject to future increase or decrease at any time and from time to time at the sole discretion of the Company.

For the avoidance of doubt, no Transaction Fee will be applied to any Buyback of Coins or any purchase of Coins which are paid for solely by Credits. These exclusions are specifically intended to ensure that parties are not double charged a Transaction Fee as a result of any required Buyback of Coins.

D.       Coin Buyback/Buyback Price:

As outlined in the Coin Rights Agreement (in particular Section 4 thereof):

•	The Company will at all times (and in its sole discretion) have the right, privilege and option to call and purchase from any Coin holder(s) (and to cause such Coin holder(s) to sell to the Company) all, or any portion, of the then outstanding Coins held by such Coin holder(s); and

•	Each Coin holder will at all times (and in his/her/its sole discretion) have the right, privilege and option to put and sell to the Company (and to cause the Company to purchase from such Coin holder) all, or any portion, of the then outstanding Coins held by such Coin holder.

Each of the above rights may be exercised by the electronic delivery of notice to the other party via the Framework. The related purchase and sale of Coins (each such transaction, respectively, a “Buyback”) will be completed automatically via the Framework, within twenty-four (24) hours from delivery of the respective notice of exercise, without further notice to, or consent of, the subject Coin holder.

Each person holding a Coin at the time of a Buyback will receive an aggregate amount equal to the respective total number of Coins being purchased/sold multiplied by one cent ($0.01) (such aggregate amount, respectively, the “Buyback Price”). The aggregate Buyback Price to be paid by the Company to a particular Coin holder in connection with a Buyback will ultimately be payable in cash. However, immediately following a Buyback the respective aggregate Buyback Price payable to a particular Coin holder will be reflected as a credit (each a “Credit”) on the Framework Account of such Coin holder. The subject Coin holder will thereafter have the option to either:

•	have such Credit paid out (in whole or in part), in cash, at which point such amount will be paid, in full (less any applicable Transaction Fees), by wire or ACH transfer (at the option of the Company) of immediately available U.S. Dollars, to the then last known Coin Clearing Account for such holder for such holder; or

•	use such Credit (in whole or in part) to purchase additional Coins.

By way of example only, although the Company will not in any way be a money transmitter, the foregoing is intended to function similarly to a typical PayPal account where a user would receive a credit to their respective PayPal account for monies received which they can then either have transferred to their respective bank account or use to make payments/buy goods.

For the avoidance of doubt, as required per the terms of the Coin Rights Agreement: (i) all proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees earned by the Company) will be specifically segregated and reserved by the Company to facilitate a Buyback of such Coins (including funding the cash payment of all resulting Credits) in accordance with their terms; and (ii) any Coins purchased by the Company in connection with a Buyback will be immediately terminated and not reissued. Further, any and all amounts constituting Credits will be at all times reflected as a payable, liability and obligation of the Company on its books and records.

E.       Motivation; Business Opportunity:

As discussed in more detail below (in particular in the “Industry Analysis” section below), there are two very important issues plaguing the legal cannabis industry today; an overwhelming reliance on cash as a transaction medium and a severe lack of traditional banking/checking services and the Company believes that its proprietary Framework and related Coin technology can help solve both of these issues. Specifically, the Company believes that the use of its Coins can effectively and efficiently replace cash as the primary transaction medium within the legal cannabis industry, and the transparency/trust created by the Framework can help establish viable and sustainable banking solutions for industry participants. Most importantly, the Company believes that it has identified a sizeable and significant business opportunity for the Company in providing such services.

F.       Industry Analysis:

The federal government technically allows banks and other regulated financial service providers (each such regulated entity being generally referred to herein as a “Bank”) to work with, and provide financial services to, individuals/entities participating in the legal cannabis industry.14 That being said, the current regulatory flux surrounding the legal cannabis industry has made most traditional Banks skittish to say the least with respect to providing traditional banking (i.e. checking and/or savings accounts) or other financial services to such participants. This lack of readily available banking services has in turn resulted in the majority of cannabis related businesses being forced to transact business almost entirely in, and to hold large sums of, cash. For multiple reasons, the “all-cash” nature of the current industry only creates additional reluctance for Banks to participate in the industry; trapping industry participants in a vicious circle without a solution. Put another way, industry participants have been forced to deal primarily in cash because Banks are reluctant to provide traditional banking services to them, however much of the reluctance of the Banks to provide such services comes from the current “all-cash” nature of the industry. To make matters worse, for those Banks that are actually willing to get, or who are otherwise considering getting, involved in the legal cannabis industry, the due diligence costs such Banks must incur can be high (particularly due to the current “all-cash” nature of the industry); typically to the point where the transactions are no longer profitable or otherwise worth the regulatory risk to the Bank, and the Bank elects not to offer such services at all. The Company believes that a current lack of transaction transparency within the legal cannabis industry is at the heart of these issues and that a better, more sustainable, solution needs to be found.

14 See footnote 15.

By way of background, because the federal government classifies cannabis as a prohibited “Schedule 1” drug (i.e. a drug with a high potential for abuse) under the CSA, from the commencement of the legal cannabis industry, Banks have been extremely reluctant to provide banking services to industry participants. Some believe this reluctance arose, in whole or in part, from the reputational stigma associated with the cannabis industry. Most, however, believe that such reluctance arose more so out of the fear of somehow running afoul of the CSA or other applicable laws and being subject to the extremely harsh penalties which could result; including criminal prosecution and/or seizure and forfeiture of assets. Whatever the reason, during the nascent period of the legal cannabis industry, anyone participating directly or indirectly, in such industry essentially became un-bankable.

In an effort to assuage fears of prosecution, and encourage Banks to participate in the legal cannabis industry, U.S. Attorney General James Cole issued a trio of guidance memos (i.e. the Cole Memos). The Cole Memos represented a significant shift in the federal government’s treatment of cannabis; providing specifically for the general de-prioritization of the enforcement of cannabis prohibition under the CSA in jurisdictions where the use and sale of cannabis has been made legal by state-designated laws (and where such laws are being actively enforced),15 and the encouragement of the adoption of a more laissez-faire, hands-off approach toward prosecution of those lawfully abiding by such laws in such jurisdictions.

The last of the Cole Memos, issued on February 14, 2014, focused specifically on providing guidance related to the potential prosecution of those providing finance and/or financial services to cannabis-industry participants. In general, the memo provides that, if a Bank or individual offers services to a cannabis-related business whose activities do not implicate any of the eight stated priority factors,16 and such institution/individual is not negligent or willful in doing its due diligence in connection with the same, they should be able to avoid prosecution for violations of the money-laundering statutes (18 U.S.C. §§ 1956 and 1957), the unlicensed money transmitter statute (18 U.S.C. § 1960), and/or the BSA.

In short, based primarily on the guidance offered by the Cole Memos, Banks are currently permitted to offer banking and other services to cannabis related business so long as: (i) the subject business’ activities do not involve any of the eight prohibited activities; 17 and (ii) the Bank is able to satisfy all of its required BSA compliance obligations (including all related AML/KYC verifications and related due diligence) with respect to the subject business and its deposits. That being said, Banks simply do not currently, and frankly cannot, trust cash received from industry businesses without extensive, and often cost-prohibitive, due diligence. For example, how would a Bank know that the cash was not received from one of the eight prohibited activities, and/or that all of its BSA compliance obligations (including all related AML/KYC verifications and related due diligence) can be satisfied, without extensive due diligence into both the business and the transactions which gave rise to the cash to be deposited. Just imagine how daunting the required due diligence might seem to a Bank where a business walks into a local branch with a duffle bag full of cash from the sale of cannabis looking to set up a checking account. Now imagine how much more likely the Bank might be to offer an account to the same customer if they came in with a detailed, and immutable, record which accounted for every dollar, nay every cent, within that duffle bag as well as each transaction that gave rise to such monies. The Company’s Blockchain Business is intended to do just that.

15 Except in instances where such activities related to one of the following eight specifically stated categories:

•	Preventing the distribution of marijuana to minors;
•	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs, and cartels;
•	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;
•	Preventing state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;
•	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;
•	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;
•	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and
•	Preventing marijuana possession or use on federal property.

16 See footnote 15.

17 See footnote 15.

The Company believes that a blockchain based solution (i.e. like the Company’s Framework) is an ideal mechanism for creating transparency and fostering Bank/regulator trust of those participating in the legal cannabis industry. Blockchain is a highly effective trust mechanism which, generally speaking, uses a cryptographically-secure shared ledger to irrefutably track complex transactions amongst many known parties. The key attributes of blockchain technology which make it an ideal solution are the following:

•	Continuous and Immutable Record: Blockchain technology, by its design, creates an ongoing record of all transactions (i.e. each a block) within the subject system. What’s more is that blockchain technology ensures (via cryptography) that once a transaction has been entered into the ledger (i.e. the chain), and appropriately verified, such record can no longer be altered.

•	Full Transparency: A blockchain ledger, by its design, is held simultaneously, and requires validation, by certain sources within the system. Put another way, each transaction will require multi-party verification before it can be entered into the ledger creating full transparency with respect to each transaction. Moreover, a blockchain ledger can be easily shared (in real time) with outside regulators and other parties to assist in satisfying compliance and related issues.

The following is a graphical depiction of a simple, two party, blockchain transaction:18

18 Taken from http://www.sachsinsights.com/santanders-innoventures-distributed-ledger-challenge-decoding-blockchain.

Blockchain is rapidly becoming a world leading technology due its inherent ability to facilitate the assured exchange of value (in both digital and tangible assets) between parties, while simultaneously being able to protect their respective privacy and virtually eliminate fraud. Its relevance and applicability to regulating transactions within the legal cannabis industry is similar to many other industry chain-of-custody applications currently moving toward blockchain based solutions; such as the pharmaceutical distribution and food production industries. The core benefits of all such commercial blockchain applications are generally the same; assuring the health and safety of consumers, preventing fraud and counterfeit transactions, and creating a transparent (while simultaneously privacy protected) record of transactions upon which interested parties (including Banks and other regulators) can rely.

As described herein the Company has created a proprietary, blockchain-based, transaction Framework which is designed specifically to facilitate, to increase the transparency of, and to ease regulatory verification/oversight of, transactions within the legal cannabis industry. Further, the Company’s Framework has the ability to capture, and maintain an immutable record of, all participant transactions; from seed to final sale. With the increased transaction transparency and trust which will be created by the use of the Framework it is anticipated that Banks will be more open to offering services to Framework participants. Equally, if not more importantly, for industry participants utilizing the Framework all transactions will be facilitated with the use of the Company’s Coins. This will eliminate the need of such participants to transact in, and hold large sums of, cash. In fact, it is the Company’s intent to specifically market the Coins as a cash alternative within the industry and the Company believes that the Coins have the potential to all but replace cash as the primary means of facilitating industry transactions.

G.       Competitive Analysis:

Admittedly the Company is not the only one who believes that a blockchain/cryptocurrency solution could help solve many of the problems currently facing the legal cannabis industry. As of the date of this Offering Circular the Company is aware of at least thirty (30) other companies offering some form of blockchain and/or cryptocurrency solution for use in the legal cannabis industry.19 That being said, the overwhelming majority of these competitors are newer entries into the market with little or no industry participant acceptance or other transactions. Further, creating and offering a new cryptocurrency alone does not, and will not, solve the banking/transactional issues currently holding back the legal cannabis industry in the U.S.

Among the better known competitors in this space are the following:

PotCoin (POT) – Looking to capitalize on Colorado’s legalization of cannabis, PotCoin was released in early 2014 and was one of the first cryptocurrencies offered for use in the legal cannabis industry. Its stated purposes is to “facilitate transactions within the legalized cannabis industry.” However, they failed to gain any real traction until mid-2017 when a video of NBA star Dennis Rodman sporting a “PotCoin” t-shirt brought them into the mainstream media. That being said, as of November of 2018 the company had approximately 220 million of its coins in circulation with a market cap of only around $4.9 million.[20]

19 Taken from https://cryptoslate.com/category/cryptos/cannabis/.

CannabisCoin (CANN) - CannabisCoin was released shortly after PotCoin in late 2014 and, like PotCoin, is aimed at easing transactions within the legalized cannabis industry; particularly the medical cannabis industry. CannabisCoin touts “instant” real world payments, and proposes to allow its coin holders to convert cryptocurrency directly into cannabis. While similar to PotCoin, they do not appear to have been as successful to date; having only 77 million of its coins in circulation and a market cap of only around $530 thousand as of November of 2018.[20]

HempCoin (THC) - HempCoin also came into existence in 2014. However, unlike the others noted above, HempCoin appears to focus on, and be designed for, use in the agricultural and farming sectors of the industry. HempCoin’s website claims that its coins can be used to “facilitate transactions between cannabis farmers and local dispensary shops.” It’s also interesting to note that HempCoin is being marketed and used in areas of agriculture other than just the cannabis industry (including tobacco). As of November of 2018 the company had approximately 244 million of its coins in circulation with a market cap of around $5.7 million.[20]

CannaCoin (CCN) – CannaCoin was also released in 2014 and is similar in intended use and function to both PotCoin and CannabisCoin. As described by its founders, CannaCoin is the result of “a group of cannabis enthusiasts working towards the future development of cryptocurrency applications related to cannabis production, seed production, extract production, glass blowing facilities, vape and dab station manufacturing, crypto development, and more.” As of November of 2018 the company had only approximately 4.7 million of its coins in circulation and a market cap of only around $73 thousand.[20]

20 According to www.Coinmarketcap.com.

Paragon Coin ( PRG) – Paragon Coin is one of the newest, and well-funded, competitors to enter the market. Launching onto the scene in late 2017, the stated purpose of Paragon’s coins is to help “legitimize and provide transparency and regulatory solutions to the fractured cannabis industry.” While Paragon had approximately 65 million of its coins in circulation, and a market cap of approximately $3.1 million as of November of 2018,[20] little is known about the company’s actual blockchain technology (or if they even currently have a fully functional blockchain platform). It should also be noted that, as of the date of this memorandum, Paragon is the subject of multiple lawsuits which claim, among other things, that Paragon offered its coins in violation of applicable U.S. securities laws. [21]

Dash Coin ( DASH) – Dash Coin is by far the most well-funded and commercially accepted competitors currently in the market. Launching onto the scene in late 2014, and has experienced tremendous growth over the years. Dash advocates itself as a peer-to-peer, decentralized, cryptocurrency which can essentially be used and transferred as a payment solution. Thorough its recent partnerships with certain third-party payment processors Dash has actively and aggressively moved to become the premier payment solution for the legal cannabis industry (among other industries). As of November of 2018 the company had approximately 8.5 million of its coins in circulation and a market cap of around $820 Million.[20]

21 See https://www.fintechupdate.com/2018/02/securities-class-action-lawsuit-continue-to-test-the-utility-token-sale-model/.

In the Company’s opinion, the cryptocurrency solutions being offered by the overwhelming majority of its current competitors in this space, including those specifically identified above, suffer from the following two (2) major flaws:

•	Not Being Offered In Compliance With U.S. Securities Laws: To the Company’s knowledge, the underlying cryptocurrency assets of each of these competitors are currently being offered without registration/qualification/exemption under the Securities Act, the Exchange Act or other applicable U.S. securities laws. As a result, the purchase of any such cryptocurrency asset is not (or otherwise should not be) open to U.S. residents.[22] This makes the use of any such competing cryptocurrency asset as a means to facilitate transactions within the U.S. legal cannabis industry impracticable if not outright impossible.

•	No Stabilization of Value: To the Company’s knowledge, each of the current competing cryptocurrency assets is, and will continue to be, subject to price volatility (which will often be erratic and extreme). Further, none of the competitors have made any direct or indirect effort, or have otherwise set forth any plan, to stabilize the value of their respective asset. When the value of a cryptocurrency asset is subject to regular (and often extreme) volatility the viability and appeal of such asset as a transactional currency is limited at best. For example, while the extreme price volatility of Bitcoin might make it attractive as an investment vehicle, to use Bitcoin to purchase something at your local store would be impracticable. As the same Bitcoin might be worth $X at the point of sale and $X + or - $Y right after the transaction, it would be difficult, if not impossible, for the vendor to know if they are being adequately compensated in any given transaction. Resultantly, the Company believes that the use of any such volatile competing cryptocurrency asset as a means to facilitate transactions within the U.S. legal cannabis industry would not just be undesirable; it would not be a workable long-term solution.

Unlike its competitors, the Company has specifically tailored its proprietary Framework and related Coin technology to avoid falling victim to the above flaws. First, the Company’s Coins are being specifically treated as securities and it is fully intended that all Coins will be offered and sold in full compliance with applicable U.S. securities laws as provided herein. Second, as a result of the Buyback transactions the Company can, and will, stabilize the value of each Coin to make them a truly viable replacement for cash in facilitating transactions within the U.S. legal cannabis industry. In short, the Company believes that its Framework and related Coin technology represent a unique, and truly viable, transaction solution to those operating in the U.S. legal cannabis industry.

22 This assumes that the SEC (or other applicable regulating body) would view the underlying cryptocurrency asset as a “security” for purposes of U.S. securities laws. That being said, recent comments delivered by SEC Chair Jay Clayton lead to the reasonable assumption that the majority, if not all, of such cryptocurrency assets will be viewed as securities; in particular  the testimony delivered by Mr. Clayton on February 6, 2018 before the Senate Committee on Banking, Housing, and Urban Affairs hearing concerning virtual currencies which provides, in pertinent part: “While there are cryptocurrencies that, at least as currently designed, promoted and used, do not appear to be securities, simply calling something a “currency” or a currency-based product does not mean that it is not a security. To this point I would note that many products labeled as cryptocurrencies or related assets are increasingly being promoted as investment opportunities that rely on the efforts of others, with their utility as an efficient medium for commercial exchange being a distinct secondary characteristic. As discussed in more detail below, if a cryptocurrency, or a product with its value tied to one or more cryptocurrencies, is a security, its promoters cannot make offers or sales unless they comply with the registration and other requirements under our federal securities laws.”

It should also be noted that as a lender of funds the Company may be subject to certain federal and/or state regulations in connection with the making of its Loans (including the Initial Loans). However, given the business/commercial nature of the anticipated Loans, the Company does foresee it being prohibited, in any material way, from making such Loans. In particular, it has already done an initial analysis of the regulations applicable to the proposed Initial Loans to be made in the states of Illinois and Washington and does not foresee it being prohibited, in any material way, from making such Loans. That being said, the Company has engaged, and at all times will retain, outside counsel to identify all federal and/or state regulations that may be applicable to the Company in connection with the making/funding of the Loans and to help ensure the Company’s compliance with the same.

3.            Description of Loan Business:

A.       Generally:

The Company’s Loan Business will consist of the making of mid-term (i.e. 3-7 yr.), asset-backed (primarily real estate-backed), interest-bearing loans (each a “Loan”) to cannabis growers, producers, and retailers, as well as landlords seeking to develop and lease property to such persons. Further, while the Company may lend to such borrowers for any working capital purposes, it is anticipated that the Company will, in the immediate term, focus primarily on making Loans for the purpose of funding the initial acquisition/leasing/build-out costs related to grow-house/cultivation/production facilities (and the like).

For liability protection and other business purposes, the Company intends to make the Loans indirectly through one or more wholly owned subsidiaries (each a “Loan Sub”). Further, the Company may make one or more Loans indirectly via a joint-venture or similar arrangement provided the same would not subject the Company (or any of its affiliates) to registration under the Investment Company Act.

In conducting the Loan Business, the Company will establish specific underwriting criteria (the “Underwriting Criteria”) with respect to the making of the Loans. Such Underwriting Criteria which will be based on, among other things, the location and industry of the subject borrower, collateral asset violation, the credit history/rating of the subject borrower, the purpose of the subject Loan, and the projected cash flow that will be generated by the subject borrower following the making of the subject Loan.

As discussed herein,23 the Token holders, as a group, will be entitled to participate in a portion of the net interest revenue actually received by the Company from all Loans. With respect to the principal amount of such Loans, however, the Company intends to reinvest all such funds into the Loan Business and to use the same, together with then-available additional funds (if any), to make subsequent Loans. Accordingly, and for the avoidance of doubt, Token holders should not expect to receive any portion of the principal amount of the Loans unless, and until, the Company elects to cease the Loan Business and distribute the resulting assets.24

23 In particular, in the “Description of Tokens – Distribution Rights (Loan Business)” section beginning on page 120 hereof.

24 As described in detail in the “Description of Tokens - Liquidation Rights” section beginning on page 122 hereof.

B.            Underwriting Criteria; Initial Loans; Initial Loan Criteria Loan Committee:

As discussed herein, the Company intends to use the majority of the proceeds from the sale of the Tokens to make certain Loans (the “Initial Loans”). It is anticipated that the Company will make the Initial Loans in the states of Illinois and Washington, where it has identified a significant need for such financing in light of the current lack of available funding options. However, the Company expressly reserves the right to make the Initial Loans, or any portion thereof, in any other state.

Attached as Appendix B to this Offering Circular is a description of the Company’s anticipated Underwriting Criteria with respect to the making of the Initial Loans (the “Initial Loan Criteria”). For the avoidance of doubt, it is intended that each prospective Initial Loan will need to satisfy each of the requirements, and include each of the terms, set forth in the “General Loan Criteria/Terms” section of the Initial Loan Criteria. Further, with respect to each prospective Initial Loan it is intended that the Company will, at a minimum, obtain/receive and review each of items set forth in the “Required Due Diligence Items” section of the Initial Loan Criteria.

All proposed Initial Loans will be underwritten (i.e. reviewed against the Initial Loan Criteria) internally by, and subject to the final approval of, a three (3) person committee appointed by the Board (the “Loan Committee”). The Loan Committee will initially be made up of Greg Anderson, Charlie Uchill and Larry Uchill. The Company also anticipates, following the commencement of the Offering, hiring a head underwriter and one or more junior analysts to assist, and who will report directly to, the Loan Committee.

For the avoidance of doubt, the Loan Committee will have the ability to directly approve the funding of any Initial Loan subject only to a rejection by the Board (in its discretion). Further, while it is intended that all Initial Loans will be underwritten internally, the Company will still need to contract out, and pay, for certain related services, including:

•	Obtaining an “Appraisal,” a “Title Policy,” an “Environmental Assessment” and a “Survey” (as applicable) for each “Collateral Property” as described in the Initial Loan Criteria;

•	Obtaining “UCC Searches” and “Background Searches” for each borrower (and each guarantor; in each case, as applicable) as described in the Initial Loan Criteria;

•	Drafting, and facilitating the closing of, all “Loan Documents” as described in the Initial Loan Criteria;

•	Performing/providing certain ancillary services, including (as and to the extent applicable), closing escrow services, property/liability insurance reviews and banking deposit/treasury management/hedging arrangements.

Notwithstanding the above it should be noted that while the provided Initial Loan Criteria represents the best estimation of the Company and its Board as to the criteria to be used to make the Initial Loans, the Company reserves the right to modify such Initial Loan Criteria, without further notice to or consent of any Security holder, in any manner deemed necessary by the Board in order to ensure the Initial Loans are fully funded and/or to achieve the expected return on such Initial Loans. Further, the Company reserves the right, in its sole and absolute discretion, and without further notice to or consent of any Security holder, to determine the Underwriting Criteria with respect to any and all Loans other than the Initial Loans.

It should also be noted that as a lender of funds the Company may be subject to certain federal and/or state regulations in connection with the making of its Loans (including the Initial Loans). However, given the business/commercial nature of the anticipated Loans, the Company does foresee it being prohibited, in any material way, from making such Loans. In particular, it has already done an analysis of the regulations applicable to the proposed Initial Loans to be made in the states of Illinois and Washington and does not foresee it being prohibited, in any material way, from making such Loans. That being said, the Company has engaged, and at all times will retain, outside counsel to identify all federal and/or state regulations that may be applicable to the Company in connection with the making/funding of the Loans and to help ensure the Company’s compliance with the same.

C.       Motivation; Business Opportunity:

As sales of legal cannabis continue to see double-digit, year-over-year growth, and the number of states legalizing the use and sale of cannabis continues to increase, the demand for commercial real estate to support the legal cannabis industry is skyrocketing. However, due to constantly changing, and often conflicting, state and regulatory laws and regulations concerning the legal cannabis industry, traditional sources of real estate acquisition and development funding for both direct and indirect industry participants is virtually non-existent today. As such, these participants are forced to look for private funding to acquire and develop the commercial real estate needed to fuel the continued growth of this industry. The Company seeks to directly meet the needs of those looking to acquire/develop such real estate funding by providing Loans to eligible borrowers, and it believes that it has identified a sizeable and significant business opportunity with respect to this extremely underserved area.

The legal cannabis industry is growing by leaps and bounds at the same time as traditional funding sources available to the industry are drying up. This creates a significant opportunity for private entities like the Company, who seek to provide funding for those looking to acquire/develop commercial real estate for lease to, and/or use by, industry participants.

D.       Industry Analysis:

According to Integra Realty Resources, arguably the largest independent commercial real estate valuation and consulting firm in North America, the demand for cannabis-related real estate in the years ahead will be substantial and likely to exceed what most real estate industry veterans projected even a few short years ago.25 This is really no surprise, given that in Colorado, a state where the sale and use of cannabis for recreation use has been made legal since 2012, the number of licensed cannabis-related business within the state now far exceeds the total number of Starbucks and McDonalds locations within the state, combined.26

25 See the “2018 Marijuana Real Estate Report” prepared by Integra Realty Resources, available at: https://www.irr.com/system/files/research-pdfs/IRR_2018%20Annual%20Marijuana%20CRE%20Report.pdf

26 See “The Legalization of Marijuana in Colorado: The Impact” prepared by the Rocky Mountain HIDTA, Strategic Intelligence Unit, as of October, 2017, available at: https://www.sheriffs.org/sites/default/files/2016%20FINAL%20Legalization%20of%20Marijuana%20in%20Colorado%20The%20Impact.pdf.

Many experts predict that the U.S. legal cannabis industry alone will grow to an estimated $50 billion over the next decade.27 With such growth will come an astronomical need for commercial real estate, both for the actual production and cultivation of cannabis and for the retail sale of the same and related products. There are currently numerous experienced real estate investors and entrepreneurs looking to take advantage of the real estate opportunities created by this booming industry who are unable to find the necessary funding to acquire and/or develop such real estate due to the lack of traditional financing options.

Given the regulatory uncertainties surrounding the legal cannabis industry,28 most Banks have instituted blanket prohibitions against making any loan to a borrower who, in any way, is involved in the cannabis industry. This specifically includes the making of any real estate acquisition/development loans where one or more of the tenants will be a cannabis-related business. While several private lending entities have emerged in recent years to fill this financing gap (as discussed below), the need for real estate funding in this industry far outpaces the supply of accessible capital. This funding void is expected to continue, and even grow larger, for the foreseeable future as the industry continues to expand rapidly creating a significant and sizeable opportunity for those like the Company who are willing to make such loans.

27 See “US Legal Cannabis: Driving $40 Billion Economic Output” report prepared by ArcView Market Research in partnership with BD Analytics.

28 Including those discussed in the “Description of Blockchain Business - Industry Analysis” section beginning on page 55 hereof.

E.       Competitive Analysis:

The current lending landscape for real estate loans within the legal cannabis industry is dominated by private lenders. As noted above, traditional lending sources are virtually non-existent in this space. Below are three of the larger, better known, investment groups that have arisen in the last couple of years to provide mortgage-backed loans to cannabis-industry participants:

Socotra Capital – Socrata is a hard money lender offering primarily equity and real estate secured loans to cannabis industry participates. Stated real estate loan amounts range from $30,000 to $6,000,000 and real estate loan types include, among others, acquisition, rehab, construction, fix-and-flip, short-scale, and bridge loan funding. To date, they have made loans only in the California and Nevada areas.

Dynamic Alternative Finance – Dynamic specializes in sourcing equipment, real estate and working capital loans for cannabis businesses and alternative industries. Stated real estate loan amounts range from $250,000 to $2,500,000 and focus primarily on short-term and long-term acquisition and rehab financing. The states in which they are currently operating are not listed on their website.

Blackhawk Investments – Blackhawk is a loan broker (offering primarily peer to peer loans) offering real estate secured loans to cannabis industry participates. Stated real estate loan amounts range from $25,000 to $200,000,000 and real estate loan types include, among others, acquisition, rehab, construction, fix-and-flip, short-scale, and bridge loan funding. The states in which they are currently operating are not listed on their website.

While there are several private lending firms currently operating within the legal cannabis industry, the current need for available real estate acquisition and development funds within the industry far surpasses the total amount of available funds. Further, as noted above, that funding void is only expected to get bigger as the industry continues to grow. As a result, while the Company will inevitably face competition from larger, and better-funded, capital sources with respect to the making of its anticipated Loans, it does not anticipate that it will have any material issue in identifying, and/or capitalizing on, suitable Loan opportunities. In fact, the Company believes that, because there are currently far more viable real estate projects within the legal cannabis industry than there are funding sources, the Company will be able to be extremely selective in the Loans it chooses to make, allowing the Company to ultimately make Loans only to what it believes to be the best, and most profitable, Loan opportunities.

In addition to the above, the Company strongly believes that the expertise and experience of its Board makes it uniquely suited to identifying, and capitalizing on, profitable Loan opportunities within the legal cannabis industry. The Company’s Board is made up primarily of real estate professionals who have a wide reach in real estate and finance and who have significant experience with structuring complex, real estate-based, financing solutions. In particular, several members of the Company’s Board founded CMS, the Company’s parent entity, which has been a leading innovator in creating structured, real estate-based, financing solutions for the legal cannabis industry in the U.S. since 2014. In fact, CMS was one of the first companies to provide real estate and financial consulting solutions to the cannabis-related agricultural industry.

From the federal to the local level, the production, cultivation, and retail sale of cannabis creates a challenging landscape for evaluating real estate acquisition/leasing opportunities, from both a legal and financial perspective. Our Board’s intimate knowledge of the legal, technical, zoning, and operational aspects of the current industry not only uniquely qualifies the Company to identify viable and suitable Loan opportunities, but also to support and nurture would-be landlords (i.e. Loan borrowers) looking to attract/retain cannabis operators/retailers of the highest caliber.

4.       Management; Employees; Dependence on Key Personnel:

The Company is, and will be, managed by the Board. 29 In addition, from time to time, there may also be certain other Officers of the Company appointed to assist the Board in the day-to-day operations of the Company and/or the Business.30

Except for the current members of the Board and the current Officers, the Company currently does not have any full-time, or part-time, employees. As a result, the operation and viability of the Company’s Business, at least in the foreseeable future, will be highly dependent on the continued presence and efforts of the Board members and the other Officers.

5.       Additional Funds:

As noted herein, the Company has authorized the issuance and sale of up to $3,000,000 worth of its PIAs to outside investors. It is the intent of the Company to ultimately apply the total proceeds from the sale of the PIAs toward the Blockchain Business and Loan Business in the same proportion as it intends to allocate the proceeds received from the Offering. 31 That being said, the Company has only raised a minimal amount from the sale of the PIAs to date and such amounts have been reserved by the Company for use primarily in connection with the development of the Framework and related Coin technology.32

29 As described in detail in the “Board Members, Executive Officers, and Significant Employees - Board of Managers; Executive Officers” section beginning on page 106 hereof.

30 As described in detail in the “Board Members, Executive Officers, and Significant Employees - Board of Managers; Executive Officers” section beginning on page 106 hereof.

31 As described in detail in the “Use of Proceeds from Sale of Tokens – Generally” section beginning on page 95 hereof.

32 More particularly, as discussed herein, all such funds have been reserved first for the payment of any for the repayment of certain funds lent by CMS, the Company’s parent entity, and the payment of certain expenses incurred by the Company to date.

6.            Special Considerations and Risks:

Although the Company will not be investing in, or otherwise providing equity capital to, companies that directly produce, process, or dispense cannabis, both of the Company’s intended lines of Business will involve providing funds and/or services to companies operating within the legal cannabis industry. While the Company fully intends to comply with all applicable federal and state controlled substance laws and regulations that affect, or otherwise apply to, the operation of its Business (including the making of Loans to companies that produce, process, and/or dispense cannabis), it will be operating in a regulatory gray area which will subject the Company to the risk that it will unintentionally violate one or more of such laws or regulations. Further, the penalties for violating the same can be extremely severe. As a result, any such violation by the Company, whether intentional or otherwise, could result in the Company being subject to material disciplinary action, ranging from simply begin prohibited from engaging in one or both lines of its Business all the way to the Company being required to forfeit its assets (in whole or in part).

It should also be noted that the cryptocurrency industry is fast becoming a highly regulated industry, and that such regulations are also similarly in a state of flux as of the date of this Offering Circular. In Offering and selling its Coins (and its Tokens), and operating the Blockchain Business, the Company fully intends to comply with all applicable federal and state laws and regulations (including the Security Act and all other all applicable federal and state securities laws). However, given the continuously evolving nature of the cryptocurrency industry, it is inevitable that the current laws and regulations governing the use and sale of cryptocurrency/digital assets, and/or their application, will be subsequently modified or supplemented in ways that cannot be predicted by the Company. Such changes may result in the Company being forced to pay unbudgeted compliance costs or, in the worst case scenario, begin prohibited from offering one or more of the Blockchain Business products entirely.

Generally speaking, the viability, and the expected profitability, of the Company’s Business (in particular the Blockchain Business) are based on the laws and regulations governing both the cryptocurrency and the legal cannabis industries as they currently exist, and such laws and regulations are subject to future change and/or repeal. Any future changes in such applicable laws or regulations may materially and adversely affect the viability and/or expected profitability of the Company’s Business (or any portion thereof). By way of specific example, both the Company’s Loan Business and its Blockchain Business seek to take advantage of the fact that the state of existing laws and regulations currently discourage Banks from working with cannabis industry participants. If such laws were to materially change the need for, and attractiveness of, the Company’s products and services (in particular the use of the Coins to facilitate transactions), those products and services may be materially and adversely affected, as would the anticipated profitability of the Company’s Business.

Operating in both the cryptocurrency industry and the cannabis industry given the current state of regulatory flux is highly risky, as is investing in any such Company. As such, you are strongly urged to read this Offering Circular (in particular the “Risk Factors” section beginning on page 26 hereof) carefully before making any decision to invest in one or more of the Securities.

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ARTICLE V DILUTION

1.       Sale of Private Investment Agreements:

The Company has authorized the issuance and sale of up to $3,000,000 worth of its “Private Investment Agreements” (each a “PIA”) to outside investors. Each PIA holder will have the one-time option to convert their respective PIA, and all amounts then owed thereunder, into either cash or Tokens (of the same type as those made a part of the Offering) within fifteen (15) days from the later of the following (such date, the “Exercise Date”): (i) the date the Offering Statement has been fully qualified by the SEC and the Tokens are made available for public sale; or (ii) the date which is one (1) year and one (1) day from the date the respective PIA was purchased. Failure of a PIA holder to timely deliver the applicable exercise notice will automatically be deemed an election of such PIA holder to convert their respective PIA into Tokens.

To the extent a particular PIA is convertible into Tokens, all amounts owed thereunder will be converted into Tokens at a discounted per-Token price of approximately eighty percent (80%) from the then current Token price. All conversions of the PIAs will take place on such date and time as determined by the Board (such date, the “Conversion Date”), provided that such Conversion Date with respect to any PIA will not be more than thirty (30) days after the respective Exercise Date.

As of the date hereof, a total of $230,000 worth of PIAs have been sold and are outstanding. However, it is anticipated that both the full $3,000,000 worth of PIAs will be sold prior to the date the Offering Statement is qualified by the SEC and that each of the PIA holders will ultimately convert their respective PIAs into Tokens pursuant to the terms thereof (such Tokens to be issued in connection with the exercise of the PIAs, individually and collectively, the “Conversion Tokens”). As discussed in more detail below, the issuance of the Conversion Tokens will result in an effective dilution of each Token holder’s proportional voting and distribution rights.

For the avoidance of doubt, as noted above a PIA holder may elect instead to convert their respective PIA into cash as of the Exercise Date. To the extent a particular PIA holder elects such cash option they would receive a one time, lump sum, cash payment (each such payment, a “Cash Conversion Payment”). The actual amount of a given Cash Conversion Payment will be dependent on a number of factors; in particular whether or not any Loans have been made prior to the Exercise Date. However, as the Company has not made any Loans of the date hereof, the Company does not anticipate that any Cash Conversion Payment will exceed the purchase amount of the subject PIA. Additionally, any Cash Conversion Payment would be payable quarterly during the one (1) year period following the conversion of the subject PIA. That being said, to facilitate the making of any required Cash Conversion Payment, the Company will expressly reserve from the aggregate Token sale proceeds (and hold the same until the exercise/conversion of all PIAs) an amount equal to the total face amount of all PIAs sold prior to the date the Offering Statement is qualified by the SEC.

2.       Existing Options:

As of the date hereof, the following Board members, Officers, and/or other persons have each been granted a five (5) year option (individually and collectively, the “Existing Options”) to purchase the respective number of Tokens (of the same type as those made a part of the Offering) subject to the completion of certain respective conditions precedent (such Tokens, individually and collectively, the “Option Tokens”). Such conditions precedent are specified in the respective Existing Option agreement, and the satisfaction of such conditions precedent is subject to the final approval of the Board, in its discretion.

Name	# of Tokens:	Option Issue Date:	Exercise Price:	Expiration Date:

Greg Anderson	2,000,000	1/1/2019	$.05/Token	1/1/2024
Charlie Uchill	2,000,000	1/1/2019	$.05/Token	1/1/2024
Sean McNamara	1,000,000	1/1/2019	$.05/Token	1/1/2024
Anthony Zeoli	400,000	1/1/2019	$.05/Token	1/1/2024
Larry Uchill	100,000	1/1/2019	$.05/Token	1/1/2024
Jim Schultz	25,000	1/1/2019	$.05/Token	1/1/2024
Peter Saladino	1,000	1/1/2019	$.05/Token	1/1/2024
Matt Seal	500,000	8/1/2019	$.05/Token	1/1/2024
Cody Coe	50,000	8/1/2019	$.05/Token	1/1/2024
Matt Gressens	50,000	8/1/2019	$.05/Token	1/1/2024
Will Brown	50,000	8/1/2019	$.05/Token	1/1/2024
Jeff Vandeveer	1,000	8/1/2019	$.05/Token	1/1/2024
TOTAL:	6,177,000

Notwithstanding the foregoing or anything contained herein, or in the other Offering Documents to the contrary, the Company reserves the right, in its sole and absolute discretion, to enter into additional options, warrants, incentive agreements, or similar agreements with respect to the issuance of Tokens, and/or to otherwise authorize an issuance of additional Tokens, at any time and from time to time (all of the foregoing being referred to, individually and collectively, as the “Additional Issuances”).

As discussed in more detail below, the issuance of the Option Tokens and any Tokens in connection with any Additional Issuance will result in an effective dilution of each Token holder’s proportional voting and distribution rights.

For the avoidance of doubt, it should be noted that there is a material disparity between the public Offering price of the Tokens made a part of the Offering and the effective cash cost to the above named individuals to acquire the Option Tokens (being of the same type as those made a part of the Offering). More particularly, while it will cost an investor participating in the Offering one dollar ($1.00) per Token, it will only cost the above named individuals five cents ($.05) per Token.

3.            Effective Dilution of Tokens:

While the Tokens will not be deemed equity interests of the Company, the issuance of additional Tokens which are not made part of the Offering will ultimately affect the value of your investment in a Token. In particular, as discussed herein,33 the Token holders will, as a group, be entitled to participate in the income of the Business (if any). As the group of Token holders becomes larger, each Token holder’s proportional share of the income to be received from the Business (if any) will necessarily decrease. Put another way, as the overall income pie to be shared by the Token holders will remain fixed, as the number of Token holders increases, your ultimate piece of that pie will resultantly become smaller.

Income participation rights of the Tokens are not the only rights which are affected by an increase in the number of Token holders. As discussed herein,34 certain actions to be made by the Company will require the affirmative consent of the holders of a majority of the then-outstanding Tokens. As the group of Token holders becomes larger, each Token holder’s proportional vote with respect to such matters will necessarily decrease. Put another way, as the number of Token holders increases, the voting power of your respective Token(s) in connection with such matters to be voted on by the Token holders will resultantly become smaller.

Without limiting the generality of the foregoing, assuming the full amount of the Conversion Tokens and the Option Tokens are ultimately issued, if the Token offering is fully subscribed a total of 39,926,00035 Tokens would be outstanding and each a Token holder who purchased only 5,000 Tokens (i.e. the minimum purchase amount) in connection with the Offering would represent:

•	an estimated 0.012523% proportional interest in the income to be received by the Token holders from the Business (if any); and

•	an estimated 0.012523% proportional vote with respect to all matters submitted to the vote of the Token holders (if any).

It should be noted that the percentages above are estimates based on the above assumptions as well as the assumption that: (i) the full proposed amount of the Offering with respect to the Tokens is raised; (ii) $3,000,000 represents all amounts then owed under the PIAs; and (iii) the full assumed $3,000,000 owed under the PIAs is convertible into Tokens at the discounted per-Token price (resulting in a total number of Conversion Tokens of 3,750,000). If any of such assumptions prove to be inaccurate, the above percentages will be subject to decrease/adjustment. Further, the above percentages will be subject to further decrease/adjustment in connection with any Additional Issuances.

33 In particular, in the “Description of Tokens – Distribution Rights (Loan Business)” section beginning on page 120 hereof and the “Description of Tokens – Distribution Rights (Blockchain Business)” section beginning on page 121 hereof.

34 In particular in the “Description of Tokens - Equity Rights/Voting Rights/Information Rights” section beginning on page 118 hereof.

35 Being the result of 30,000,000 Tokens issued pursuant to the Offering plus the 6,176,000 Option Tokens identified herein plus a total of 3,750,000 of Conversion Tokens (being $5,000,000 / $.80 (being 80% of the initial $1 Token price)).

4.            No Dilution of Coins:

The Company has not previously entered into any agreement with respect to the issuance of Coins or which would otherwise give any person/entity the right to acquire any Coins outside of the Offering. Further, the Company does not anticipate issuing Coins, or otherwise entering into any agreement to acquire Coins, outside of the Offering. However, notwithstanding anything contained herein or in the other Offering Documents to the contrary, the Company reserves the right, in its sole and absolute discretion, to enter into agreements with respect to the issuance of Coins, and/or to otherwise authorize an issuance of additional Coins, at any time and from time to time.

The foregoing being said, the nature of the Coins makes the number of outstanding Coins, and thus the issue of dilution, irrelevant. As discussed in greater detail herein,36 it is specifically intended that each Coin will: (i) have a pre-established market value; (ii) be useable and tradable only within the Framework; and (iii) solely to the extent used and traded within the Framework, be readily exchangeable for such pre-established value. Put another way, the market value of a Coin will not be dependent on, or otherwise affected by, the number of Coins outstanding at any given time.

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36 In particular in the “Description of Business – Description of Blockchain Business” section beginning on page 47 hereof.

ARTICLE VI PLAN OF DISTRIBUTION; SELLING SECURITY HOLDERS

1.            Plan of Distribution of Tokens:

A.       Generally:

The Company is Offering up to $30,000,000 worth of its tokens (each a “Token”) pursuant to this Offering Circular and the other Offering Documents. While the Tokens are, and will at all times be, electronic assets, the “Token Rights Agreement” attached as Exhibit A hereto (as amended pursuant to its terms and in effect from time to time, the “Token Rights Agreement”) contractually defines the terms and conditions related to the ownership and operation of the Tokens; including the respective rights and obligations of the Company and the holders of the Tokens.

It is anticipated that the Company will, immediately upon qualification or as soon as possible after qualification, list the Tokens for sale with/through one or more public trading platforms who are registered with, or otherwise qualified by, the SEC and who permit the sale/trading of electronically tokenized assets (each such platform, a “Token Trading Platform”). Notwithstanding the foregoing, the Company recognizes that there may not be any Token Trading Platform available upon the final qualification of the Tokens for sale. Further, even if a Token Trading Platform were then available there is no guarantee that the Company would be successful in being able to list its Tokens for sale/resale on such Token Trading Platform.

If a Token Trading Platform is not then available, or the Company (for whatever reason) is unable to list its Tokens for sale on a Token Trading Platform, it may elect to list its Tokens for sale directly on, and through, its corporate web site, www.cerescoin.io (the “Company Website”). In the event Token sales are made directly by the Company it may find it necessary to involve, directly or indirectly, certain employees, representatives, and/or other associated person (each an “Associated Person”) from time to time. However, no Associated Person who is involved with such Token sales will be compensated (in any manner) based, directly or indirectly, on the number of Tokens sold by such Associated Person. Further, the Company intends to rely on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, with respect to the use of all such Associated Persons (if any). For the avoidance of doubt, all references herein to the sale of the Tokens being made directly by the Company are intended, and will be deemed, to include the Company’s use of any/all Brokers engaged by the Company from time to time in connection therewith.

Regardless of whether the sales of Tokens are made through a Token Trading Platform or by the Company directly, the following describes the anticipated general process for purchasing/obtaining a Token:

•	First, a Token purchaser will need to establish and keep open an account (respectively, a “Token Clearing Account”) which will be used: (i) to the extent applicable, to accept the cash to be used to purchase the subject Token(s); and (ii) to accept payment of any and all amounts to be made to such purchaser as the holder of a Token (including all payments with respect to the distribution rights and Liquidation rights discussed herein). It is anticipated that a Token Clearing Account may be established with any third-party bank/broker-dealer/brokerage/self-directed IRA manager/other financial intermediary that allows for the establishment of a brokerage account (or the like) and is capable of funding the purchase of assets similar to the Tokens (i.e. digital assets). It should also be noted that, to the extent the Tokens are listed for sale on a Token Trading Platform, such platform may internally provide for the formation and/or management of Token Clearing Accounts.

•	In any case, for clarification purposes the Company will not be directly involved or otherwise responsible, in any manner, with respect to the formation and/or management of any Token Clearing Account.

•	Second, a Token purchaser will need to establish and keep open an account on the KoreChain (respectively, a “Token Holding Account”) which will be used to actually hold and manage (including managing subsequent transfers) such purchaser’s Token(s). The Token Holding Account will be established by KoreConX (whether directly or with the assistance of the selling party; i.e. the Company/Broker/Token Trading Platform, as applicable). However, as discussed herein, the establishment of a Token Holding Account requires the prior satisfaction of all applicable Required Verifications from time to time established by the Company.[37] It should also be noted that, to the extent the Tokens are listed for sale on a Token Trading Platform, such platform may internally provide for the formation and/or management of Token Holding Accounts. In any case, for clarification purposes the Company will not be directly involved or otherwise responsible, in any manner, with respect to the actual formation and/or management of any Token Holding Account.

For the avoidance of doubt, a Token Holding Account will be completely separate and distinct from a Token Clearing Account. Administratively speaking, a Token Clearing Account will be used solely to fund the cash to acquire, and to receive any cash from, Tokens whereas the Token Holding Account will be used solely to hold/sell/transfer the respective purchased Tokens.

•	Finally, a Token purchaser will:

o	If (and to the extent) they are paying for the subject Tokens in cash, need to:

(i)	place an order for the subject Tokens with, and as instructed by, the Company/Token Trading Platform (as applicable);

(ii)	execute and deliver (electronically) a Subscription Agreement with respect to the Tokens being purchased, together with all such related disclosures, agreements etc. that may be required by the Company/Token Trading Platform (as applicable) in connection with such purchase; and

37 As described in detail in the “Plan of Distribution of Tokens – Required Verifications” section beginning on page 79 hereof.

(iii)	fund the purchaser’s respective Token Clearing Account in an amount equal to the aggregate purchase price for the Tokens being purchased.

Upon completion of the above the purchase price for the Tokens will be automatically distributed from such purchaser’s Token Clearing Account to the Company (or to the Token Trading Platform for the benefit of the Company, as applicable), and deemed received by the Company, and a total number of Token(s) equal to the total amount of funds received / $1.00 (i.e. the purchase price of a Token), rounded down to the nearest whole Token, will be promptly transferred to such purchaser’s Token Holding Account. For the avoidance of doubt, if any funds remain as a result of the rounding down of the total number of Tokens issued to such purchaser, such excess purchase funds will NOT be refunded.

o	If (and to the extent) they are paying for the subject Tokens via an Approved Cryptocurrency,[38] need to:
(i)	place an order for the subject Tokens with, and as instructed by, the Company/Token Trading Platform (as applicable);

(ii)	execute and deliver (electronically) a Subscription Agreement with respect to the Tokens being purchased, together with all such related disclosures, agreements etc. that may be required by the Company/Token Trading Platform (as applicable) in connection with such purchase; and

(iii)	cause the subject Approved Cryptocurrency to be transferred to the Company AC Transfer Wallet.

Upon completion of the above, and following the respective AC Settlement Date, an amount equal to the Final AC Exchange Value of the transferred Approved Cryptocurrency will be deemed received by the Company and a total number of Token(s) equal to the Final AC Exchange Value / $1.00 (i.e. the purchase price of a Token), rounded down to the nearest whole Token, will be promptly transferred to such purchaser’s Token Holding Account; provided, that:

(A)	to the extent the resulting number of Tokens would exceed the amount of Tokens actually subscribed for in the respective Subscription Agreement (or otherwise exceed the number of Tokens actually allocated to such purchaser in connection with such subscription), the actual total number of Tokens transferred to such purchaser’s Token Holding Account will be limited to the same and the excess purchase funds will be promptly returned to the purchaser in U.S. Dollars by wire/ACH transfer (at the election of the Company) to the Token Clearing Account of such purchaser; and

38 As described in detail in the “Plan of Distribution of Tokens - Approved Forms of Payment; Payment Mechanics; Approved Cryptocurrency” section beginning on page 82 hereof.

(B)	to the extent the resulting number of Tokens is not equal to, or greater than, the required 5,000 Token minimum, the Company may (in its sole discretion):

(1)	accept such non-conforming subscription and transfer to the subject purchaser’s Token Holding Account the full amount of the resulting number of Tokens; or

(2)	reject such non-conforming subscription, and both promptly notify the subject purchaser of such rejection and transfer an amount equal to the respective Final AC Exchange Value to the subject purchaser in U.S. Dollars by wire/ACH transfer (at the election of the Company) to the Token Clearing Account of such purchaser.

For the avoidance of doubt, if any funds remain from the exchange of a particular purchaser’s Approved Cryptocurrency as a result of the rounding down of the total number of Tokens issued to such purchaser, such excess purchase funds will NOT be refunded. Further, even if a purchaser elects to pay for their Tokens entirely via an Approved Cryptocurrency, and no refund of proceeds by the Company is applicable, such purchaser is required to establish and maintain a Token Clearing Account.

In all cases the Offering Circular and the other Offering Documents (including the Token Rights Agreement) will be furnished to prospective purchasers upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week, on the Company Website and through each Token Trading Platform (if any) used by the Company in connection with the sale of the Tokens. Additionally, the Company intends to establish and maintain, both on the Company Website and (to the extent possible) on the respective trading page of each Token Trading Platform (if any) used by the Company in connection with the sale of the Tokens, a real time record of all then outstanding Tokens sold/issued. Further, as noted herein a record of the then total number of Tokens sold/issued in, and as of the date of, each Token Periodic Report.

B.          Intermediaries/Consultants:

The Company fully intends to engage one or more registered broker-dealers (each a “Broker”) to help facilitate and promote the sale of the Tokens. In connection with any such engagement, the Company reserves the right to: (i) pay selling commissions to a participating Broker based, in whole in part, on the number of Tokens sold by such Broker; (ii) pay such commissions, in whole or in part, in Tokens (or any other interest of the Company) and/or any option, warrant, or other right to acquire the same; and (iii) to reimburse such Broker for due diligence and marketing costs on an accountable or non-accountable basis.

In addition, the Company reserves the right, from time to time and to the fullest extent permitted by applicable law, to engage one or more outside consultants (other than a Broker) to assist with the Token sale (each a “Consultant”). In connection with any such engagement, the Company reserves the right to (the fullest extent permitted by applicable law): (i) pay consulting fees (including eligible finder’s fees) to such Consultants based on services rendered; (ii) pay such consulting fees, in whole or in part, in Tokens (or any other interest of the Company) and/or any option, warrant, or other right to acquire the same; and (iii) reimburse such Consultant for due diligence and marketing costs on an accountable or non-accountable basis.

As of the date hereof, the Company has not entered into any formal agreement with any Broker or Consultant with respect to the Offering of the Tokens. A Supplement will be filed in the event any Broker or Consultant is engaged providing, among other things, the name of such Broker or Consultant and the amount, type, and payment terms of all consideration to be paid to such Broker or Consultant. That being said, the Company has budgeted the allocation of a portion of the Token sale proceeds for the payment of commissions, fees and expenses to Broker and Consultants. 39

C.          No Minimum; Ongoing Offering; Token Sales Final:

There is no aggregate minimum to be raised in order for the sale of the Tokens to become effective (other than $5,000 minimum purchase required for each purchaser). As a result, the sale of the Tokens will be conducted on a “rolling basis,” and the Company will be entitled to begin applying “dollar one” of the proceeds from the sale of the Tokens towards its Token Offering Expenses and general Business strategy.40

Once the Offering has commenced, the Tokens will be offered on a “best efforts” basis, and there is no guarantee that any minimum amount will be sold. All sales of Tokens will be final, and no Token holder will be entitled to rescind their purchase of a Token, or otherwise be entitled to a return of any portion of such Token holder’s invested funds, in the event that less than the total number of available Tokens are sold for any reason (including as a result of any subsequent termination of the Offering of the Tokens by the Company).

D.	Token Sale Expiration Date; Potential Termination of Offering and Return of Proceeds:

The Offering and sale of the Tokens is expected to expire on the earlier of (such date, the “Token Sale Expiration Date”): (i) the date that all $30,000,000 worth of the Tokens have been initially sold by, or on behalf of, the Company; or (ii) the date that is one (1) year from the date of the first sale of a Token is made as part of the Offering.

Notwithstanding the foregoing, the sale of the Tokens made as part of the Offering may be withdrawn, cancelled, or otherwise terminated by the Company prior to the Token Sale Expiration Date, for any reason, and without notice to you or any other offeree. Without limiting the generality of the foregoing, the sale of the Tokens made as part of the Offering will automatically be deemed terminated as a result of (and for so long as the same exists) the voluntary/involuntary bankruptcy, dissolution and/or liquidation of the Company. In the event of any such termination:

39 As described in detail in the “Use of Proceed from Sale of Tokens - Offering Expenses” section beginning on page 96 hereof.

40 As described in detail in the “Use of Proceeds to Issuer - Use of Proceed from Sale of Tokens” section beginning on page 95 hereof.

•	any and all subscriptions to purchase Tokens which have not been closed as of the date of such termination will be deemed immediately cancelled and rejected in their entirety and the Company will not be permitted to accept any further payments related to such subscriptions;

•	the Company will promptly notify each respective subscribing, but unclosed, Token investor of the cancellation/rejection of such investor’s subscription to purchase Tokens;

•	all payments (if any) received by the Company by a subscribing, but unclosed, Token investor in connection with such investor’s subscription to purchase Tokens as of the date of such termination will be promptly refunded to such investor, in full and without interest;[41] and

•	neither the Company (nor any of its officers, directors, employees, or agents) will have any further obligation, or any liability whatsoever, with respect to any subscribing investor in connection with such termination; including with respect to any diminution in value of any Approved Cryptocurrency[42] transferred back to such investor occurring while such Approved Cryptocurrency was in the possession of the Company prior to the subject termination.

E.            Required Verifications:

In order to subscribe to purchase a Token, a prospective purchaser will need to satisfy certain AML/KYC and other verifications established by the Company from time to time. Without limiting the generality of the foregoing, the Company has established an internal compliance manual43 establishing certain required AML/KYC and other verifications which must be performed by, or otherwise on behalf of, the Company in connection with the issuance and sale of both the Coins and the Tokens (such verifications, as adopted by the Company and in effect from time to time, the “Required Verifications”). Such Required Verifications currently include, among other things:

•	with respect to prospective purchasers who are natural persons, obtaining and verifying the name, date of birth, mailing address and taxpayer identification number of such person;

•	with respect to prospective purchasers who are not natural persons, obtaining and verifying the legal name, principal business address, state/jurisdiction of formation, and taxpayer identification number of such entity; and

41 As described in detail in the “Plan of Distribution of Tokens - Procedures for Purchasing Tokens; Rejection by Company” section beginning on page 81 hereof.

42 As described in detail in the “Approved Forms of Payment; Payment Mechanics; Approved Cryptocurrency” section beginning on page 82 hereof.

43 The Company’s current internal compliance manual is built on, and substantively similar to, the “Anti-Money Laundering (AML) Template for Small Firms” provided by Financial Industry Regulatory Authority (“FINRA”) and available at http://www.finra.org/industry/anti-money-laundering-template-small-firms. However, the Company reserves the right to amend/modify/supplement such manual from time to time in its sole discretion.

•	where applicable, verifying whether the subject prospective purchaser is an Accredited Investor.

All Required Verifications must be satisfied by the selling party (i.e. the Company/Broker/Token Trading Platform, as applicable) at the time of, and as a condition to, establishing a Token Holding Account. As noted herein, Token Holding Accounts will be established by (or otherwise with the assistance of) certain third parties selected by the Company from time to time who are connected to the KoreChain. That being said, as a condition precedent to such third-party’s involvement with the issuance and sale of the Tokens, such third-party will be required to expressly agree to adhere to all Required Verifications (in addition to whatever additional verifications such third-party may also require, if any). As a result, it is intended that all such Required Verifications will be performed on behalf of the Company by the applicable third party establishing the subject Token Holding Account. For the avoidance of doubt, any/all information received in connection with the Required Verifications will be recorded in, and made part of, the immutable underlying ledger of the KoreChain.

F.            Eligible Purchasers; Maximum Purchase Amount:

The Tokens will only be made available to persons who: (i) are eligible to purchase securities pursuant to the terms of Regulation A; (ii) who have satisfied all applicable Required Verifications; and (iii) have established both a Token Clearing Account and a Token Holding Account. Further, while the Company intends the sale of the Coins to be fully qualified in every state, only prospective Token purchasers that reside in states/jurisdictions where the Offering of the Tokens has been fully qualified and who meet all applicable state-specific purchaser suitability standards (if any) will be allowed to purchase a Token.

Notwithstanding anything to the contrary herein, unless and until the Tokens are fully qualified for sale/resale on a registered national securities exchange (which is intended by the Company but may never occur), non-Accredited Investors44 will not be permitted to invest an amount which exceeds the following:

•	if a natural person, ten percent (10%) of the greater of such investor’s current annual income or net worth;[45]

•	if not a natural person, ten percent (10%) of the greater of such investor’s revenue or net assets for the most recently completed fiscal year end if a non-natural person.

Put another way, a non-Accredited Investor may only purchase a number of Tokens which, in dollar value, does not exceed the applicable cap amount calculated above. For the avoidance of doubt, the foregoing limitation will not affect any investor who qualifies as an Accredited Investor.46

44 I.e. any investor who does not qualify as an Accredited Investor (as defined on Appendix A attached hereto).

45 The calculation of a particular investor’s net worth, being the difference between such investor’s total assets and their total liabilities, must take into account the calculation rules of 17 CFR 230.501(a)(5) which provide, in pertinent part, that the calculation: (i) must exclude the value of such investor’s primary residence; (ii) may exclude any indebtedness secured by such investor’s primary residence (up to an amount equal to the value of such investor’s primary residence); and (iii) must include any indebtedness secured by such investor’s primary residence which exceeds the value of such investor’s primary residence.

46 As defined on Appendix A attached hereto.

G.          Procedures for Purchasing Tokens; Rejection by Company:

In order to subscribe to purchase Tokens, a prospective eligible investor must agree to purchase at least $5,000 worth of Tokens and must deliver the following (individually and collectively, the “Token Subscription Deliveries”) to the Company prior to the Token Sale Expiration Date:

•	a fully completed and executed subscription agreement in substantially the form attached hereto as Exhibit C (the “Subscription Agreement”);

•	any and all such documents as may be required by the Company to establish the subject investor’s country/jurisdiction/state of residence, whether the subject investor is an Accredited Investor and in connection with any Required Verification of the subject investor; and

•	payment (pursuant to the instructions provided in the Subscription Agreement), in full, of the aggregate purchase price for the subscribed Tokens.

Notwithstanding the foregoing, the Company reserves the right, in its sole and absolute discretion and for any reason whatsoever (including if the Company determines that the subject investor is not otherwise eligible to purchase or hold the Tokens), to accept or reject any investor’s subscription to purchase Tokens, and/or to otherwise allocate any investor a number of Tokens which is less than the total number of Tokens that is desired for purchase as specified in such investor’s respective Subscription Agreement. Further, neither the Company, nor any of its Board members or equity holders, will have any liability whatsoever to any potential investor (or any other person or entity) if such investor’s subscription to purchase Tokens is rejected, in whole or in part.

Once submitted to the Company the Token Subscription Deliveries of a particular investor will be binding, unchangeable and irrevocable with respect to such investor and, to the extent the same are accepted by the Company, such investor will be expected to pay for their respective Tokens, in full. For the avoidance of doubt, even if the Company elects to allocate any investor a number of Tokens which is less than the total number of Tokens that is desired for purchase as specified in such investor’s respective Subscription Agreement, the subject investor will not be permitted to amend/modify/revoke their respective Subscription Agreement and will be expected to pay for the actual number of Tokens so allocated, in full.

It should also be noted again that the Company has not made any escrow arrangements with respect to funds received from the sale of the Tokens. Accordingly, until the Company accepts or rejects an investor’s subscription to purchase Tokens, the Company will be holding, and will have access to, all funds received from such investor. That being said, all proceeds received by the Company from an investor subscribing to purchase Tokens will be held and reserved by the Company, without use, unless and until all the Token Subscription Deliveries of such investor have been accepted or rejected by the Company.

To the extent an investor’s Token Subscription Deliveries are accepted by the Company, in whole or in part, settlement with respect to the purchase and sale of the subject Tokens will (subject to the volume of Token subscriptions received) occur within one (1) business day from the later of: (i) the date of the Company’s acceptance of the subject Token Subscription Deliveries; and (ii) the date the subject investor’s purchase funds have fully cleared and made available to the Company. On the settlement date the Company will issue the subscribed Tokens to the respective investor and cause the same to be recorded on the books and records of the Company.

In the event an investor’s Token Subscription Deliveries are rejected by the Company, in whole or in part (including as a result of any termination of the sale of the Tokens)47, the Company will promptly notify such investor of such rejection and will promptly refund all proceeds received by (or otherwise on behalf of) the Company from such investor (or applicable portion thereof) to the subject investor, without interest. All such refunds to be made by the Company will be made in U.S. Dollars by wire/ACH transfer (at the election of the Company) to the respective investor; provided however that, to the extent the subject investor paid for their respective Token subscription by the transfer of any Approved Cryptocurrency:

•	to the extent the respective “market order” (as discussed below) with respect to sale of the respective Approved Cryptocurrency has not then been fulfilled, the Company will cause such Approved Cryptocurrency to be transferred back to (and at the direction of) the subject investor in the same form as transferred to the Company;

•	to the extent the respective “market order” (as discussed below) with respect to sale of the respective Approved Cryptocurrency has been fulfilled, the Company will transfer an amount equal to the Final AC Exchange Value (as defined below) to the subject investor by wire/ACH transfer (at the election of the Company); and

•	in any case neither the Company nor any of its Board members or equity holders, will have any liability whatsoever to such investor (or any other person or entity) with respect to any resulting difference between the original U.S. dollar value of the subject transferred Approved Cryptocurrency and the total amount refunded to such investor pursuant the foregoing (including any diminution in value of any Approved Cryptocurrency transferred back to such investor occurring while such Approved Cryptocurrency was in the possession of the Company prior to the subject rejection).

H.            Approved Forms of Payment; Payment Mechanics; Approved Cryptocurrency:

To the extent a subscription to purchase one or more Tokens is accepted by the Company, the respective purchaser may pay for such Tokens: (i) in U.S. Dollars by wire/ACH transfer, money order, or check; and/or (ii) by the transfer of Bitcoin, Bitcoin Cash, Ether, and/or Litecoin (each an “Approved Cryptocurrency”); in each case to the account of, or as otherwise directed by, the Company.

47 As described in detail in the “Plan of Distribution of Tokens - Token Sale Expiration Date; Potential Termination of Offering and Return of Proceeds” section beginning on page 78 hereof.

If a particular purchaser desires to pay for their subscribed Tokens (in whole or in part) in cash, such purchaser will need to make a wire transfer of immediately available funds directly to (or otherwise for the benefit of) the Company. Such transfer will be made pursuant to, and as provided on, the platform where the Tokens are sold (i.e. the Company Website or the applicable Token Trading Platform). For the avoidance of doubt, as provided above, administratively speaking a purchaser paying in cash will need to first wire the applicable funds into their respective Token Clearing Account which will then be used to fund the aforementioned wire to (or otherwise for the benefit of) the Company.

If a purchaser desires to pay for their subscribed Tokens (in whole or in part) by the transfer of any Approved Cryptocurrency, the following describes the anticipated related general payment procedures/provisions:

•	The purchaser will: (i) place an order for the subject Tokens with, and as instructed by, the Company/Token Trading Platform (as applicable); and (ii) execute and deliver (electronically) a Subscription Agreement with respect to the Tokens being purchased, together with all such related disclosures, agreements etc. that may be required by the Company/Token Trading Platform (as applicable) in connection with such purchase.

•	Simultaneously with the execution/delivery of the above documents the purchaser will, pursuant to, and as provided on, the platform where the Tokens are sold (i.e. the Company Website or the applicable Token Trading Platform) select the form of Approved Cryptocurrency they desire to use to pay for their respective subscribed Tokens.

•	The purchaser will be provided, via the platform where the Tokens are sold (i.e. the Company Website or the applicable Token Trading Platform), with the unique, public-facing, wallet address of the Company AC Transfer Wallet (as defined below). Simultaneously with the execution/delivery of the above documents, the purchaser will then cause the subject Approved Cryptocurrency to be transferred, in full, to the Company AC Transfer Wallet.

•	Upon the receipt of the subject Approved Cryptocurrency into the Company AC Transfer Wallet the Company/Token Trading Platform (as applicable) will promptly and electronically notify the purchaser of such receipt as well as the estimated Preliminary AC Exchange Value (as defined below) of such received Approved Cryptocurrency.

•	On, and as of, the respective AC Settlement Date (as defined below) an amount equal to the total respective Final AC Exchange Value (as defined below) will be deemed to have received by the Company/Token Trading Platform (as applicable) for the benefit of the respective purchaser.

•	Within twenty-four (24) hours of a particular AC Settlement Date the Company/Token Trading Platform (as applicable) will electronically notify the purchaser of the respective (i) Final AC Exchange Value of the transferred Approved Cryptocurrency; and (ii) total number of Tokens actually allocated to such purchaser as a result of such proceeds received. For the avoidance of doubt the Final AC Exchange Value and NOT the Preliminary AC Exchange Value, will be used to calculate the maximum total amount of Tokens to be allocated to a purchaser (being a total number of Tokens equal to the result of the Final AC Exchange Value / $1.00, rounded down to the nearest whole Token). Further, if any funds remain from the exchange of a particular purchaser’s Approved Cryptocurrency as a result of the rounding down of the total number of Tokens issued to such purchaser, such excess purchase funds will NOT be refunded.

•	Notwithstanding the above, to the extent the maximum number of Tokens which would be allocated to purchaser based on the respective Final AC Exchange Value:

o	would exceed the amount of Tokens actually subscribed for in the respective Subscription Agreement (or otherwise exceed the number of Tokens actually allocated to such purchaser in connection with such subscription), the actual total number of Tokens transferred to such purchaser’s Token Holding Account will be limited to the total number of Tokens actually subscribed and the excess purchase funds will be promptly returned to the purchaser in U.S. Dollars by wire/ACH transfer (at the election of the Company) to the Token Clearing Account of such purchaser; or

o	would not be equal to, or otherwise greater than, the required 5,000 Token minimum, the Company may (in its sole discretion):

(i)	accept such non-conforming subscription and transfer to the subject purchaser’s Token Holding Account the full amount of the resulting number of Tokens; or

(ii)	reject such non-conforming subscription, and both promptly notify the subject purchaser of such rejection and transfer an amount equal to the respective Final AC Exchange Value to the subject purchaser in U.S. Dollars by wire/ACH transfer (at the election of the Company) to the Token Clearing Account of such purchaser.

The Company has initially selected Gemini Trust Company, LLC (“Gemini”) to help facilitate the above described acceptance and exchange of Approved Cryptocurrency transfers. Gemini is a digital asset exchange and custodian which is regulated by the New York State Department of Financial Services (“NYSDFS”).48 As such, Gemini is a fiduciary and subject to the capital reserve requirements, cybersecurity requirements, and banking compliance standards set forth by the NYSDFS and applicable banking regulations. Among its other client services Gemini provides for the receipt/custody of certain select digital assets (including each form of Approved Cryptocurrency) and for the sale/transfer of such digital assets via its digital trading marketplace (the “Gemini Marketplace”). Moreover, the Gemini Marketplace operates twenty-four (24) hours a day, seven days a week, except for brief maintenance periods (which are announced in advance).49

48 More information concerning Gemini’s licensing/regulation please see https://gemini24.zendesk.com/hc/en-us/articles/204734485-Is-Gemini-licensed-and-or-regulated-.

49 More information concerning Gemini’s marketplace please see https://gemini.com/marketplace/#order-types.

The Company will establish (and will maintain) a depository account/digital wallet with Gemini (the “Company AC Transfer Wallet”) to facilitate the receipt of Token payments made in one or more forms of Approved Cryptocurrency. Promptly upon receipt of any Approved Cryptocurrency as payment for Tokens the Company will estimate the total, net, U.S. Dollar amount the Company would actually receive if it were able to immediately exchange the subject Approved Cryptocurrency via the Gemini Marketplace at the then current U.S. Dollars spot price (such amount, respectively, the “Preliminary AC Exchange Value”). For the avoidance of doubt, the Preliminary AC Exchange Value will be an amount (as calculated by the Company) equal to the estimated total, net, U.S. Dollar amount the Company would actually receive if it were able to immediately exchange the subject Approved Cryptocurrency into U.S. Dollars on the Gemini market at the time the same is received into the Company AC Transfer Wallet based on the then applicable Gemini spot rate (as reflected on www.Tradingview.com or such other outside charting service subsequently selected by the Company which charts the applicable spot rates of the Gemini Marketplace).

Upon receipt of any Approved Cryptocurrency payments the Company will promptly, and in any event within the first twenty-four (24) hours of receipt, set a “market order”50 via the Gemini Marketplace to sell all then such received Approved Cryptocurrency for U.S. Dollars. As a market order, such sale/exchange will be completed as soon as possible after the order is placed and at the then best available price. For purposes of the above process description:

•	the term “AC Settlement Date” means, with respect to a particular Token purchaser, the date/time that all of the Approved Cryptocurrency received from such purchaser has been converted into U.S. Dollars (i.e. the date/time the respective market order submitted by the Company has been fulfilled); and

•	the term “Final AC Exchange Value” means, with respect to a particular Token purchaser, an aggregate amount equal to the net, U.S. Dollar, amount actually received by (or otherwise on behalf) of the Company as a result of the sale/exchange of the subject transferred Approved Cryptocurrency (i.e. the aggregate net U.S. Dollar amount received by the Company upon the fulfillment of the respective market order).

It should also be noted that there may be certain fees charged by Gemini51 in connection with the receipt of Approved Cryptocurrency into the Company AC Transfer Wallet and/or the transfer to the Company of any resulting U.S. Dollars received in connection with the sale/exchange of such Approved Cryptocurrency. Moreover the types and amounts of such fees are subject to change from time to time at the discretion of Gemini and outside of the control of the Company. In any event, it should be specifically noted that the determination of both the Preliminary AC Exchange Value and the Final AC Exchange Value will be net of any and all such fees to be paid to Gemini.

50 For more information on market orders, please see https://gemini.com/marketplace/#order-types

51 For more information, please see https://gemini.com/transfer-fee-schedule/.

All Approved Cryptocurrency transfers and other transactions will be valued and recorded in U.S. Dollars. It should be noted however that the U.S. Dollar equivalent value of a particular cryptocurrency at any given time can fluctuate drastically. Additionally, while the Company intends to cause all received Approved Cryptocurrency to be sold/exchanged for U.S. Dollars as soon as practical, there is no guaranty that the respective market order placed on the Gemini Exchange will be fulfilled the same day (particularly if the subject Approved Cryptocurrency is received and/or the respective market order is placed over the weekend or during a holiday when trading is slower). Accordingly, in the event a purchaser elects to fund (in whole or in part) the purchase of their Tokens via an Approved Cryptocurrency, such purchaser will be required to affirmatively and irrevocably agree to assume any and all risk with respect to any adverse changes in the value of the subject transferred Approved Cryptocurrency between the time the same is transferred to the Company AC Transfer Wallet and the respective AC Settlement Date. Put another way, by electing to fund (in whole or in part) the purchase of Tokens via an Approved Cryptocurrency, the purchaser is assuming any and all risk that the Final AC Exchange Value will be less than the Preliminary AC Exchange Value. Further, in any case neither the Company nor any of its Board members or equity holders, will have any liability whatsoever to any purchaser (or any other person or entity) with respect to any resulting difference between the Preliminary AC Exchange Value and the Final AC Exchange Value of any transferred Approved Cryptocurrency and/or any other loss a purchaser may suffer in connection therewith.

If, and to the extent, during the sale of the Tokens the Company elects to modify any of the above described procedures in connection with the acceptance of Approved Cryptocurrency (including any subsequent replacement of Gemini and/or use of the Gemini Marketplace), such modifications will be promptly and expressly made known to potential Token purchasers via disclosures both on the Company Website and on each Token Trading Platform (if any) then used by the Company in connection with the sale of the Tokens.

I.       Additional Advertising:

In addition to this Offering Circular and the other Offering Documents, and subject to limitations imposed by applicable securities laws (including Regulation A), the Company expects to use additional advertising, sales, and other promotional materials in connection with the Offering and sale of the Tokens. Such advertising materials may include (among other things) public advertisements and/or audio-visual materials authorized by the Company from time to time. Although these materials will not contain information in conflict with the information provided by this Offering Circular (or any of the other Offering Documents), and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Tokens, these materials will not necessarily be able to give a complete understanding of the Offering, the Company, or the Tokens. For the avoidance of doubt, all sales of Tokens will be made subject to this Offering Statement and the other Offering Documents, copies of which will be furnished to prospective purchasers, and made available on the Company Website (as provided above), and prospective Token purchasers must read and rely on the information provided herein and therein in connection with their decision to purchase a Token.

J.       Permitted Transfers; Secondary Trading:

As provided in the Token Rights Agreement (in particular, Section 7 thereof), each of the Tokens may be freely sold and transferred by the respective Token Holder at any time, provided that:

•	the Tokens may only be acquired, held and transferred in whole number increments (i.e. no fractional interests);

•	notice is given to the Company (and/or the applicable Transfer Agent) detailing the specifics of such transfer (including the name, mailing address and Clearing Account of the respective transferee);

•	such transfer is made in compliance with all applicable federal and state securities laws (as determined by the Company, in its sole discretion); and

•	to the extent the Token are then traded on a Token Trading Platform, such transfer is made in compliance with all applicable rules and regulations governing, or otherwise applicable to, such Token Trading Platform.

Any transfer, or attempted transfer, of Tokens which is not made in compliance with the foregoing, or otherwise in violation of the terms of the Token Rights Agreement, will be deemed invalid, null and void, and of no force or effect and the Company will not be required to recognize such transfer/attempted transfer. Further neither the Company, nor any of its Board members or equity holders, will have any liability whatsoever to any Token holder/transferee (or any other person or entity) with respect to any such improper and rejected transfer/attempted transfer .

Without limiting the foregoing, as discussed herein, the Company intends to seek qualification of the Tokens for sale/resale on one or more Token Trading Platforms. It is also intended that any secondary trading/transfer of Tokens will take place exclusively on such Token Trading Platform(s). That being said, there is no guarantee that a Token Trading Platform will be available in the near future or, the extent any Token Trading Platform actually becomes available, that the Company will be successful in being able to list its Tokens for sale/resale on such Token Trading Platform. If no active secondary trading market for the Tokens develops (or is otherwise sustained) following the commencement of the Offering, not only will the holders of the Tokens be expected to hold such Tokens for an indefinite period of time, such holders may be unable to sell their respective Token(s) when they wish to sell them and/or at a price they consider attractive or satisfactory.

For the avoidance of doubt, as of the date hereof there are currently no Token Trading Platforms available to list the Company’s Tokens on for initial sale/resale and it is uncertain whether any such Token Trading Platform will be available in the foreseeable future.

2.            Plan of Distribution of Coins:

A.       Generally:

We are Offering up to $20,000,000 worth of Coins pursuant to this Offering Circular and the other Offering Documents. Upon qualification the Coins will be made available, and sold, directly by the Company, solely via the Framework (as discussed below).

In conducting Coin sales the Company may find it necessary to involve, directly or indirectly, certain Associated Persons from time to time. However, no Associated Person who is involved with such Coin sales will be compensated (in any manner) based, directly or indirectly, on the number of Coins sold by such Associated Person. Further, the Company intends to rely on the exemption from registration contained in Rule 3a4-1 of the Exchange Act with respect to the use of all such Associated Persons (if any).

The following describes the anticipated general process for purchasing/obtaining a Coin:

•	First, a Coin purchaser will need to establish and keep open an account (respectively, a “Coin Clearing Account”) which will be used: (i) to the extent applicable, to accept the cash to be used to purchase the subject Coin(s); and (ii) to accept payment of any and all amounts to be made to such purchaser as the holder of a Coin (including all applicable distribution payments and all payments with respect to a Buyback of such Coin(s) as discussed herein). It is anticipated that a Coin Clearing Account may be established with any third-party bank/broker-dealer/brokerage/self-directed IRA manager/other financial intermediary that allows for the establishment of a brokerage account (or the like) and is capable of funding the purchase of assets similar to the Coins (i.e. digital assets). In any case, for clarification purposes the Company will not be directly involved or otherwise responsible, in any manner, with respect to the formation and/or management of any Coin Clearing Account.

•	Second, a Coin purchaser will need to establish and keep open a user account on the Framework (each a “Framework Account”), the Framework Account will act as each Coin holder’s primary interface to the Framework and their respective account. Among other things, through the Framework Account a user will, among other things: (i) be able to view, in real time, all Coins then held by such person and all amounts owed to such person; (ii) change/modify such persons respective Coin Clearing Account information; (iii) transfer Coins to/accept Coins from other Framework users. As discussed herein, the establishment of a Framework Account requires the satisfaction of all applicable Required Verifications from time to time established by the Company.[52]

For the avoidance of doubt, a Framework Account will be completely separate and distinct from a Coin Clearing Account. By way of example only, although the Company will not in any way be a money transmitter, the Framework Account will function similar to a typical PayPal account where a user is able to see their respective balances, send/request money etc. However, in this case the Framework Account user would be sending/requesting Coins in lieu of cash. Further, just a PayPal user would link an outside bank account to their PayPal account to pay/receive cash, a Framework user’s respective Coin Clearing Account would be linked to their respective Framework Account to pay cash for Coins/receive cash from the Coins.

•	Third, a Coin purchaser will need to establish and keep open a distinct cryptographic wallet (each a “Coin Wallet”) on the Framework which will be used to actually hold and manage (including managing subsequent transfers) such purchaser’s Coin(s). Additionally, there will be at least two (2) types of related Coin Wallet accounts; one for customers (each a “Purchaser Coin Wallet”) and one for dispensaries and all other service-providers (each an “SP Coin Wallet”).

52 As described in detail in the “Plan of Distribution of Coins – Required Verifications” section beginning on page 90 hereof.

For the avoidance of doubt, a Coin Wallet will be completely separate and distinct from a Coin Clearing Account. Administratively speaking, a Coin Clearing Account will be used solely to fund the cash to acquire, and to receive any cash from, Coins whereas the Coin Wallet will be used solely to hold/sell/transfer the respective purchased Coins.

•	Finally, once a Coin purchaser has fully established the above, such purchaser will be able to purchase Coins. It is anticipated that Coins will be primarily purchased by retail consumers while they are at a particular dispensary and in real time, via the POS.[53] However, dispensaries and service providers will also be able to purchase and transfer Coins between them via their respective Framework Account.

It should be noted that, unlike with respect to the sale of the Tokens, the Coins will only be available for sale through, and only to persons/entities who have established the above accounts/wallet on, the Framework. Further, unlike with respect to the sale of the Tokens, a Coin purchaser will not need to execute/deliver a Subscription Agreement or any similar such agreement.

In all cases the Offering Circular and the other Offering Documents (including the Coin Rights Agreement) will be furnished to prospective purchasers upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week, both on the Company Website and via each user’s respective Framework Account.

Further, in the event the Company elects to change/modify/supplement/replace any of the above described procedures in connection with purchasing/obtaining a Coin, such change will be promptly and expressly made known to both existing Coin holders (via electronic communication made through the Framework) and to potential Coin purchasers via disclosures both on the Company Website and via the Framework.

B.           Brokers/Consultants:

The Company does not anticipate engaging any Broker, Consultant or other intermediary with respect to the offer and sale of the Coins. Further, the Coins will only be made available for purchase directly from the Company via the Company’s POS.

C.          No Minimum; Ongoing Offering; Coin Sales Final:

There is no aggregate minimum to be raised in order for the sale of the Coins to become effective. As a result, the sale of the Coins will be conducted on a “rolling basis,” and the Company will be entitled to begin applying “dollar one” of the proceeds from the sale of the Coins towards its Business strategy.54 Notwithstanding the foregoing, all proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees earned by the Company) will be specifically segregated and reserved by the Company to facilitate a Buyback of such Coins (including funding the cash payment of all resulting Credits) in accordance with their terms.55

53 As described in detail in the “Description of Blockchain Business - Description of Proposed Transactional Coin Usage and Trading; Transaction Fees” section beginning on page 51 hereof.

54 As described in detail in the “Use of Proceeds to Issuer - Use of Proceeds from Sale of Coins” section beginning on page 97 hereof.

55 As described in detail in the “Description of Blockchain Business - Coin Buyback/Buyback Price” section beginning on page 54 hereof.

Once the Offering has commenced, the Coins will be offered on a “best efforts” basis, and there is no guarantee that any minimum amount will be sold. All sales of Coins will be final, and no Coin holder will be entitled to rescind their purchase of a Coin, or (except in connection with any Buyback) otherwise be entitled to a return of any portion of such Coin holder’s invested funds, in the event that less than the total number of available Coins are sold for any reason (including as a result of any subsequent termination of the Offering of the Tokens by the Company).

D.         Continuous Offering; Indefinite Expiration Date:

It is intended that the offer and sale of the Coins will be deemed a “continuous offering” within the meaning of 17 CFR 230.251(d)(3), and that the Offering of the Coins will remain open for more than one (1) year, provided that, on or before the date that is one (1) year from the date of the first sale of a Coin is made as part of the Offering, and/or as otherwise may be required by applicable securities laws, the Company will file a Supplement to this Offering Circular (and all other required filings, if any) with the SEC and all other applicable regulatory agencies.

Notwithstanding the foregoing or anything contained herein or in the other Offering Documents to the contrary: (i) without limiting the generality of the foregoing, as provided in the Coin Rights Agreement (in particular, Section 2 thereof) the Framework is hardcoded not to permit, and to automatically reject, any and all orders/purchases of Coins which would cause the aggregate dollar amount of all Coins sold in any given twelve (12) month period to exceed $20,000,000; (ii) the Company reserves the right, in its sole and absolute discretion, to terminate the offer and sale of the Coins at any time and for any reason.

E.            Required Verifications:

In order to subscribe to purchase a Coin, a prospective purchaser will need to satisfy all applicable Required Verifications.56 In addition to such other Required Verifications discussed herein, in connection with the purchase/issuance/sale of the Coins the Required Verifications currently include, among other things:

•	with respect to any prospective Coin purchaser who is a service providers in the legal cannabis industry, obtaining and verifying evidence (acceptable to the Company) that the subject purchaser is duly and fully licensed and registered by all applicable state/local authorities; and

56 As described in detail in the “Plan of Distribution of Tokens – Required Verifications” section beginning on page 79 hereof.

•	with respect to any prospective Coin purchaser who is a retail customer and who, pursuant to applicable law, is required to be properly licensed in order to purchase products/services (e.g. in states/jurisdictions where medical-use licensing is required), obtaining and verifying evidence (acceptable to the Company) that the subject purchaser is duly and fully licensed by all applicable state/local authorities (including, where applicable, obtaining identification of any/all specific medical dispensary(ies) where such purchaser is required to purchase products/services and/or other applicable restrictions).

All Required Verifications must be satisfied at the time of, and as a condition to, establishing a Framework Account. As discussed herein, Framework Accounts will be established directly via the Framework which will at all times be maintained by the Company. Accordingly, the all Required Verifications in connection with the establishment of a Framework Account will be, and currently are being, conducted directly by the Company internally. That being said, the Company anticipates that it will, in the near future, engage one or more third-party consultants to manage, or otherwise assist, with the performance of such Required Verifications.

F.             Eligible Purchasers; Maximum Purchase Amount:

The Coins will only be made available to persons who: (i) are eligible to purchase securities pursuant to the terms of Regulation A; (ii) who have satisfied all applicable Required Verifications; and (iii) who have established a Framework Account, Coin Wallet and Coin Clearing Account.57 Further, while the Company intends the sale of the Coins to be fully qualified in every state, only prospective Coin purchasers that reside in jurisdictions or states where the Offering of the Coins has been fully qualified and who meet all applicable state-specific purchaser suitability standards (if any) will be allowed to purchase a Coin. It should also be noted that, as of the date of this Offering Circular, and unless otherwise permitted by applicable law, we do not intend to sell Coins to, or otherwise accept subscriptions to purchase from, any prospective purchasers who are, at the time of such proposed sale of Coins, located in a state which does not allow for the legal sale of cannabis.

Notwithstanding anything to the contrary herein, unless and until the Coins are fully qualified for sale/resale on a registered national securities exchange (which is NOT intended by the Company), non-Accredited Investors58 will not be permitted to invest an amount which exceeds the following:

•	if a natural person, ten percent (10%) of the greater of such investor’s current annual income or net worth;[59]

•	if not a natural person, ten percent (10%) of the greater of such investor’s revenue or net assets for the most recently completed fiscal year end if a non-natural person.

57 As described in detail in the “Description of Blockchain Business - Description of Proposed Transactional Coin Usage and Trading; Transaction Fees” section beginning on page 51 hereof.

58 I.e. any investor who does not qualify as an Accredited Investor (as defined on Appendix A attached hereto).

59 The calculation of a particular investor’s net worth, being the difference between such investor’s total assets and their total liabilities, must take into account the calculation rules of 17 CFR 230.501(a)(5) which provide, in pertinent part, that the calculation: (i) must exclude the value of such investor’s primary residence; (ii) may exclude any indebtedness secured by such investor’s primary residence (up to an amount equal to the value of such investor’s primary residence); and (iii) must include any indebtedness secured by such investor’s primary residence which exceeds the value of such investor’s primary residence.

Put another way, a non-Accredited Investor may only purchase a number of Coins which, in dollar value, does not exceed the applicable cap amount calculated above. For the avoidance of doubt, the foregoing limitation will not affect any investor who qualifies as an Accredited Investor.

G.            Procedures for Purchasing Coins; Rejection by Company:

In order to subscribe to purchase a Coin, an eligible prospective purchaser will need to execute and deliver (whether physically or electronically) certain sale documents required by the Company from time to time (such documents, individually and collectively, the “Coin Subscription Documents”); including such documents as may be required by the Company to establish the subject purchaser’s state of purchase and/or in connection with any Required Verifications of the subject purchaser. Without limiting the foregoing, the term “Coin Subscription Documents,” as used herein with respect to a particular person/entity, will specifically include all documents required by the Company from time to time in connection with the establishment and maintenance of the Framework Account of such person/entity.

Notwithstanding the forgoing, unlike in connection with the subscription and sale of the Tokens it is anticipated that:

•	the majority, if not all, of the required Coin Subscription Documents will relate to the initial establishment (and continued maintenance) of a Framework Account and Coin Wallet; and

•	once a person/entity has properly established the required accounts (and the same remain active), such person/entity will be able to freely purchase Coins from the Company via the Company’s POS without (and free transfer Coins to other’s who have an active Coin Wallet via the Framework) without the need for a formal subscription agreement, or the like.

However, the Company reserves the unqualified discretionary right to terminate the account(s) of any person/entity, and/or to reject any subscription to purchase one or more Coin(s), in whole or in part and for any reason whatsoever (including as a result of reaching the total Coin amount cap discussed herein). If the Company rejects any subscription to purchase a Coin(s), it will promptly return any monies received from the subject purchaser, without interest or reduction. Without limiting the generality of the foregoing, as provided in the Coin Rights Agreement (in particular, Section 2 thereof) the Framework is hardcoded not to permit, and to automatically reject, any and all orders/purchases of Coins which would cause the aggregate dollar amount of all Coins sold in any given twelve (12) month period to exceed $20,000,000.

H.           Approved Forms of Payment:

A Coin purchaser will only be able to pay for their respective Coin(s) in U.S. Dollars. Such payment may be made in cash or by credit/debit card. That being said, in order to pay for a Coin(s) in cash, the respective purchaser will need to first make a wire/ACH transfer of such funds to their respective Coin Clearing Account after which such funds can be used to purchase the subject Coin(s). Given the time consuming, cumbersome, nature of the foregoing procedure it is anticipated that most Coin purchasers will principally pay for their respective Coins using credit/debit cards and not cash.

Again it should also be noted that all sales of the Coins are intended to be made solely via the Company’s POS which will provide for, among other things, the automatic transfer of funds to the Company in exchange for the Coins.

I.             Additional Advertising:

In addition to this Offering Circular and the other Offering Documents, and subject to limitations imposed by applicable securities laws (including Regulation A), the Company expects to use additional advertising, sales, and other promotional materials in connection with the Offering and sale of the Coins. Such advertising materials may include (among other things) public advertisements and/or audio-visual materials authorized by the Company from time to time. Although these materials will not contain information in conflict with the information provided by this Offering Circular (or any of the other Offering Documents), and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Coins, these materials will necessarily not be able to give a complete understanding of the Offering, the Company, or the Coins. For the avoidance of doubt, all sales of Coins will be made subject to this Offering Statement and the other Offering Documents, copies of which will be furnished to prospective purchasers, and made available on the Company Website (as provided above), and prospective Coin purchasers must read and rely on the information provided herein and therein in connection with their decision to purchase a Coin.

J.             Permitted Transfers; Secondary Trading:

As provided in the Coin Rights Agreement (in particular, Section 7 thereof), each of the Coins may be freely sold and transferred by the respective Coin Holder at any time, provided that:

•	the Coins may only be acquired, held and transferred in whole number increments (i.e. no fractional interests);

•	the Coins may only be transferred through and within the Framework and only to a person/entity who then has an active Framework Account and an active Wallet; and

•	any such transfer is made in compliance with all applicable federal and state securities laws (as determined by the Company, in its sole discretion).

As further provided in the Coin Rights Agreement (in particular, Section 7 thereof), the Framework is hardcoded not to permit, and to automatically reject, any and all transfers of Coins which do not, in any way, comply with the foregoing. Further, neither the Company, nor any of its Board members or equity holders, will have any liability whatsoever to any Coin holder/transferee (or any other person or entity) with respect to any such improper and rejected transfer/attempted transfer.

3.            No Selling Security Holders:

None of the Securities being offered are for the account of any current security holder of the Company or any of its affiliates.

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ARTICLE VII USE OF PROCEEDS TO ISSUER

1.             Use of Proceeds from Sale of Tokens:

A.       Generally:

The Company intends to use the proceeds of from the sale of the Tokens as follows and in the following order of priority:

•	First, to fund the payment of all Token Offering Expenses;

•	Second, to fund the payment of all amounts owed under the CMS Note as/when the same become due and payable pursuant to its terms;

•	Then, to fund the anticipated Operating Costs and other working capital needs of the Business (including the anticipated Operating Costs in connection with the same).

More specifically, from the aggregate Token sale proceeds remaining after the payment of all Token Offering Expenses and all amounts owed under the CMS Note, the Company intends to apply approximately twenty-five percent (25%)60 of such amounts to fund the continued development and marketing of the Framework and related Coin technology and to use the remaining seventy-five percent (75%)61 of such proceeds to make Loans based on the Initial Loan Criteria.62

As discussed below, detailed breakdowns of the Company’s anticipated use of the aggregate net proceeds from the sale of the Tokens have been attached to this Offering Circular. It should be noted however, that while the aforementioned allocations (and the allocations provided in the included breakdowns) represent the best estimations of the Company and its Board as to the Company’s intended use of the proceeds from the sale of the Tokens as of the date of this Offering Circular, the Company reserves the right to use such funds (or any portion thereof) as, when and how it deems necessary to further the Business of the Company and/or when in the best interest of the Company (as determined by the Board).

60 It is actually anticipated that the Company will allocate between 15% to 25% of the total net Offering proceeds received from the sale of the Tokens toward the Blockchain Business. However, for simplicity we are assuming in this Offering Circular that the Company will be allocating 25% toward the Blockchain Business.

61 It is actually anticipated that the Company will allocate between 75% to 85% of the total net Offering proceeds received from the sale of the Tokens toward the Loan Business. However, for simplicity we are assuming in this Offering Circular that the Company will be allocating 75% toward the Blockchain Business.

62 As described in detail in the “Description of Loan Business - Underwriting Criteria; Initial Loans; Initial Loan Criteria Loan Committee” section beginning on page 63 hereof.

B.       Estimated Breakdowns:

As noted above, the Company intends to allocate approximately twenty-five percent (25%) of the total net Offering proceeds received from the sale of the Tokens toward the further development, and continued marketing, of the Blockchain Business. The bulk of such funds will be used to cover expenses related to the marketing and sale of the Framework and the related Coin technology to cannabis industry regulators and participants as well as salaries and administrative expenses of the Company in connection with the Blockchain Business. Attached as Appendix C hereto is an estimated breakdown of how the Company anticipates that it will apply the foregoing Offering proceeds toward the Blockchain Business.

The Company intends to allocate the remaining approximately seventy-five percent (75%) of the total net Offering proceeds received from the sale of the Tokens toward Loan Business. The bulk of such funds will be used to make, and fund, Loans. Attached as Appendix D hereto is an estimated breakdown of how the Company anticipates that it will apply the foregoing Offering proceeds toward the Loan Business.

For purposes of comparison only, each of the included breakdowns have shown the above allocation of the proceeds based on three (3) different scenarios; the sale of all offered Tokens, the sale of fifty percent (50%) of the offered Tokens, and the sale of twenty-five percent (25%) of the offered Tokens. There is no guaranty that any of those scenarios will ultimately occur.

It should also be noted that the amounts identified in the included breakdowns are merely estimates which are based both on the assumption that the full respective percentage of the Tokens identified therein have been sold, and that the respective anticipated proceeds from such sale have actually been received, in full, by the Company. Accordingly all such amounts are subject to further significant change or adjustment.

Additionally, the respective cost, expense, and other amounts identified in the included breakdowns are estimates based on the Company’s anticipated Operating Costs and other working capital needs over the next forty-two (42) months. While these amounts represent the best estimations of the Company and its Board as of the date of this Offering Circular, such amounts necessarily incorporate significant assumptions and/or factual matters reflecting currently available information. As a result, there can be no assurance that the amounts provided therein, and/or the assumptions/data upon which they are based, are (or will otherwise be) accurate and should not be relied upon.

Please also note that the Company believes that it will need to raise at least half of the total desired Offering proceeds in order to make its anticipated Business viable. Any material inability of the Company to raise at least half of the total desired Offering proceeds will require the Company to significantly scale back its anticipated Business operations (particularly with respect to the amount of Loans to be made by the Company) and/or cease one or more of its proposed Business operations altogether.

C.       Offering Expenses:

The Company anticipates that it will pay (or otherwise be required to pay) certain fees and expenses in connection with the Offering and sale of the Tokens (such fees and expenses, individually and collectively, the “Token Offering Expenses”), including the payment of certain:

•	commission and other fees payable in connection with the use of Brokers which the Company anticipates will not exceed, in the aggregate, five percent (5%) of the total dollar amount of Tokens sold;

•	commission and other fees payable in connection with the use of Consultants (including marketing and related fees) which the Company anticipates will not exceed, in the aggregate, $1,000,000;

•	accounting and related professional fees, and other expenses, in connection with the preparation of the Offering Documents and the financial statements and other information made a part thereof, which the Company anticipates will not exceed, in the aggregate, $100,000; and

•	legal and related professional fees, and other expenses, in connection with the negotiation and documentation of the Offering Documents, which the Company anticipates will not exceed, in the aggregate, $200,000.

The Company intends to pay all such Token Offering Expenses solely from the proceeds received from the sale of the Tokens. Put another way, a portion of the funds received from Token investors will be used to pay such Token Offering Expenses. HOWEVER, all amounts paid by purchasers of the Tokens will be deemed to have been paid, and will be recorded in the books and records of the Company, in full, without offset for the payment of such expenses by the Company.

2.       Use of Proceeds from Sale of Coins:

A.       Generally:

All proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees earned by the Company) will be specifically segregated and reserved by the Company to facilitate a Buyback of such Coins (including funding the cash payment of all resulting Credits) in accordance with their terms.63

B.       Offering Expenses:

As stated above, the Company does not anticipate engaging any Broker, Consultant or other intermediary with respect to the Offering and sale of the Coins, and the Coins will only be made available for purchase directly from the Company via the Company’s POS. As a result, the Company anticipates that the aggregate amount of fees actually incurred in connection with the Offering and sale of the Coins (such fees and expenses, individually and collectively, the “Coin Offering Expenses”) will be nominal. That being said, to the extent any Coin Offering Expenses are actually incurred by the Company, the Company intends to pay such fees strictly from the monies allocated to “Marketing/Business Development Fees” with respect to the Blockchain Business as show in the breakdown in Section 1(B) above. Put another way, to the extent the Company actually incurs any Coin Offering Expenses, no additional portion of the proceeds received from the Token sale beyond those allocated to “Marketing/Business Development Fees” with respect to the Blockchain Business above will be used to pay such fees.

63 As described in detail in the “Description of Blockchain Business - Coin Buyback/Buyback Price” section beginning on page 54 hereof.

3.       Ongoing Operating Costs:

In addition to the Token Offering Expenses and Coin Offering Expenses, it should be noted that the Company anticipates that it will incur multiple ongoing fees and expenses related to the continued operation of the Business (the “Operating Costs”). Such Operating Costs may include, among other things, the payment of:

•	costs and expenses related to the growth, operation and maintenance of the Blockchain Business, including the continued development, marketing, and sale of the Framework, related Coin technology, and other Blockchain Business services;

•	costs and expenses in connection with the growth, operation and maintenance of the Loan Business, including the ongoing monitoring and/or enforcement (as applicable) of the Loans;

•	salaries, benefits, and other amounts payable to employees and/or Consultants retained by the Company from time to time (if any);

•	costs and expenses related to SEC reporting and related requirements in connection with the Offering (such costs and expenses, individually and collectively, the “SEC Compliance Costs”);

•	related financing and debt service costs and expenses (including interest expense); and

•	related legal, accounting, marketing, and professional fees, and other expenses.

The breakdowns provided in Section 1(B) above provide for the Company’s estimates of the Operating Costs over the next forty-two (42) months, other than the anticipated SEC Compliance Costs which the Company anticipates will not exceed, in the aggregate, $35,000 per year. That being said, the actual amount and type of the Operating Costs to be incurred by the Company over such period are subject to change at the sole discretion of the Board.

The Company intends to pay all Operating Costs from the income (if any) generated from the Business. For the avoidance of doubt, it should be noted that: (i) all Operating Costs with respect to the Blockchain Business will be payable by the Company out of the revenues generated by the Blockchain Business; and (ii) all Operating Costs with respect to the Loan Business will be payable by the Company (or the applicable Loan Sub, as the case may be) out of the revenues generated by the Loan Business.

Further, as an expense of the Company, any and all Operating Costs will be payable by the Company prior to the making of any payment to be made by the Company with respect to the Tokens. Put another way, and for the avoidance of doubt, the Token holders will not be eligible, and should not expect, to receive distributions from the Company unless and until the income generated from the Business exceeds the Operating Costs, and all Operating Costs have been fully paid.

ARTICLE VIII DESCRIPTION OF PROPERTY

The Company does not currently own any real property or other physical assets and utilizes the administrative office space of CM Solutions LLC at 39W462 Baert Lane, St. Charles, Illinois 60175, without cost to the Company. While the aforementioned space is suitable and adequate for the Company’s current operations, the Company intends to lease/acquire separate office space as soon as financially viable following the commencement of the Offering.

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ARTICLE IX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the Company’s consolidated audited financial statements and the notes thereto appearing elsewhere in this Offering Circular. In addition to historical financial information, the following discussion and analysis contains Forward-Looking Statements64 that involve risks, uncertainties, and assumptions. The Company’s actual results and/or timing may differ materially from those anticipated in these Forward-Looking Statements as a result of many factors, including those discussed under “Risk Factors”65 and elsewhere in this Offering Circular.

1.	Overview:

It’s been a little more than five (5) years since the voters of Colorado first approved Constitutional Amendment 64, which legalized recreational cannabis in the state. Sales of legal cannabis commenced in Colorado in January 2014 and since then twenty-eight (28) other states, as well as the District of Columbia, have passed legislation legalizing cannabis in some form (i.e. for medicinal or adult recreational use). The legal cannabis industry is now poised for a meteoric growth spurt but the current state of regulatory flux surrounding the industry has left industry participants facing significant growing pains. Growing pains which the Company believes it can help solve.

In the Board’s opinion there are two (2) primary issues currently stifling growth within the legal cannabis industry; lack of readily available expansion funding and a heavy reliance on cash to facilitate transactions. Both of which stem primarily from Banks being extremely reluctant to provide banking services and/or funding to cannabis industry participants due to fears of federal/state prosecution.66 However, the Board believes it has identified solutions to both of these issues.

With respect to the lack of available expansion funding, the Company’s solution is simple. It intends to offer Loans to suitable borrowers looking to acquire, redevelop and/or lease retail or other commercial real estate for use in the legal cannabis industry.67 As noted herein, the Board has significant experience in facilitating loans like the Loans to be made by the Company and believe that the Company is uniquely suited to identifying, and capitalizing on, profitable Loan opportunities within the legal cannabis industry.68 While the Loans to be made by the Company will not alone solve the expansion funding issues facing the growing legal cannabis industry,69 the Board believes the Company’s Loan Business will fill a significant current funding gap.

64 See cautionary statement regarding Forward-Looking Statements in the “About this Offering Circular; Forward-Looking Statements - Forward-Looking Statements” section beginning on page 14 hereof.

65 See the “Risk Factors” section beginning on page 26 hereof.

66 As described in detail in the “Description of Loan Business – Generally” section beginning on page 62 hereof.

67 As described in detail in the “Description of Business - Description of Loan Business” section beginning on page 62 hereof.

68 As described in detail in the “Description of Loan Business - Competitive Analysis” section beginning on page 65 hereof.

69 Particularly because the Loans will be limited to the acquisition, redevelopment and/or leasing of real estate and not for equipment or other asset funding.

The industry’s current cash reliance issue on the other hand requires a much more unique solution. As the Board was exploring how to best solve this issue, the growing momentum of decentralized technologies (i.e. blockchain), and the related sale/use of cryptocurrencies (e.g. Bitcoin and Ethereum), caught their attention. With the use of blockchain and cryptocurrency the Board saw a tremendous opportunity; not only to end the industry’s strict reliance on cash as a means to facilitate transactions but also to significantly improve the bookkeeping, and regulatory oversight, of industry participants.70 While there are several other companies currently offering blockchain/cryptocurrency based solutions in this area, the Board believes that each is intrinsically flawed and that the Company’s proprietary Framework and related Coin technology is uniquely, and much better, suited to actually solve the subject issues facing the industry.71 Most notably, unlike ALL of the other competitive solutions currently being offered, the Company will be able to offer the ONLY stabilized form of cryptocurrency (i.e. the Coin). The Board believes that only a stabilized cryptocurrency like the Coins, which are tied to the U.S. dollar, can adequately replace cash as a means of facilitating transactions within this industry.

The Company’s Loan Business and its Blockchain Business have been specifically structured to help solve the above discussed primary issues facing the growing legal cannabis industry today. Further, the Board believes that, through the creation and sale of the Company’s Coins and Tokens, it has created a unique, industry-first, two-stage solution to answering those issues; establishing both a stable, transactional, form of cryptocurrency for facilitating industry transactions while at the same time allowing investors a vehicle to readily participate in the potential upside of this growing industry.

2.	Development Stage Company:

The Company was formed as a Delaware limited liability company in November of 2017. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed and limited levels of operations are subject to all business risks associated with new enterprises.72 The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of business operations, many of which are beyond the control of the Company and its management. Accordingly, there is a significant possibility that the Company could sustain one or more significant losses in the future, and there can be no assurances that the Company, and/or either of its lines of Business, will operate profitably.

3.       Current Operating Results:

Since its inception, the Company has devoted substantially all of its efforts to planning, research, and development related to the Framework (and the related Coin technology), and raising capital. Accordingly, the Company is considered to be in the development stage, since it is devoting substantially all of its efforts to establishing its Business, and planned principal operations have not yet commenced.

70 As described in detail in the “Description of Business – Description of Blockchain Business” section beginning on page 47 hereof.

71 As described in detail in the “Description of Blockchain Business – Competitive Analysis” section beginning on page 58 hereof.

72 Including those specifically identified in the “Risk Factors - Company Risks” section beginning on page 26 hereof and in the “Risk Factors - Business Risks” section beginning on page 27 hereof.

To date, the Company has not generated any revenues from Business operations (or otherwise) and lacks any material capital reserves. Further, since inception and through the date hereof, the Company has incurred expenses of approximately $250,000. These expenses relate primarily to the initial development of the Framework (and the related Coin technology) and professional fees incurred in connection with this Offering (and the PIA offering). Moreover, the majority of these expenses remain unpaid as of the date of this Offering Circular. As a result, the Company is currently operating at a significant net loss, and a significant capital infusion is necessary in order to make the Business viable.

To meet its immediate and expected cash needs, the Company is attempting to raise money, both from this Offering and the sale of its PIAs. To date, the Company has only raised a minimal amount from the sale of its PIA, and it believes that maximum aggregate amount of this Offering and the PIA sale will be required to fully implement its proposed Business plan. If the Company is unable to successfully raise the total amount of such funds (or any material portion of such funds) from the Offering and the PIA sale, it may need to find alternative funding sources. That being said, should such an event occur, the Company does not have, and does not anticipate having, ready access to additional capital. In particular, it is not expected that any bank or other financial institutions will lend to the Company due to the nature of its indirect involvement in the cannabis industry. As a result, if the Company finds itself in a position where it needs additional cash and is unable to raise it, the Company will either have to suspend its operations until it can gain access to such funds or cease its operations entirely.

For the avoidance of doubt, as of the date hereof only a total of $230,000 worth of PIAs have been sold and are outstanding and there is no guarantee that the Company will be able to ultimately raise the full $3,000,000 from the sale of the PIAs (or any material portion thereof). As a result, until so realized such funds should not be viewed as an asset of the Company. Moreover, proceeds from PIA sales should not be counted on as a viable source of funding that would otherwise alter any of the discussions herein concerning the Company or its current financial position.

Further, while it is the intent of the Company to ultimately apply the total proceeds from the sale of the PIAs toward the Blockchain Business and Loan Business in the same proportion as it intends to allocate the proceeds received from the Offering, 73 the aforementioned $230,000 has been reserved by the Company for use primarily in connection with the development of the Framework and related Coin technology. More particularly, as discussed herein and reflected in the financial statements made a part hereof, CMS (the Company’s parent entity) has extended the CMS Loan to the Company to help fund both the initial development Framework and related Coin technology and the payment of certain of the expenses incurred by the Company to date as discussed above. All proceeds received from the sale of the PIAs to date have been reserved by the Company for the repayment of the CMS Loan/CMS Note pursuant to the terms thereof.

73 As described in detail in the “Use of Proceeds from Sale of Tokens – Generally” section beginning on page 95 hereof.

4.       Current Liquidity and Capital Resources:

The Company’s financial statements (and other financial information provided herein) have been prepared assuming that the Company will continue as a going concern, which necessarily contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of the Company’s Business. The Company’s ability to continue as a going concern is also contingent upon its ability to raise additional capital as discussed herein. In particular, as noted herein, the Company has incurred significant expenses and debt since its inception, much of which remains unpaid, without having generated any revenues from Business operations (or otherwise) during such period. As a result, a significant capital infusion is necessary in order to pay off such debt and to make the Business viable. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. It should also be noted that the financial statements (and other financial information) provided herein do not include any adjustment(s) that might be necessary should the Company be unable to continue as a going concern.

In the Board’s opinion, the Company’s current cash position is insufficient to maintain its current operations for more than twelve (12) consecutive months from the date hereof. In connection with the Offering the Company is attempting to raise a maximum of $50,000,000 and hopes to actually receive the bulk of such desired funds. If the Company is successful in raising at least half of the total funds it is seeking in connection with the Offering, the Board believes such amounts will be sufficient to fund its operations, and the operations of its Business, for at least the next forty-two (42) months. However, there can be no assurance that the Company will be able to raise such funds. Further, while the “Use Of Proceeds To Issuer” section beginning on page 95 hereof provides breakdowns for the uses of Offering funds in the event only one-half/one-quarter of the total Offering is funded, the Board’s long-run plan of operations for the Business is based, and relies heavily, on the Company receiving the bulk of the anticipated Offering funds. Additionally, all of the other projected financial statements and other information made a part hereof74 have been presented assuming that the Offering has been fully subscribed and sold.

Based on the above factors, the Company is highly dependent upon the success of this Offering. If the Company fails to receive the desired amount of funds (or any material portion of such funds), the Company does not have, and does not anticipate having ready access to, additional capital. As the Company has no such arrangements or plans currently in effect, any material inability of the Company to raise at least half of the total desired Offering funds will have a severe, and adverse, impact on its ability to remain a viable company. Further, to the extent the Company would actually be able to secure outside financing in the event that the Offering is not fully sold, because the Company is currently in its development stage with limited operations to date, it would most likely have to pay an above market interest rate/rate of return in exchange for such financing. This would result in the Company incurring significant additional costs that are not otherwise reflected in the financial statements (or other financial information) provided herein and would materially, and adversely, affect the expected profitability of the Business (and the resultant potential value of an investment in a Security). In fact, in the Board’s opinion it would not be advantageous, or otherwise profitable, to engage in the Loan Business if the Company were required to obtain such high cost outside financing to fund the subject Loans. As a result, if the Company is unable to raise the desired amount of funds from the Offering, it would be required to significantly scale back its anticipated Loan Business or cease the operation its Loan Business altogether.

74 Including all projected financial statements and other information made a part of the “Financial Statements” referenced on page 132 hereof all Forward-Looking Statements made throughout.

Notwithstanding the above, as discussed herein the Company has commenced, separate from the Offering, a private sale of up to $3,000,000 worth of its PIAs. While the Company anticipates that it will ultimately be able to sell the full amount of its PIAs prior to the date the Offering Statement has been fully qualified by the SEC, it has only raised a minimal amount from such sales as of the date of this Offering Circular. Further there is no guarantee that the Company will be able to ultimately raise such funds (or any material portion thereof) and, until so realized, should not be viewed as an asset of the Company. Nor should such PIA sales be counted on as a viable source of additional funding that would otherwise alter any of the above discussions concerning the Company or its current financial position.

5.       Capital Expenditures:

As of the date of this Offering Circular, the Company has not made any material capital expenditures. Further, except to the extent required, or otherwise desirable, in connection with the operation, development, or maintenance of the Framework, the Company does not anticipate making any material capital expenditures over the next forty-two (42) months.

6.       Off-Balance Sheet Arrangements:

As of the date of this Offering Circular, the Company does not have any off-balance sheet arrangements.

7.       Plan of Operations:

The Company’s primary, high level, objectives, for the next twelve (12) months will be simultaneously:75

•	further developing the Framework (and related POS and Coin technology) and targeting/marketing to/securing dispensaries and other industry participants with respect to the use of the same; and

•	making the Initial Loans (including identifying and capitalizing on suitable Loan opportunities in connection therewith).

If the Company is successful in raising at least half of the total funds it is seeking in connection with the Offering, the Board believes the Company will adequately be able to support its Business operations, on a scaled-back basis,76 for at least the next forty-two (42) months. However, the Board estimates that it will need sell at least ninety percent (90%) of the total Offering amount in order to stay on track with its current plan of operations for the Business and, if such funds are not so raised, the Company will probably seek additional funding (most likely through the sale of additional Tokens) within the next eighteen (18) to twenty-four (24) months. Further, even if the full amount of the Offering is sold, the Company intends to aggressively expand its Business (in particular with respect to the Loan Business) and may look to conduct another offering of securities, or otherwise seek additional funding, within the next eighteen (18) to twenty-four (24) months.

75 As described in detail in the “Use of Proceeds to Issuer” section beginning on page 95 hereof.

76 As described in detail in the “Use of Proceeds to Issuer” section beginning on page 95 hereof.

It should also be noted again that the Company believes that it will need to raise at least half of the total desired Offering proceeds in order to make its anticipated Business viable. Any material inability of the Company to raise at least half of the total desired Offering proceeds will require the Company to significantly scale back its anticipated Business operations (particularly with respect to the amount of Loans to be made by the Company) and/or cease one or more of its proposed Business operations altogether.

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ARTICLE X BOARD MEMBERS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

1.       Board of Managers; Executive Officers:

Pursuant to that certain Operating Agreement of the Company (as amended from time to time, the “Operating Agreement”), a board of managers (the “Board”) has been established to govern the Business and affairs of the Company. The Board is currently made up of four (4) natural persons as identified below. Except to the extent delegated by the Board from time to time, all material decisions concerning the Company and/or its Business will require the affirmative vote of a majority of the Board members; provided that, in the event of any deadlock between the Board members, the vote of Charlie Uchill (to the extent then a Board member) will be deemed to be the deciding vote.

Pursuant to the Operating Agreement the Board has appointed certain executive officers of the Company (individually and collectively, the “Officers”), and may from time to time appoint additional Officers, to assist the Board in the day to day operations of the Company and the Business; including a Chief Executive Officer (“CEO”), a Chief Operating Officer (“COO”), a Chief Technical Officer (“CTO”), a Chief Financial Officer (“CFO”) and a Secretary. Further, pursuant to the Operating Agreement the foregoing Officers have the following general powers and duties unless otherwise modified from time to time by the Board:

•	Chief Executive Officer. The CEO will be the chief executive officer of the Company and, subject to the direction and control of the Board, will be in charge of, and will oversee, the business and affairs of the Company (including the Business). In general, and unless otherwise modified from time to time by the Board, the CEO will have all the general powers and duties of supervision and management usually vested in the “chief executive officer” (or the like) of a public company. The CEO will also have all such other powers, and perform all such other duties, as may be assigned to him/her from time to time by the Board.

•	Chief Operating Officer. The COO, subject to the direction and control of the Board and the CEO, will be in charge of, and will oversee, the day-to-day operations and affairs of the Company (including the day-to-day operation of the Business). In general, and unless otherwise modified from time to time by the Board, the COO will have all the general powers and duties of supervision and management usually vested in the “chief operating officer” (or the like) of a public company. The COO will also have all such other powers, and perform all such other duties, as may be assigned to him/her from time to time by the CEO and/or the Board. Without limiting the generality of the foregoing, the COO will render such assistance to the CEO in the discharge of his/her duties as the CEO may direct from time to time; including (at the direction of the Board and/or the CEO) performing one or more of the duties of the CEO in his/her absence.

•	Chief Financial Officer. The CFO, subject to the direction and control of the Board and the CEO, will oversee all financial and accounting matters concerning the Company and its business (including all financial and accounting matters concerning the Loan Business). In general, and unless otherwise modified from time to time by the Board, the CFO will have all the general powers and duties of supervision and management usually vested in the “chief technology officer” and the “treasurer” (or the like) of a public company. The CFO will also have all such other powers, and perform all such other duties, as may be assigned to him/her from time to time by the CEO and/or the Board. Without limiting the generality of the foregoing, the CFO will: (i) have charge and custody (individually or jointly with another Officer) of all funds and securities of the Company; (ii) maintain (or cause to be maintained) adequate books of account for the Company; and (iii) disburse (or cause to be disbursed) funds of the Company as directed or otherwise authorized by the Board and/or CEO from time to time.

•	Chief Technology Officer. The CTO, subject to the direction and control of the Board and the CEO, will be in charge of, and will oversee, the operation, maintenance and consistency of the technological infrastructure of the Company and its business (including all matters related to the operation, maintenance and consistency of the technological infrastructure of the Blockchain Business). In general, and unless otherwise modified from time to time by the Board, the CTO will have all the general powers and duties of supervision and management usually vested in the “chief technology officer” (or the like) of a public company. The CTO will also have all such other powers, and perform all such other duties, as may be assigned to him/her from time to time by the CEO and/or the Board.

Each Board member and Officer will be a natural person and, once appointed, will hold their respective position until the earlier of his/her resignation or removal the date their successor has been duly elected and qualified (in each case as provided in the Operating Agreement). It should also be noted that one or more positions may be held by the same person. As of the date of this Offering Circular, the members of the Board and Officers of the Company are as follows:

Name:	Position:	Age:	Term of Office; Date of Appointment:	Approximate Hours Per Week:
Greg Anderson	Board member, CEO and CFO	48	Indefinite; Appointed 12/1/17	Full Time (40+)
Charlie Uchill	Board member and COO	50	Indefinite; Appointed 12/1/17	Full Time (40+)
Sean McNamara	Board member and CTO	47	Indefinite; Appointed 12/1/17	Full Time (40+)
Larry Uchill	Board member and Secretary	70	Indefinite; Appointed 12/1/17	Part Time (40+)

A short biography for each of the above-named individuals, including a brief account of the business experience of each during the past five years, is attached as Appendix E to this Offering Circular.

2.       Advisory Board:

In addition to the above-named individuals, the Company has established a board of advisors (individually and collectively, the “Advisory Board”) with respect to the proposed Business of the Company. A short biography for each of the current members of the Advisory Board as of the date of this Offering Circular is attached as Appendix E hereto.

For the avoidance of doubt, the Board will have the right (at any time and for any reason) to select, remove and replace any/all members of the Advisory Board. Further, the Advisory Board will serve in an advisory capacity only and, unless otherwise properly delegated by the Board from time to time, no member of the Advisory Board will have any decision making authority or power to bind the Company in any way.

3.       Family Relationships:

Larry Uchill is Charlie Uchill’s uncle and blood relative. There are no other family relationships between any Board member, executive officer, or significant employee of the Company.

4.       No Other Significant Employees:

Except for the above-named Board members and Officers, the Company currently does not have any full-time, or part-time, employees.

5.       No Involvement in Legal Proceedings:

As of the date of this Offering Circular, none of the Company’s Board members or Officers have been the subject of any:

•	criminal proceeding, or is otherwise named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	petition under and federal or state bankruptcy or insolvency law (whether voluntarily filed or otherwise) or has otherwise had a receiver, fiscal agent, or similar officer appointed by a court for such person’s business or property (or any partnership in which they were general partner at and/or any corporation or business association of which they were an executive officer) within the last two (2) years;

•	entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended, or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

•	finding or judgment by a court of competent jurisdiction, the SEC, the Commodity Futures Trading Commission (CFTC), or any other federal or state regulator, related to a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; and/or

•	entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities.

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ARTICLE XI COMPENSATION OF BOARD MEMBERS AND EXECUTIVE OFFICERS

As of the fiscal year ended December 31, 2018, the Company did not have any significant assets and did not provide any compensation (cash or otherwise) to its then-existing executive officers.

As of the date of this Offering Circular, the Company has provided, or otherwise expects to provide during the current fiscal year, the following compensation to its executive officers:

Name:	Capacity In Which Compensation Was/Is To Be Received:	Cash Compensation:	Other Compensation:	Total Compensation:[77]
Greg Anderson	Board member	$120,000/yr.	2,000,000 Option Tokens[78]	$120,000/yr.

Charlie Uchill	Board member, Chief Operating Officer (COO) and President	$120,000/yr.	2,000,000 Option Tokens[78]	$120,000/yr.

Sean McNamara	Board member, and Chief Technical Officer (CTO)	$120,000/yr.	1,000,000 Option Tokens[78]	$120,000/yr.

Larry Uchill	Board member and Secretary	$3,000/mo.	100,000 Option Tokens[78]	$3,000/mo.

Anthony Zeoli	Advisor	N/A	400,000 Option Tokens[78]	$0

Jim Schultz	Advisor	N/A	25,000 Option Tokens[78]	$0

Peter Saladino	Advisor	N/A	1,000 Option Tokens[78]	$0

In addition to the above amounts, the Company reimburses its Officers and Board members for reasonable expenses incurred during the course of their performance.

77 The Company believes that it is impracticable to determine the cash value of the above identified Option Tokens as of the date of this Offering Circular, primarily due to the fact that: (i) any Option Tokens to be actually issued to the above named individuals (or to which they might actually have the right to acquire) are, and will be, expressly subject to the completion of certain respective conditions precedent as noted above which have not yet been completed, or even commenced, as of the date of this Offering Circular; and (ii) the value of the Tokens (including the Option Tokens) will be materially affected by whether/when the Offering Statement has been fully qualified by the SEC. As a result, no additional cash value with respect to the above identified Option Tokens was included in determining the “Total Compensation” granted to the respective persons identified above.

78 As described in detail in the “Dilution - Existing Options” section beginning on page 71.

While the breakdown above represents the current best estimations of the Company and its Board with respect to the expected compensation to be paid to the above-named individuals during the current fiscal year, the Company reserves the right to modify such compensation amounts (or any portion thereof) as, when, and how it deems necessary to further the Business of the Company and/or when in the best interest of the Company (as determined by the Board).

As of the date of this Offering Circular, the Company does not presently have employment agreements with any of the above individuals. It is, however, in the process of negotiating such agreements and expects to have an agreement in place with each of the above-named individuals by the end of the third quarter of 2019.

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ARTICLE XII SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

As of the date of this Offering Circular: (i) the only class of securities (voting or otherwise) of the Company which are issued and outstanding are “Common Units,” of which there are five hundred (500) total Common Units outstanding; and (ii) the direct and indirect equity holders of the Company are as follows:

The following table sets forth, as of the date of this Offering Circular, the beneficial ownership of all of the Company’s outstanding equity securities by: (i) all executive officers and Board members, as a group; (ii) each executive officer or Board member who beneficially owns more than ten percent (10%) of the Company’s voting securities; and (iii) any other security holder known to be the beneficially owner of more than ten percent (10%) of the Company’s voting securities. Each person has sole voting and investment power with respect to the respective securities shown below, and all ownership is of record and beneficial.

Title of Class:	Name and Address of Beneficial Owner:	Amount and Nature of Beneficial Ownership:	Amount and Nature of Beneficial Ownership Acquirable:	Percent of Class:
Common Units	Charlie Uchill and Greg Anderson c/o CM Solutions LLC 39W462 Baert Lane, St. Charles, Illinois 60175	500[79]	N/A	100%
All executive officers and Board members:		500	N/A	100%

79 Represents the 500 Common Units of the Company held by CM Solutions LLC, which is primarily (i.e. 84.35%) owned by CoolMellon, LLC, a Texas limited liability company, which is owned equally (i.e. 50% each) by Charlie Uchill and Greg Anderson.

Beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act, and generally includes voting power and/or investment power with respect to the securities held.

For the avoidance of doubt, the Company’s sole equity holder is, and after the Offering will remain, CM SOLUTIONS LLC, a Delaware limited liability company (“CMS”). CMS is primarily owned by CoolMellon LLC, which is owned solely by Charlie Uchill and Greg Anderson. As a result, Charlie Uchill and Greg Anderson solely control, and will continue to solely control, the Company’s operations, management, and business affairs and will have the sole ability to control all matters submitted to the equity holders of the Company for approval, including:

•	The election and/or removal of Board members;

•	The amendment of the Company’s organizational documents;

•	The merger or consolidation of the Company with, or into, any other entity; and

•	The sale of all, or substantially all, of the assets of the Company.

In addition to the above, it should also be noted that, as of the date hereof, the following Board members, Officers, and/or other persons have each been granted the following Existing Options to purchase the respective number of Tokens (of the same type as those made a part of the Offering) subject to the completion of certain respective conditions precedent. Such conditions precedent are specified in the respective Existing Option agreement, and the satisfaction of such conditions precedent is subject to the final approval of the Board, in its discretion.

Name	# of Tokens:	Option Issue Date:	Exercise Price:	Expiration Date:

Greg Anderson	2,000,000	1/1/2019	$.05/Token	1/1/2024
Charlie Uchill	2,000,000	1/1/2019	$.05/Token	1/1/2024
Sean McNamara	1,000,000	1/1/2019	$.05/Token	1/1/2024
Anthony Zeoli	400,000	1/1/2019	$.05/Token	1/1/2024
Larry Uchill	100,000	1/1/2019	$.05/Token	1/1/2024
Jim Schultz	25,000	1/1/2019	$.05/Token	1/1/2024
Peter Saladino	1,000	1/1/2019	$.05/Token	1/1/2024
Matt Seal	500,000	8/1/2019	$.05/Token	1/1/2024
Cody Coe	50,000	8/1/2019	$.05/Token	1/1/2024
Matt Gressens	50,000	8/1/2019	$.05/Token	1/1/2024
Will Brown	50,000	8/1/2019	$.05/Token	1/1/2024
Jeff Vandeveer	1,000	8/1/2019	$.05/Token	1/1/2024
TOTAL:	6,177,000

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ARTICLE XIII INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company has entered into an agreement with CMS (the Company’s parent entity) whereby CMS has agreed to provide certain revolving credit facilities to the Company (such facilities, individually and collectively, the “CMS Loan”), up to a maximum principal amount of $500,000, to fund the initial development of the Framework and the Coins/Tokens. The CMS Loan is evidenced by an unsecured promissory note made by the Company in favor of CMS in the maximum principal amount of $500,000 (the “CMS Note”). The CMS Note provides for, among other things; (i) an interest rate of five percent (5%), compounded annually; and (ii) the required repayment of all amounts owed under the CMS Note, in full, upon receipt by the Company of at least $500,000 in net proceeds from the sale of Tokens. As reflected in the financial statements made a part hereof, the balance of the CMS Note (including principal and interest) as of the date hereof is $200,475.

Except for the CMS Loan/the CMS Note, since the Company’s inception there have been no other transactions, or proposed transactions, which have materially affected (or which will materially affect) the Company in which any Board member, executive officer, or beneficial holder of more than 10% of the outstanding voting equity securities of the Company (or any of their respective relatives, spouses, associates or affiliates) has had, or otherwise will have, any direct or material indirect interest. However, the Company does not have (or expect to have) any policy prohibiting the Company from entering into transactions with affiliated parties and may, from time to time, do business with one or more entities owned by (or otherwise affiliated with and/or under the direct or indirect control of) one or more such affiliated parties, provided such agreements reflect commercially reasonable terms. Without limiting the generality of the foregoing, as noted herein, the Company intends to make its Loans through one or more Loan Subs and will be entitled to retain a percentage of the Loan Net Income (if any) generated by such Loan Subs.

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ARTICLE XIV SECURITIES BEING OFFERED

1.       Generally:

The Company intends to offer and sell up to $20,000,000 worth of its Coins and up to $30,000,000 worth of its Tokens. The remainder of this Article describes the Offering terms, and investor rights, with respect to each type of Security made part of the Offering.

2.       Description of Tokens:

A.       General Sale Terms:

As part of the Offering, the Company intends to offer its Tokens for sale on the following general terms:

o Maximum Amount:	The Company is Offering to sell up to $30,000,000 worth of Tokens.

o Offer Price: [80]	$1.00 per Token.

o Min./Max. Subscription Amount Per investor:

Minimum: $5,000.

Maximum:        A number of Tokens equal, in dollar value, to the dollar amount which is ten percent (10%) of the greater of such purchaser’s annual income or net worth; unless the investor qualifies as an Accredited Investor (as defined on Appendix A attached hereto), in which case such maximum investment amount would not apply.

o No Fractional Interests:	The Tokens will be sold and issued only in whole number increments.

o Ongoing Offering:	The initial offer and sale of the Tokens will be made on an ongoing and rolling basis to eligible purchasers, from time to time, until the Token Sale Expiration Date.

o Escrow:	The Company has not made any arrangements to place the funds received from the sale of the Tokens into any escrow, trust, or similar vehicle.

80 The price per Token shown was arbitrarily determined by the Company’s management without regard to the Company’s assets or earnings (or the lack thereof), book value, or other generally accepted valuation criteria and does not represent, nor is either intended to imply, that a Token has a market value or could be resold at that price.

B.       Form of Tokens; Protocol; Validation:

Each Token will be issued, and all times held, in digital form only. With respect to a particular digital asset, the respective “protocol” on which it is built essentially defines the rules and interfaces necessary to allow the subject digital asset to be bought and transferred between holders and to allow any overriding “smart contracts” to function. Put another way, it essentially defines the common language that allows all of the respective components to be able to talk to, and communicate with, each other. It’s important to note that these protocols define the method interface (e.g. function names, parameters, and outputs) and describe the purpose of each method, but they leave the implementation specifics up to each project. As a result, even though two given digital assets/tokens may be based on the same basic protocol, the specifics with respect to the acquisition/transfer/payments etc. of the subject digital asset will most likely be unique.

Technically speaking each Token is built on, and utilizes, the proprietary protocol dubbed “KoreProtocol”81 developed by KoreConX Inc. (“KoreConX”). The validation standard utilized by the KoreProtocol is a “proof-of-authority” standard. 82 As previously discussed, the “proof-of-authority” standard is essentially a modified form of the “proof-of-stake” standard and is considered by many industry leaders as being superior to existing standards in terms of both transaction efficiency and security. However, as also previously noted, to utilize the “proof-of-authority” standard most effectively the respective blockchain environment must be a closed, permission based, network. As such, the Tokens will only be available for sale/trade on a closed, permission based, network whose protocols are the same as, or otherwise compatible with, the KoreChain protocol.

To that end, the Company intends to issue/sell its Tokens (directly or indirectly via a compliant Token Trading Platform) the Tokens on and through KoreConX’s closed, permission based, blockchain based network dubbed “KoreChain.”83 KoreChain is built on, and is an extension of, the Hyperledger Fabric protocol.84 Hyperledger Fabric is an open-source initiative managed by the Hyperledger Foundation and Linux Foundation, and supported by a number of banks and other financial institutions worldwide. Hyperledger Fabric was designed from the ground up to serve the needs of financial enterprises and is hence robust and has industrial-strength capabilities. One example is the ability to process upward of 10,000 transactions per second compared to Ethereum’s 15 transactions per second. Some additional beneficial attributes of the KoreChain include the following:

•	to gain access to the KoreChain, participants will be required to undergo certain ML/KYC verifications as well as certain additional verifications where applicable (including Accredited Investor verification, background checks, bad actor checks, and/or sanctioned jurisdictions, as applicable);[85]

81 Detailed information on this protocol is available at https://www.koreconx.io/korepapers/.

82 For more information please see the “Description of Blockchain Business – Generally” section beginning on page 47 hereof.

83 Detailed information on this network is available at https://www.koreconx.io/korepapers/.

84 Detailed information on this protocol is available at: https://hyperledger-fabric.readthedocs.io/en/release-1.4/.

85 It should be noted that these verifications will be done in connection with the establishment of, and by the respective entity providing, the subject person’s Token Trading Account and all such information will be maintained on the KoreChain. Further, while the entity providing, the subject person’s Token Trading Account may have their own identification/verification standards, all such entities will be specifically required (as a condition to their participation in any issuance/sale of the Tokens) to adhere to and satisfy all Required Verifications.

•	each KoreChain participant will be provided a unique identifier that is used to digitally sign every transaction that such participant is involved in (either as a party to a particular securities transaction, as an entity with fiduciary responsibility over such transaction and/or as an endorser/validator of such transaction).

•	the KoreChain does not allow mining by unverified and/or anonymous miners;

•	there are no “gas” fees in connection with processing KoreChain transactions (thus avoiding variation and uncertainty in fulfilling transactions);

•	in the interest of safety and security, the KoreChain does not require investors to hold digital “wallets” since the loss of private keys can cause irreversible financial losses;

•	neither the KoreChain nor the underlying Hyperledger Fabric can be forked (thus avoiding rogue entities, criminal elements, and colluding entities from taking over control of the blockchain for nefarious purposes); and

•	the KoreChain does not disintermediate the traditional participants of the capital markets (e.g. governmental authorities/regulators, third-party service providers/payment processors, etc.).

With respect to a particular transaction, participants in the KoreChain will include the actual parties to the subject transactions as well as those operating the applicable validating KoreNode (as discussed below). Each such participant will be represented in the distributed ledger linked to each of the applicable KoreNodes and, unlike in a public/permissionless blockchain, validation will require checking the validity of both the respective information and the authority of the information sources. This prevents inadmissible validations performed by unauthorized, unverified, and anonymous miners who typically have no understanding of the underlying transactions, who are not parties to the transactions, and/or who have no fiduciary responsibility to the transactions. All validations in the KoreChain must of course reach consensus before being immutably recorded in a KoreChain block.

The KoreChain network consists of certain validating nodes (each a “KoreNode”), each of which are vetted by KoreConX and the owning persons/entities must subscribe to certain governing standards approved by KoreConX from time to time.86 As part of the process for on-boarding participants as KoreNodes, the participants are required to review and approve the KoreProtocol (including the “chaincode” that validates transactions) for transactions in their respective scope, based on their respective expertise and fiduciary responsibility. This ensures that the transactions within the KoreChain achieve business finality; a concept that is completely lacking in the public, permissionless, and unregulated blockchains. Notwithstanding the foregoing, generally each of the following regulated parties (who each are mandated through their professional licenses to adhere to certain stringent regulatory standards, codes of conduct, and/or fiduciary responsibilities) will be eligible to participate as validating KoreNodes:

86 Including applicable sections of the charter, code of conduct, and governance responsibilities of the forthcoming “Digital Securities Consortium” of which KoreConX is a founding member.

•	registered broker-dealers;

•	registered securities exchanges;

•	qualified “alternative trading systems” (ATS);

•	registered transfer agents;

•	governmental authorities/regulators;

•	Consultants responsible for Required Verification; and

•	legal/audit firms.

For the avoidance of doubt, each purchaser of a Token will be required, as a condition precedent to acquiring a Token(s), to establish an account on the KoreChain (i.e. a Token Holding Account) as discussed herein. Further, whether the Company sells the Tokens directly or via a Token Trading Platform, all sales and issuances of the Tokens will be conducted on, through, and in accordance with the terms and conditions of, the KoreChain.

C.       Investment Term:

A Token investor should expect to hold their respective Token(s) for an indefinite period of time. The Company intends to seek qualification of the Tokens for sale/resale on one or more Token Trading Platforms. However there is no guarantee that a Token Trading Platform will be available in the near future or, the extent any Token Trading Platform actually becomes available, that the Company will be successful in being able to list its Tokens for sale/resale on such Token Trading Platform. If no active secondary trading market for the Tokens develops (or is otherwise sustained) following the commencement of the Offering, not only will the holders of the Tokens be expected to hold such Tokens for an indefinite period of time, such holders may be unable to sell their respective Token(s) when they wish to sell them and/or at a price they consider attractive or satisfactory.

For the avoidance of doubt, as of the date hereof there are currently no Token Trading Platforms available to list the Company’s Tokens on for initial sale/resale and it is uncertain whether any such Token Trading Platform will be available in the foreseeable future.

D.       Equity Rights/Voting Rights/Information Rights:

The Tokens will NOT be considered equity interests, or otherwise entitle the holder(s) thereof to any ownership or other interest, in or of the Company or any of its assets. The Tokens represent debt obligations of the Company only and any and all rights of the Token holders in connection therewith (including with respect to all payments to be made with respect thereto) will be governed solely by, and limited to, the terms of the Token Rights Agreement. Without limiting the generality of the foregoing, it should be noted that, except to the extent specifically provided for in the Token Rights Agreement (as discussed below) or as otherwise specifically required by applicable law, the holders of the Tokens will NOT be entitled to:

•	any “preemptive rights,” “drag-along rights,” “tag-along rights,” or similar rights which the holders of the equity interest of the Company may now or hereafter have;

•	any vote (or any other say) on any matter regarding, or any information rights with respect to, the Company or its Business;

•	any right, title or interest in the Company and/or any of its assets; or

•	receive any distribution from, or to otherwise participate in any proceeds received by, the Company (including in connection with any Liquidation of the Company or its Business (or any portion thereof)).

Notwithstanding the foregoing, as provided in the Token Rights Agreement (in particular Section 5 thereof) each of the following actions (each a “Major Loan Action”) will require the affirmative consent of the holders of a majority of the then-outstanding Tokens (if any):

•	The forgiveness or other settlement of any Loan (or portion thereof): (i) where the subject Loan is made to an affiliate of the Company; or (ii) in any case, which is in an amount (individually or in the aggregate) in excess of five percent (5%) of the original principal amount of the subject Loan;

•	The sale, assignment, or other transfer of any Loan(s) (and/or any interest therein, including any sale of the equity of any Loan Sub) to: (i) any affiliate of the Company; (ii) any other person/entity in connection with a sale, assignment, or other transfer of the Company’s Loan Business, for an aggregate amount less than eighty percent (80%) of the then-outstanding indebtedness of such Loan(s); and/or (iii) any other person/entity in any other instance for an aggregate amount less than ninety-five percent (95%) of outstanding indebtedness of such Loan(s); and/or

•	Entering into any agreement, and/or taking any action, in connection with one or more of the foregoing.

As further provided in the Token Rights Agreement (in particular Section 5 thereof), the Company will give each then Token holder written notice (each such notice, an “MLA Notice”) of any Major Loan Action for which the Company requests consent and will, at the expense of the Company and together with such MLA Notice, furnish to each then Token holder all such documents and information as may be reasonably necessary (in the reasonable discretion of the Company) in order to enable such then Token holder to properly evaluate, and make a reasonably informed decision regarding, the subject Major Loan Action. Each MLA Notice, together with all supporting documentation (if any), will be sent electronically to the last known email (or other electronic) address for each Token holder on the books and records of the Company. The failure of any Token holder to approve or disapprove any Major Loan Action within ten (10) days after the date the respective MLA Notice is delivered (or deemed to be delivered pursuant to the terms of the Token Rights Agreement), will be deemed an affirmative approval by such Token holder of the subject Major Loan Action for all purposes of determining majority consent to such Major Loan Action.

As also provided in the Token Rights Agreement (in particular Section 2 thereof) the Company will, periodically and no less than quarterly, deliver a report to each Token holder describing, in reasonable detail, the financial/operational status of the Business as of the date of such report (each such report, a “Token Periodic Report”). Each Token Periodic Report will include, at a minimum:

•	an identification of the then total number of Tokens issued and outstanding;

•	an identification of the total, aggregate, principal amount of all then outstanding Loans;

•	an identification of any Loan where a monetary default has occurred and is then continuing (and, where applicable, a reasonably detailed description of such default); and

•	an identification of the total, aggregate, amount of all Transaction Fees then collected by the Company since the last Token Periodic Report issued by the Company.

The Company will also post to the Company Website (and, to the fullest extent possible, cause each applicable Token Trading Platform to post) a copy of each issued Token Periodic Report.

E.       Distribution Rights (Loan Business):

As provided in the Token Rights Agreement (in particular Section 2 thereof), the holders of the Tokens, as a group, will be entitled to receive eighty percent (80%) of the total Loan Net Income (as defined below), if any, actually received by the Company (whether directly or indirectly) in perpetuity (such aggregate amount, respectively, the “Distributable Loan Income”). Any amounts payable to the holders of the Tokens pursuant to the foregoing will be:

•	promptly paid, semi-annually, in cash, to the respective Token holders to the extent of positive Loan Net Income actually received by the Company (whether directly or indirectly) with respect to the Loan Business during such period; and
•	distributed to and among the respective Token holders pari-passu and pro-rata.

As defined in the Token Rights Agreement, the term “Loan Net Income” means, for any given period, the total amount of interest income and other amounts (other than repayment of principal) actually received by the Company (whether directly or indirectly) for such period from the Loan Business less the total amount of all Operating Costs incurred by the Company and each Loan Sub (as applicable) in connection with (or otherwise allocated by the Company to) the Loan Business during such period; each as calculated in accordance with sound accounting principles consistently applied.

For the avoidance of doubt, the remaining twenty percent (20%) of all Loan Net Income (if any) actually received by the Company will be retained by the Company in consideration for the ongoing management and operation of the Loan Business, will be allocated to the Company pari-passu with the amounts paid to the Token holders (as applicable), and will be deemed fully earned upon receipt. Further, all amounts received by the Company which are applicable to the repayment of the principal of the subject Loan will be retained by, and reinvested in, the Company and used to make subsequent Loans.

It should also be noted that, with respect to each of the PIAs issued and sold by the Company as described herein, unless and until such PIA is converted into cash/Tokens pursuant its terms:

•	the holder of such PIA will have the right to participate in any Distributable Loan Income to the same extent as a Token holder; and
•	for all purposes of determining the portion of Distributable Loan Income to be distributed to each Token holder as of a particular date, the holder of such PIA will be effectively treated, and included, as a Token holder based on the total number of Tokens such PIA holder would have as of such date if their respective PIA was then converted into Tokens pursuant to its terms.

That being said, all of the existing PIAs will (pursuant to their terms), to the extent not sooner converted, will be converted into cash/Tokens within one (1) year from the commencement of the Offering.

F.       Distribution Rights (Blockchain Business):

As provided in the Token Rights Agreement (in particular Section 2 thereof), the holders of the Tokens, as a group, will be entitled to receive twenty percent (20%) of the total Blockchain Net Income (as defined below), if any, actually received by the Company (whether directly or indirectly), in perpetuity (such aggregate amount, respectively, the “Distributable Blockchain Income”). Such amounts payable to the holders of the Tokens pursuant to the foregoing will be:

•	promptly paid, semi-annually, in cash, to the respective Token holders to the extent of positive Loan Net Income actually received by the Company (whether directly or indirectly) with respect to the Loan Business during such period; and

•	distributed to and among the respective Token holders pari-passu and pro-rata.

As defined in the Token Rights Agreement, the term “Blockchain Net Income” means, for any given period, the total amount of Transaction Fees and other amounts actually received by the Company (whether directly or indirectly) for such period from the Blockchain Business less the total amount of all Operating Costs incurred by the Company in connection with (or otherwise allocated by the Company to) the Blockchain Business during such period, each as calculated in accordance with sound accounting principles consistently applied. Notwithstanding the foregoing, as noted herein all proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees) will at all times be specifically segregated and reserved by the Company to facilitate a Buyback of such Coins (including funding the cash payment of all resulting Credits) in accordance with their terms. Accordingly, any and all such reserved funds held by the Company at any given time will in no way be deemed to be income received by the Company or otherwise included in the calculation of Blockchain Net Income.

For the avoidance of doubt, the remaining eighty percent (80%) of all Blockchain Net Income (if any) actually received by the Company will be retained by the Company in consideration for the ongoing management and operation of the Blockchain Business, will be allocated to the Company pari-passu with the amounts paid to the Token holders (as applicable), and will deemed fully earned upon receipt. Further, any and all Distributable Transaction Fees to be paid to the Coin holders as discussed below will be paid solely from such portion retained by the Company and will not otherwise affect the amounts to be paid to the Token holders.

It should also be noted that, unlike with respect to the Distributable Loan Income, the holders of the PIAs are not entitled to participate in any Distributable Blockchain Income.

G.       Liquidation Rights (Loan Business):

As provided in the Token Rights Agreement (in particular Section 4 thereof), in the event of any sale (in one or more related transactions) or other transfer of substantially all of the assets, and/or the voluntary or involuntary liquidation, winding up or other termination (each a “Liquidation”), of the Loan Business which occurs after the first sale of a Token:

•	The Company will promptly alert all of the then-outstanding Token holders of such decision and will thereafter cease making any new Loans.

•	The Company may (in its sole discretion subject to the above consent rights of the Token holders) elect to sell, assign, or otherwise transfer the then-outstanding Loans (or any portion thereof), provided that the Company will remain responsible for servicing any Loans which are not sold, assigned, or otherwise transferred pursuant to the foregoing.

•	The then-outstanding Token holders, as a group, will be entitled to receive all Distributable LB Liquidation Proceeds (as defined below) actually received by the Company (whether directly or indirectly) with respect to the then-outstanding Loans. All such amounts payable to the holders of the Tokens pursuant to the foregoing will be:

o	promptly paid, in cash, to the respective Token holders as, when, and to the extent funds are actually received by the Company (whether directly or indirectly) with respect to the subject Loans; and

o	distributed to and among the respective Token holders pari-passu and pro rata.

As used above, the term “Distributable LB Liquidation Proceeds” means, for any given period, an amount equal to:

•	eighty percent (80%) of all net proceeds (i.e. after the payment of all applicable Operating Costs and transaction costs) actually received by the Company (whether directly or indirectly) during such period as a result of the maturity, sale, assignment, or other transfer of its then-outstanding Loans which are not otherwise applicable to the repayment of the principal of such Loans; plus

•	from the net proceeds (i.e. after the payment of all applicable Operating Costs and transaction costs) actually received by the Company (whether directly or indirectly) during such period as a result of the maturity, sale, assignment, or other transfer of its then-outstanding Loans which are applicable to the repayment of the principal, an amount equal to the lesser of: (i) one hundred percent (100%) of all such proceeds; or (ii) the total aggregate amount of Offering proceeds actually used to fund the subject Loans.

For the avoidance of doubt, the Company will be permitted to retain: (i) the remaining twenty percent (20%) of all net proceeds actually received by the Company (whether directly or indirectly) during such period as a result of the maturity, sale, assignment, or other transfer of its then-outstanding Loans which are not otherwise applicable to the repayment of the principal of such Loans; and (ii) any proceeds received by the Company (whether directly or indirectly) during such period as a result of the maturity, sale, assignment, or other transfer of its then-outstanding Loans which are applicable to the repayment of the principal of such Loans and which are in excess of the total aggregate amount of Offering proceeds actually used to fund the subject Loans.

It should also be noted that, with respect to each of the PIAs issued and sold by the Company as described herein, unless and until such PIA is converted into cash/Tokens pursuant its terms:

•	the holder of such PIA will have the right to participate in any Distributable LB Liquidation Proceeds to the same extent as a Token holder; and

•	for all purposes of determining the portion of Distributable LB Liquidation Proceeds to be distributed to each Token holder as of a particular date, the holder of such PIA will be effectively treated, and included, as a Token holder based on the total number of Tokens such PIA holder would have as of such date if their respective PIA was then converted into Tokens pursuant to its terms.

That being said, all of the existing PIAs will (pursuant to their terms), to the extent not sooner converted, will be converted into cash/Tokens within one (1) year from the commencement of the Offering.

H.       Liquidation Rights (Blockchain Business):

As provided in the Token Rights Agreement (in particular Section 3 thereof), in the event the Company elects (in its sole discretion), at any time after the first sale of a Token, to cause a Liquidation of the Blockchain Business:

•	The Company will promptly alert all of the then-outstanding Token holders of such decision.

•	The then-outstanding Token holders, as a group, will be entitled to receive all Distributable BB Liquidation Proceeds (as defined below) actually received by the Company (whether directly or indirectly) as a result of the Liquidation of the Blockchain Business. All such amounts payable to the holders of the Tokens pursuant to the foregoing will be:

o	promptly paid, in cash, to the respective Token holders as, when, and to the extent funds are actually received by the Company (whether directly or indirectly); and

o	distributed to and among the respective Token holders pari-passu and pro rata.

As used above, the term “Distributable BB Liquidation Proceeds” means, for any given period, an amount equal to twenty percent (20%) of all net proceeds (i.e. after the payment of all applicable Operating Costs and transaction costs) actually received by the Company (whether directly or indirectly) during such period as a result of the Liquidation of the Blockchain Business. For the avoidance of doubt, the Company will be permitted to retain the remaining eighty percent (80%) of all net proceeds received by the Company as a result of the Liquidation of the Blockchain Business.

Notwithstanding the foregoing, as noted herein all proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees) will at all times be specifically segregated and reserved by the Company to facilitate a Buyback of such Coins (including funding the cash payment of all resulting Credits) in accordance with their terms. Accordingly, any and all such reserved funds held by the Company as of the Liquidation of the Blockchain Business will be used solely and specifically to cause a Buyback of all then outstanding Coins as part of such Liquidation and will in no way be deemed to be included in the proceeds from such Liquidation or otherwise part of the Distributable BB Liquidation Proceeds. For the avoidance of doubt, any calculation of the net proceeds received by the Company as a result of the Liquidation of the Blockchain Business will be made exclusive and net of any and all amounts then held by the Company which are specifically segregated and reserved by the Company to facilitate a Buyback of the Coins.

It should also be noted that, unlike with respect to the Distributable LB Liquidation Proceeds, the holders of the PIAs are not entitled to participate in any Distributable BB Liquidation Proceeds.

I.       Method of Payment:

All payments to be made to the holder of a Token (including all payments with respect to the distribution rights and liquidation rights discussed above) will, to the fullest extent permitted by the “smart contract” which is the Token, be made automatically as and when the same will become due and payable. Additionally, all such payments will be made electronically, by wire or ACH transfer (at the option of the Company) of immediately available U.S. Dollars, to the then last known Token Clearing Account for such holder for such holder.

For the avoidance of doubt all payments will be made to the then applicable Token Clearing Account for each Token holder as provided in the Token Rights Agreement and not to the Token Holding Account established by such Token holder to hold/manage the subject Token(s).

J.       Record Keeping; Token Ledger; Transfer Agent:

The Company will establish and continuously maintain (or otherwise cause to be continuously maintained), in as current a form as is commercially and technologically possible, a ledger (such ledger, the “Token Ledger”) identifying, at a minimum: (i) the name and last known mailing address of each Token holder (and each designee of such holder, as applicable); (ii) the number of all Tokens held by each Token holder; and (iii) the last known Token Clearing Account of each holder.

The Company intends (to the fullest extent permitted by applicable law) to maintain the Token Ledger in a permissioned blockchain/compatible electronic format. Further, the Company intends to take all commercially reasonable actions necessary to secure the Token Ledger (and all information contained therein) from tampering or other improper access or use (including electronic and/or remote access to the same). The Token Ledger will be held in strict confidentiality by the Company provided that a particular Token holder will be entitled, at any time upon notice to the Company, to receive a record of such holder’s respective Token ownership (and all proceeds, if any, then payable to such holder as a result of such Token ownership). Additionally, as provided in the Token Rights Agreement, the Company will be permitted, at any time and from time to time, to provide access to/copies of any portion (or all) of the information provided for in the Token Ledger if, and to the extent, requested by any regulatory or banking agency in connection with the sale of the Tokens and/or the operation of the Business.

It is intended that a registered transfer agent (i.e. registered pursuant to Section 17A(c) of the Exchange Act; such third-party transfer agent, a “Transfer Agent”), will at all times be engaged to maintain/handle/manage the Token Ledger; including, among other things

•	continuously maintaining and updating the same;

•	documenting and otherwise managing any and all transfers of Tokens by Token holders (including ensuring compliance of all transfers/proposed transfer of Tokens with all applicable federal and state securities laws);

•	maintaining and ensuring the confidentiality and security of all of the information provided in the Token Ledger;

•	directing and facilitating (to the extent manually required) any and all payments to be made under the Tokens; and

•	acting as the primary liaison between the Company and both the Token holders and each Token Trading Platform (if any) with respect to the Tokens.

The Company has engaged KoreConX as the initial Transfer Agent. Accordingly, all requests for transfers and all information related to transfers (including notice and evidence of approved transfers and current Token balance) will be made available to the applicable Token holders via their respective Token Holding Account. In the event the Company elects to replace the Transfer Agent, and/or any change is made with respect to providing access to any of the foregoing information, such change will be promptly and expressly made known to both existing Token holders (via electronic communication made pursuant to the available contact information for each Token holder then in the Token Ledger) and to potential Token purchasers via disclosures both on the Company Website and on each Token Trading Platform (if any) then used by the Company in connection with the sale of the Tokens.

K.       Call/Put Options:

NONE. The Company will not have any “call option” (or the like) with respect to any Token. No Token holder will have any “put option” (or the like) with respect to any Token.

3.       Description of Coins:

A.       General Sale Terms:

As part of the Offering, the Company intends to offer its Coins for sale on the following general terms:

o Maximum Amount:	The Company is Offering to sell up to $20,000,000 worth of Coins.

o Offer Price: [87]	$0.01 per Coin.

o Min./Max. Subscription Amount Per investor:

Minimum: None.

Maximum:      A number of Coins equal, in dollar value, to the dollar amount which is ten percent (10%) of the greater of such purchaser’s annual income or net worth; unless the investor qualifies as an Accredited Investor (as defined on Appendix A attached hereto) in which case such maximum investment amount would not apply.

o No Fractional Interests:	The Coins will be sold and issued only in whole number increments.

o Ongoing Offering:

The offer and sale of the Coins will be made on an ongoing and rolling basis to eligible purchasers, from time to time.

Further, it is intended that the offer and sale of the Coins will be deemed a “continuous offering” within the meaning of 17 CFR 230.251(d)(3), and that the Offering of the Coins will remain open for more than one (1) year, provided that, on or before the date that is one (1) year from the date of the first sale of a Coin is made as part of the Offering, and/or as otherwise may be required by applicable securities laws, the Company will file a Supplement to this Offering Circular (and all other required filings, if any) with the SEC and all other applicable regulatory agencies.

o Escrow:

The Company has not made any arrangements to place the funds received from the sale of the Coins into any escrow, trust, or similar vehicle.

Notwithstanding the foregoing, all proceeds received by the Company from the sale of the Coins (other than all associated Transaction Fees) will be specifically segregated and reserved by the Company to facilitate a Buyback of such Coins (including funding the cash payment of all resulting Credits) in accordance with their terms.[88]

87 As discussed in greater detail herein, the price per Coin was not arbitrarily determined and is specifically intended that such Coin will (solely to the extent used and traded within the Framework) have a market value of, and could be exchanged at, that price.

88 As described in detail in the “Description of Blockchain Business - Coin Buyback/Buyback Price” section beginning on page 54 hereof.

B.       Form of Coins; Protocol; Validation:

Each Coin will be issued, and all times held, in digital form only. As noted above, with respect to a particular digital asset, the respective “protocol” on which it is built essentially defines the rules and interfaces necessary to allow the subject digital asset to be bought and transferred between holders and to allow any overriding “smart contracts” to function. Put another way, it essentially defines the common language that allows all of the respective components to be able to talk to, and communicate with, each other. It’s important to note that these protocols define the method interface (e.g. function names, parameters, and outputs) and describe the purpose of each method, but they leave the implementation specifics up to each project. As a result, even though two given digital assets/tokens may be based on the same basic protocol, the specifics with respect to the acquisition/transfer/payments etc. of the subject digital asset will most likely be unique.

While similar in underlying protocol (i.e. Hyperledger Fabric89) to the Tokens, each Coin utilizes, and is built on, proprietary code developed by the Company specifically for use on the Framework. Because the Coins will only be issued/sold/transferred on and within the Framework, the underlying proprietary code will be built in compliance with, and within, the unique parameters of the Hyperledger Fabric infrastructure which will make up the Framework. While completely independent and distinct from the KoreProtocol90 which the Tokens are built on, solely for purposes of comparison the underlying proprietary code of the Coins will be at least functionally equivalent to KoreProtocol in terms of whitelisting eligible holders, limiting issued quantities, and blocking of unauthorized transfers.

For the avoidance of doubt, as the Coins are designed specifically for use on the Framework the applicable validation standard is a “proof-of-authority” standard as discussed in greater detail herein. 91

89 Detailed information on this protocol is available at: https://hyperledger-fabric.readthedocs.io/en/release-1.4/.

90 As described in detail in the “Description of Tokens - Form of Tokens; Protocol; Validation” section beginning on page 116 hereof.

91 For more information please see the “Description of Blockchain Business –Description of the Framework” section beginning on page 48 hereof.

C.       Investment Term:

The Coins will not be listed with, or otherwise available for purchase or trade on, any exchange. As a result, each purchaser of a Coin(s) will need to hold the same until they are either exchanged for goods and services via, and to a party utilizing, the Framework, or otherwise made a part of a Buyback by the Company.

D.       Equity Rights/Voting Rights/Information Rights:

The Coins will NOT be considered equity interests, or otherwise entitle the holder(s) thereof to any ownership or other interest, in or of the Company or any of its assets. The Coins represent debt obligations of the Company only and any and all rights of the Coin holders in connection therewith (including with respect to all payments to be made with respect thereto) will be governed solely by, and limited to, the terms of the Coin Rights Agreement. Without limiting the generality of the foregoing, it should be noted that, except to the extent specifically provided for in the Coin Rights Agreement (as discussed below) or as otherwise specifically required by applicable law, the holders of the Coins will NOT be entitled to:

•	any “preemptive rights,” “drag-along rights,” “tag-along rights,” or similar rights which the holders of the equity interest of the Company may now or hereafter have;

•	any vote (or any other say) on any matter regarding, or any information rights with respect to, the Company or its Business;

•	any right, title or interest in the Company and/or any of its assets; or

•	receive any distribution from, or to otherwise participate in any proceeds received by, the Company (including in connection with any Liquidation of the Company or its Business (or any portion thereof)).

Notwithstanding the foregoing, as provided in the Coin Rights Agreement (in particular Section 5 thereof), for each Coin Distribution Year (as defined below) the Company will, annually following the last day of such Coin Distribution Year, deliver a report (each such report, a “Coin Periodic Report”) to each person that purchased a Coin during such Coin Distribution Year. Each such Coin Periodic Report will be made available to the applicable Coin holders via their respective Framework Account and will include, at a minimum:

•	an identification of the total number of Coins sold during the subject Coin Distribution Year;

•	an identification of the total, aggregate, amount of all Transaction Fees collected by the Company during the subject Coin Distribution Year; and

•	an identification, and related calculation, of the total Distributable Transaction Fees (as defined below) to be distributed with respect to the subject Coin Distribution Year.

E.       Distribution Rights:

As provided in the Coin Rights Agreement (in particular Section 5 thereof), for the remainder of the first calendar year the Coins are offered for sale and for each of the immediately following two (2) full calendar years (each such calendar year, a “Coin Distribution Year”), those persons who purchased Coins from the Company in any such Coin Distribution Year will, as a group, be entitled to share in the total Distributable Transaction Fees (as defined below), if any, actually received by the Company during such Coin Distribution Year. Any amounts payable to the holders of the Coins pursuant to the foregoing will be:

•	promptly paid, annually, in cash, to the respective Coin holders; and

•	distributed to and among the respective Coin holders pari-passu and pro-rata (based on the total number of Coins purchased during the subject Coin Distribution Year).

As defined in the Coin Rights Agreement, the term “Distributable Transaction Fees” means, for any given Coin Distribution Year, an aggregate amount calculated as follows:

•	for the portion of the aggregate Transaction Fees actually received by the Company during the subject Coin Distribution Year up to (and including) $1,000,000, an aggregate amount equal to one percent (1%) of such fees; plus

•	for the portion of the aggregate Transaction Fees (if any) actually received by the Company during the subject Coin Distribution Year which are greater than $1,000,000 but less than (or equal to) $10,000,000, an aggregate amount equal to two percent (2%) of such fees; plus

•	for the portion of the aggregate Transaction Fees (if any) actually received by the Company during the subject Coin Distribution Year which are greater than $10,000,000, an aggregate amount equal to three percent (3%) of such fees.

For purposes of illustration ONLY, assuming the Company received a total of $12,000,000 in Transaction Fees in a given Coin Distribution Year, the total amount of Distributable Transaction Fees for such Coin Distribution Year would be $250,000 (being $10,000 (being the first $1,000,000 x 1%) plus $180,000 (being second $9,000,000 x 2%) plus $60,000 (being the remaining $2,000,000 x 3%)). This $250,000 would be paid to and among those persons who purchased Coins from the Company during such Coin Distribution Year, pari-passu and pro-rata (based on the total number of Coins purchased during such Coin Distribution Year). For the avoidance of doubt, only those persons who purchased Coins directly from the Company during a given Coin Distribution Year will be eligible to participate in the Distributable Transaction Fees generated during such Coin Distribution Year. Such would be the case even if a given person had purchased Coins directly from the Company in a prior Coin Distribution Year and was still holding such Coins in the subject Coin Distribution Year.

F.       Liquidation Rights:

NONE. In connection with any Liquidation of the Company and/or its Business (or any portion thereof, including the Blockchain Business), the holders of the Coins will NOT be entitled to receive any distributions from the Company, or otherwise have any rights with respect to the assets of the Company. Notwithstanding the foregoing, pursuant to the terms of the Coin Rights Agreement (in particular Section 4(e) thereof), in connection with any Liquidation of the Company and/or the Blockchain Business the Company will be required to cause a Buyback of any and all then outstanding Coins.

G.       Method of Payment:

Any payments to be made to the holder of a Coin (including all payments with respect to the distribution rights discussed above) will, to the fullest extent permitted by the “smart contract” which is the Coin, be made automatically as and when due as and when the same will become due and payable. Additionally, all such payments will be made electronically, by wire or ACH transfer (at the option of the Company with respect to distributions and at the option of the Coin holder in connection with any Buyback) of immediately available U.S. Dollars, to the then last known Coin Clearing Account for such holder for such holder. That being said, as discussed herein92 any payment to be made to a Coin holder in connection with a Buyback of their respective Coin(s) will initially be reflected as a Credit on the Framework Account of such holder.

For the avoidance of doubt all payments of cash to be made to a Coin holder will be made to the then applicable Coin Clearing Account for such Coin holder as provided in the Coin Rights Agreement and not to the Coin Wallet established by such Coin holder to hold/manage the subject Coin(s).

H.       Record Keeping; Coin Ledger; Transfer Agent:

The Company will establish and continuously maintain (or otherwise cause to be continuously maintained), in as current a form as is commercially and technologically possible, a ledger (such ledger, the “Coin Ledger”) identifying, at a minimum: (i) the name and last known mailing address of each Coin holder (and each designee of such holder, as applicable); (ii) the number of all Coins held by each Coin holder; (iii) the respective Coin ID Numbers of all Coins held by each Coin Holder; and (iv) the last known Coin Clearing Account of each holder. Without limiting the generality of the foregoing, the Company will cause the Coin Ledger to be updated as, when, and to the fullest extent, necessary to reflect, in real time, any and all transfers of Coins; including reflecting any and all transfers of Coins to the Company, and the cancellation of the same, in connection with a Buyback.

92 In particular in the “Description of Blockchain Business - Coin Buyback/Buyback Price” section beginning on page 51 hereof.

The Company intends (to the fullest extent permitted by applicable law) to maintain the Coin Ledger in a blockchain based/compatible electronic format. Further, the Company intends to take all commercially reasonable actions necessary to secure the Coin Ledger (and all information contained therein) from tampering or other improper access or use (including electronic and/or remote access to the same). The Coin Ledger will be held in strict confidentiality by the Company provided that a particular Coin holder will be entitled, at any time, to access their respective account information (including a record of such holder’s respective Coin ownership and all proceeds, if any, then payable to such holder as a result of such Coin ownership) via their respective Framework Account. Additionally, as provided in the Coin Rights Agreement, the Company will be permitted, at any time and from time to time, to provide access to/copies of any portion (or all) of the information provided for in the Coin Ledger if, and to the extent, requested by any regulatory or banking agency in connection with the sale of the Coins and/or the operation of the Business.

It should be noted that, unlike with respect to the Token Ledger, the Company fully intends to maintain the Coin Ledger internally (as part of the Framework) and does not currently anticipate that it will engage any Transfer Agent with respect to the maintenance of any information therein or any payments to be made to the Coin holders. That being said, the Company reserves the right to engage a Transfer Agent with respect to any of the same if/when it so determines.

I.       Call/Put Options:

The Company will at all times (and in its sole discretion) have the right, privilege and option to call and purchase from any Coin holder(s) (and to cause such Coin holder(s) to sell to the Company) all, or any portion, of the then outstanding Coins held by such Coin holder(s) (i.e. to conduct a Buyback of any Coins held by any Coin holder).

Each Coin holder will at all times (and in his/her/its sole discretion) have the right, privilege and option to put and sell to the Company (and to cause the Company to purchase from such Coin holder) all, or any portion, of the then outstanding Coins held by such Coin holder (i.e. to force the Company to conduct a Buyback of any Coins held by such Coin holder).

In connection with the exercise of either of the foregoing, the respective Coin holder will be entitled to receive, and the Company will pay to such Coin holder, an aggregate amount equal to the respective Buyback Price. Further, any Coins purchased/transferred to the Company in connection with the same will immediately be deemed terminated and will no longer be available for resale/reissuance by the Company.

[Remainder of Page Intentionally Left Blank]

ARTICLE XV FINANCIAL STATEMENTS

The following financial statements and related information with respect to the Company are made a part if this Article:

1. As of, and for, the fiscal year ended December 31, 2017 (Audited):[93]
A. Report of Independent Registered Public Accounting Firm:	F-1A
B. Balance Sheet:	F-1B
C. Statement of Operations:	F-1C
D. Statement of Changes in Equity:	F-1D
E. Statement of Cash Flows:	F-1E
F. Notes to Financial Statements:	F-1F
2. As of, and for, the interim period from January 1 through September 30, 2018 (Unaudited):
A. Balance Sheet:	F-2A
B. Statement of Operations:	F-2B
C. Statement of Changes in Equity:	F-2C
D. Statement of Cash Flows:	F-2D
E. Notes to Financial Statements:	F-2E

93 Note, the Company was not in operation as of the end of the fiscal year ended December 31, 2016.

1.A.	Report of Independent Registered Public Accounting Firm:

See Attached

-F-1A-

1.B.	Balance Sheet:

See Attached

-F-1B-

1.C.	Statement of Operations:

See Attached

-F-1C-

1.D.	Statement of Changes in Equity:

See Attached

-F-1D-

1.E.	Statement of Cash Flows:

See Attached

-F-1E-

1.F.	Notes to Financial Statements:

See Attached

-F-1F-

2.A.	Balance Sheet:

See Attached

-F-2A-

2.B.	Statement of Operations:

See Attached

-F-2B-

2.C.	Statement of Changes in Equity:

See Attached

-F-2C-

2.D.	Statement of Cash Flows:

See Attached

-F-2D-

2.E.	Notes to Financial Statements:

See Attached

-F-2E-

PART III

to REGULATION A OFFERING CIRCULAR

of CERES COIN LLC, a Delaware limited liability company

Index to Exhibits

Exhibit Number	Exhibit

2a*	Certificate of Formation of the issuer, filed November 13, 2017
2a*	Certificate of Formation of CM Solutions LLC (f/k/a “CM Warehouse Solutions”), filed June 15, 2017
2a*	Certificate of Filing of CoolMellon, LLC filed September 8, 2014
2a*	Certificate of Amendment of CM Solutions LLC, filed June 15, 2017
2a*	Operating Agreement of the issuer, effective as of November 15, 2017
2a*	Limited Liability Company Agreement of CM Solutions LLC, effective as of April 8, 2018
2a*	Limited Liability Company Agreement of CoolMellon, LLC, effective as of September 8, 2014
4a**	Form of Subscription Agreement
11a*	Consent of Turner Stone and Company LLP
12a**	Opinion of Freeborn & Peters LLP
15**	Token Rights Agreement
15**	Coin Rights Agreement
15*	Form of previously issued “Private Investment Agreements”

*	Previously Filed
**	Filed Herewith
***	Additional Materials Filed Herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 12, 2019.

COMPANY:	CERES COIN LLC, a Delaware limited liability company

	By:	/s/ Charlie Uchill
Charlie Uchill, Manager

APPENDIX A

DEFINITION OF “ACCREDITED INVESTOR”

“Accredited Investor” means any person who comes within any of the following categories, or whom the Board reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(a)	Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Investment Company Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Securities Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of Five Million ($5,000,000); any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of Five Million ($5,000,000); or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(c)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million ($5,000,000);

(d)	Any director, executive officer, or general partner of the Partnership of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that Partnership;

(e)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds One Million ($1,000,000); provided, however, for the purposes of calculating such net worth:

(i)	The person’s primary residence will not be included as an asset;

(ii)	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, will not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess will be included as a liability); and

-Appendix A-1-

(iii)	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities will be included as a liability;

(f)	Any natural person who had an individual income in excess of Two Hundred Thousand ($200,000) in each of the two most recent years or joint income with that person’s spouse in excess of Three Hundred Thousand ($300,000) in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(g)	Any trust with total assets in excess of Five Million ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of the Securities Act; and

(h)	Any entity in which all of the equity owners are accredited investors.

[Remainder of Page Intentionally Left Blank]

-Appendix A-2-

APPENDIX B

INITIAL LOAN CRITERIA

Please note, for all purposes of this Appendix B, whenever the context requires or otherwise permits: (i) the singular will include the plural and the plural will include the singular; (ii) any use of the term “Company” herein will mean the entity actually making the subject Loan, whether that is the Company or a Loan Sub; and (iii) any use of the term “including” will mean including without limitation, or including but not limited to, and should not be read an exclusive reference.

•	General Loan Criteria/Terms:

Provided below are the Company’s anticipated basic Loan criteria/terms which may be further supplemented or otherwise amended by the Company from time to time in its sole discretion (including on a Loan by Loan basis).

o Qualifying Borrowers:

Each Loan borrower must be:

▪ a fully licensed cannabis grower, producer, and/or retailer who is seeking to acquire, develop, and/or improve real property in connection with the operation of their business; or

▪ a real property owner seeking to acquire, develop, and/or lease real property to any one or more of the foregoing persons (as the sole or major tenant).

o Maximum Loan to Value (LTV) Ratio:

Sixty-five percent (65%), as calculated based on:

▪ the appraised value of the Collateral Property pursuant to the respective Appraisal (as defined below); or

▪ if the Loan is being provided (in whole or in part) to acquire the Collateral Property, or to refinance a prior acquisition of such property that has taken place less than six (6) months from the date the Loan is to be made, the lesser of: (i) the appraised value of such Collateral Property pursuant to the respective Appraisal; and (ii) the gross purchase price of such Collateral Property.

It should be noted that the above LTV ratio is intended to be an initial Loan qualification standard, and the subject borrower may be subject to a modified ongoing LTV ratio (and other ongoing financial covenants) as part of the respective Loan Documents (as defined below) of the respective Loan.

o Minimum Debt Service Coverage (DSC) Ratio:

One and 25/100 times (1.25x), taking into account:

▪ Ninety percent (90%) of the income to be generated by the Collateral Property to the extent evidenced by an executed lease; and/or

▪ Seventy-five percent (75%) of the potential income to be generated by the Collateral Property to the extent included in the respective Appraisal for such property.

It should be noted that the above DSC ratio is intended to be an initial Loan qualification standard, and the subject borrower may be subject to a modified ongoing DSC ratio (and other ongoing financial covenants) as part of the respective Loan Documents (as defined below) of the respective Loan.

-Appendix B-1-

o Loan Term:	Each Loan will be for a period of no less than three (3) years and no more than seven (7) years.

o Interest Rate:

Each Loan will accrue interest at a stated, per annum, interest rate of no less than eight percent (8%), compounded annually. That being said, the Company anticipates that the majority of the Loans will be offered at a stated, per annum, interest rate of ten percent (10%), or more.

o Collateral:

Each Loan will be secured by, among other things, a first lien on and to:

▪ the subject real property to be acquired, developed, and/or leased (each a “Collateral Property”), together with all improvements, easements, right-of-ways, and the like with respect thereto;

▪ all fixtures made part of the Collateral Property (including all growth, cultivation, and related equipment to the extent owned by borrower and made a fixture);

▪ all personal property of the subject borrower (including all growth, cultivation, and related equipment to the extent owned by borrower and not otherwise made a fixture);

▪ an assignment of all leases and rents and other occupancy agreements with respect to Collateral Property (and a collateral assignment of all of the subject borrower’s related franchise, license, and concession agreements relating to the use of each Collateral Property, if any);

▪ an assignment of all licenses of borrower (if any) necessary for borrower’s ownership and use of each Collateral Property (including, where applicable, all applicable state/local licenses in connection with the leasing of such Collateral Property for the growth, processing, and/or dispensing of cannabis and/or related products); and

-Appendix B-2-

▪ a pledge of, and control agreement in favor of, the Company with respect to a “lockbox account” (each a “Lockbox Account”), which the subject borrower must utilize to collect all rents and other revenues with respect to each Collateral Property (which revenues will then be swept on a monthly basis into a cash management account (each a “CM Account”) of such borrower to which the Company will also have a pledge and a control agreement).

o Guarantees:	To the extent deemed necessary or desirable by the Company, in its sole discretion, in connection with a particular Loan, the Company may require one or more persons/entities other than the respective borrower to provide a personal guaranty (and/or other indemnities) in connection with the subject Loan.

•	Required Due Diligence Items:

Provided below are certain due diligence items the Company intends to obtain, and review, in connection with each Loan; provided that, the same may be further supplemented or otherwise amended by the Company from time to time, in its sole discretion (including on a Loan-by-Loan basis).

o Appraisal:

The Company will obtain a written appraisal of each Collateral Property which will be completed by a third-party appraiser (selected by the Company, in its sole discretion), on an “as improved” and “as stabilized” (i.e. 85% occupancy) basis (each an “Appraisal”).

o Property Documents:

In connection with each proposed Loan, the Company will require:

▪ a “loan policy” of title insurance (issued by a title company acceptable to the Company in its discretion), in favor of the Company in the full amount of the subject Loan, covering each Collateral Property and the Company’s liens with respect thereto (each a “Title Policy”), together with an “extended coverage” endorsement and such other endorsements as the Company may require;

▪ copies of all documents of record identified on each Title Policy;

▪ a current ALTA survey/plat of subdivision (as applicable) for each Collateral Property (each a “Survey”);

▪ with respect to each Collateral Property: (i) a borrower-certified copies of all borrower financial projections/forecasts with respect to such Collateral Property for the subsequent five (5)-year period; and (ii) where the subject Collateral Property is currently occupied, a borrower-certified rent-roll with respect to such Collateral Property for the last two (2) years;

-Appendix B-3-

▪ copies of insurance policies (or other satisfactory evidence of insurance) with respect to each Collateral Property of such types, and in such amounts, as the Company requires in connection with the subject Loan (including comprehensive liability, casualty, and business interruption insurance); and

▪ one or more environmental assessments with respect to each Collateral Property (e.g. a “Phase I” or “Phase II” Environmental audit; each an “Environmental Assessment”).

Each of the above must be in form and substance acceptable to the Company and, where applicable, show no matters objectionable to the Company; in particular, no liens which would be senior to the liens of the Company on the collateral property (and/or other collateral).

o Tenant Documents:

In connection with each proposed Loan, the Company will require, with respect to each Collateral Property and each existing/proposed (as applicable) tenant of such Collateral Property:

▪ a copy of the executed lease of such tenant;

▪ to the extent deemed necessary or desirable by the Company, in its sole discretion, subordination and non-disturbance agreements (i.e. SNDAs) and/or tenant estoppels with respect to such tenant and their respective lease;

▪ evidence (acceptable to the Company in its sole discretion) that such tenant has, and maintains, all applicable state/local licenses necessary for the tenant’s use of the leased premises (including, where applicable, all applicable state/local licenses in connection with such tenant’s growth, processing, and/or dispensing of cannabis and/or related products on, or at, such leases premises).

Each of the above must be in form and substance acceptable to the Company and, where applicable, show no matters objectionable to the Company.

o UCC Searches:	The Company will obtain current UCC, federal, and state tax lien and judgment searches, pending suit and litigation searches, and bankruptcy court filings searches covering the subject borrower (and each guarantor, if any; individually and collectively, the “UCC Searches”). Such UCC Searches must show no matters objectionable to the Company; in particular, no liens which would be senior to the liens on the collateral property (and/or other collateral) to be made in favor of the Company in connection with the subject Loan.

-Appendix B-4-

o Background Checks:	The Company may (in its sole discretion) obtain one or more background and/or credit checks with respect to the subject borrower (and each guarantor, if any; individually and collectively, the “Background Searches”). To the extent obtained, such Background Searches must show no matters objectionable to the Company; in its sole discretion.

•	Loan Documentation/Covenants:

The Company intends to use outside counsel to properly document each Loan and, together with such counsel, will determine the required loan documentation and related borrower representations, warranties, covenants (including financial covenants), and indemnifications to include the same. That being said, provided below are the basic loan documents the Company anticipates executing in connection with each Loan and the basic representations, warranties, and covenants (including financial covenants) the Company anticipates including in the same; provided that, in each case the same may be further supplemented or otherwise amended by the Company from time to time, in its sole discretion (including on a Loan-by-Loan basis).

o Loan Documentation:

The Company anticipates that each Loan will be evidenced and secured by, among other things, the following (such documents, individually and collectively, the “Loan Documents”):

▪ a “loan and security agreement” (or the like) between the Company and the subject borrower(s);

▪ a “promissory note” (or the like) made by the subject borrower(s) to, and in favor of, the Company in the full original amount of the subject Loan;

▪ a “mortgage” or “deed of trust” (or the like) encumbering each Collateral Property (and all improvements thereto and fixtures and personal property of borrower therein) made by the subject borrower(s) to, and in favor of, the Company;

▪ an “assignment of leases and rents” (or the like) encumbering each Collateral Property (and all leases entered into in connection therewith and all rents and other amounts payable by the tenants thereof ) made by the subject borrower(s) to, and in favor of, the Company;

▪ an “environmental indemnification agreement” (or the like) covering each Collateral Property made by the subject borrower(s) (and each guarantor, if any) to, and in favor of, the Company;

▪ such “pledge agreements” and/or “control agreements” (or the like) as the Company may require in connection with the security interest to be granted in, and to, each Lockbox Account and each CM Account;

-Appendix B-5-

▪ if one or more persons/entities are required to guarantee the subject Loan, a “guaranty agreement” (or the like) made by such persons/entities to, and in favor of, the Company; and

▪ such other related certificates, agreements, and other documents which the Company will require in connection with the subject Loan.

o Representations and Warranties of Borrower:

In connection with each proposed Loan, the Company will require that each borrower represent and warrant to, among other things, the following:

▪ borrower’s ownership of each Collateral Property free and clear of all liens and encumbrances (except those to be made in favor of the Company);

▪ the truth and accuracy of: (i) all information with respect to the financial condition of borrower (and each guarantor) delivered to the Company; (ii) all executed leases, rent-rolls, and other information with respect to each Collateral Property delivered to the Company; and (iii) all information related to each tenant/proposed tenant of each Collateral Property delivered to the Company (including all evidence of applicable state/local licenses necessary for such tenant’s use of the leased premises);

▪ there being no “hazardous substances” or other environmental conditions with respect to each Collateral Property;

▪ there being no pending or threatened litigation or other action (including any action by, or on behalf of, any governmental agency) against any borrower and/or any Collateral Property;

▪ the compliance of each borrower with all applicable laws (including all controlled substance laws to the extent the same are applicable); and

▪ such other representations and warranties which as the Company will require in connection with the subject Loan.

o Covenants of Borrower:

In connection with each proposed Loan, the Company will require that each borrower covenant and agree to, among other things, the following:

▪ borrower will provide the Company with: (i) quarterly, internally prepared, and certified, financial statements of each borrower; (ii) annual, audited financial statements of each borrower; (iii) quarterly and annual personal financial statements with respect to each guarantor (if any); and (iv) quarterly certified rent-rolls with respect to each Collateral Property;

-Appendix B-6-

▪ borrower will not enter into any lease, or otherwise amend any existing lease, with respect to a Collateral Property without the prior written consent of the Company (in its sole discretion);

▪ borrower will not sell, encumber, or otherwise transfer, without the prior written consent of the Company (in its sole discretion): (i) any Collateral Property or any interest thereto; or (ii) any equity interest of any borrower;

▪ borrower will keep good and marketable title to each Collateral Property and will not create, incur, assume, or permit to exist any lien on, or against, any Collateral Property (other than liens in favor of the Company) and will indemnify the Company with respect to any such future liens;

▪ borrower will ensure that each Collateral Property is, at all times, maintained and used in compliance with all applicable laws (including all applicable laws with respect to the growth, processing, and/or dispensing of cannabis and related products);

▪ borrower will not (and will not permit any tenant to) allow any “hazardous materials” to be stored, located, discharged, possessed, managed, processed, or otherwise handled on any Collateral Property (or any portion thereof) and will otherwise ensure that each Collateral Property is, at all times, maintained and used in compliance with all applicable environmental laws;

▪ borrower will promptly pay, when due and before any penalty attaches, all general and special taxes and other charges (of any kind whatsoever, ordinary or extraordinary), which may be levied, assessed, imposed, or charged on, or against it or on any Collateral Property (or any portion thereof), and will, upon request, exhibit to the Company receipts evidencing such payments;

▪ to the extent the borrower is an entity, borrower will not amend, or otherwise modify, any of its organizational/governance documents or agreements without the prior written consent of the Company (in its sole discretion);

▪ borrower will, at all times, remain in compliance with all financial covenants imposed by the Company with respect to the subject Loan (including the minimum DSC and/or the maximum LTV ratios discussed above);

-Appendix B-7-

▪ borrower will, at all times, remain in compliance with all other ongoing covenants and agreements provided in the Loan Documents and will promptly notify the Company of any breach thereof.

•	Additional Construction/Development-Related Terms:

To the extent a Loan is being made in connection with the construction/redevelopment of a Collateral Property (each such loan a “Construction Loan”), the related Loan Documents will require certain agreements, representations, warranties, indemnifications, and covenants (including financial covenants) in addition to, and/or in lieu of, on or more of the foregoing. The Company intends to work with outside counsel to properly document each such Construction Loan and, together with such counsel, to determine what additional agreements, representations, warranties, indemnifications, and/or covenants need to be included in the respective Loan Documents. Without limiting the generality of the foregoing, it is anticipated that, with each Construction Loan, the proceeds will be held by the Company and disbursed periodically during the respective construction/redevelopment subject to certain contingency and other holdbacks by the Company and the receipt of all lien waivers (and the like) required by the Company. Further, it is anticipated that with each Construction Loan the Company will require that a person/entity not only guaranty the repayment of the subject Loan but the completion of the proposed construction/redevelopment as well.

[Remainder of Page Intentionally Left Blank]

-Appendix B-8-

APPENDIX C

ESTIMATED BREAKDOWN OF USE OF PROCEEDS FROM SALE OF TOKENS TOWARD BLOCKCHAIN BUSINESS

	Max Amount Sold	% of Total Proceeds	50% Sold	% of Total Proceeds	25% Sold	% of Total Proceeds

Gross Token Sale Proceeds	$ 30,000,000	-	$ 15,000,000	-	$ 7,500,000	-
Broker Commissions	$ 1,500,000	5.00%	$ 750,000	5.00%	$ 375,000	5.00%
Other Offering Expenses	$ 200,000	0.67%	$ 200,000	1.33%	$ 200,000	2.67%
Net Token Sale Proceeds:	$ 28,300,000	94.33%	$ 14,050,000	93.67%	$ 6,925,000	92.33%

Payment of CMS Note:	$ 200,475	0.67%	$ 200,475	1.34%	$ 200,475	2.67%

Proceeds Allocated to Blockchain Business:	$ 7,024,881	23.42%	$ 3,462,381	23.08%	$ 1,681,131	22.42%

BUSINESS SPECIFIC EXPENSES:

Marketing:
Online Marketing	$ 500,000	1.67%	$ 250,000	1.67%	$ -	0.00%
Offline Marketing	$ 250,000	0.83%	$ 250,000	1.67%	$ -	0.00%
Paid Search Marketing Firm	$ 62,000	0.21%	$ 62,000	0.41%	$ -	0.00%
Subtotal:	$ 812,000	2.71%	$ 562,000	3.75%	$ -	0.00%

Professional Fees:
Software Development	$ 1,800,000	6.00%	$ 1,000,000	6.67%	$ 500,000	6.67%
Mobile Development	$ 650,000	2.17%	$ 300,000	2.00%	$ 200,000	2.67%
Creative	$ 150,000	0.50%	$ 25,000	0.17%	$ 10,000	0.13%
Trademarking	$ 15,000	0.05%	$ 15,000	0.10%	$ -	0.00%
Subtotal:	$ 2,615,000	8.72%	$ 1,340,000	8.93%	$ 710,000	9.47%

Technology Expense:
IT, Data and Website Services	$ 60,000	0.20%	$ 60,000	0.40%	$ 60,000	0.80%
Email Tool Cost	$ 4,000	0.01%	$ 4,000	0.03%	$ 4,000	0.05%
Cybersecurity	$ 100,000	0.33%	$ 100,000	0.67%	$ 100,000	1.33%
Blockchain Debugging	$ 150,000	0.50%	$ 150,000	1.00%	$ 150,000	2.00%
Hosting	$ 10,000	0.03%	$ 10,000	0.07%	$ 10,000	0.13%
Subtotal:	$ 324,000	1.08%	$ 324,000	2.16%	$ 324,000	4.32%

-Appendix C-1-

SHARED BUSINESS EXPENSES:[94]

Professional Fees:
Audit Fees/Tax Fees	$ 62,500	0.21%	$ 62,500	0.42%	$ 62,500	0.83%
Legal Fees	$ 87,500	0.29%	$ 87,500	0.58%	$ 87,500	1.17%
Payroll Processing	$ 1,250	0.00%	$ 1,250	0.01%	$ 1,250	0.02%
SEC/FINRA Regulatory Compliance	$ 20,000	0.07%	$ 20,000	0.13%	$ 20,000	0.27%
Subtotal:	$ 171,250	0.57%	$ 171,250	1.14%	$ 171,250	2.28%

Office Expenses:
Bank Service Charges	$ 3,000	0.01%	$ 3,000	0.02%	$ 3,000	0.04%
Dues and Subscriptions	$ 1,750	0.01%	$ 1,750	0.01%	$ 1,750	0.02%
Licenses and Permits	$ 250	0.00%	$ 250	0.00%	$ 250	0.00%
Computer Software & Supplies	$ 2,500	0.01%	$ 2,500	0.02%	$ 2,500	0.03%
Office Supplies	$ 500	0.00%	$ 500	0.00%	$ 500	0.01%
Postage and Delivery	$ 250	0.00%	$ 250	0.00%	$ 250	0.00%
Printing and Reproduction	$ 2,000	0.01%	$ 2,000	0.01%	$ 2,000	0.03%
Rent	$ 2,125	0.01%	$ 2,125	0.01%	$ 2,125	0.03%
Subtotal:	$ 12,375	0.04%	$ 12,375	0.08%	$ 12,375	0.17%

Payroll and Benefits:
Professional Development	$ 2,500	0.01%	$ 2,500	0.02%	$ 2,500	0.03%
Salaries/Wages	$ 175,000	0.58%	$ 127,500	0.85%	$ 97,500	1.30%
Benefits /Taxes	$ 43,750	0.15%	$ 31,875	0.21%	$ 24,375	0.33%
Subtotal:	$ 221,250	0.74%	$ 161,875	1.08%	$ 124,375	1.66%

Insurance:
Liability Insurance (E&O, D&O, etc.)	$ 50,000	0.17%	$ 50,000	0.33%	$ 50,000	0.67%
Workers' Compensation	$ 2,500	0.01%	$ 2,500	0.02%	$ 2,500	0.03%
Subtotal:	$ 52,500	0.18%	$ 52,500	0.35%	$ 52,500	0.70%

Subtotal:	$ 4,208,375		$ 2,624,000		$ 1,394,500

Reserves:	$ 2,816,506	9.39%	$ 838,381	5.59%	$ 286,631	3.82%

TOTALS:	$ 7,024,881	23.42%	$ 3,462,381	23.08%	$ 1,681,131	22.42%

94 For simplicity, all “Shared Expenses” are allocated 25% to the Blockchain Business and 75% to the Loan Business (i.e. in the same proportion as the allocation of the Offering proceeds).

-Appendix C-2-

APPENDIX D

ESTIMATED BREAKDOWN OF USE OF PROCEEDS FROM SALE OF TOKENS TOWARD LOAN BUSINESS

	Max Amount Sold	% of Total Proceeds	50% Sold	% of Total Proceeds	25% Sold	% of Total Proceeds

Gross Token Sale Proceeds	$ 30,000,000	-	$ 15,000,000	-	$ 7,500,000	-
Broker Commissions	$ 1,500,000	5.00%	$ 750,000	2.50%	$ 375,000	1.25%
Other Offering Expenses	$ 200,000	0.67%	$ 200,000	0.67%	$ 200,000	0.67%
Net Token Sale Proceeds	$ 28,300,000	94.33%	$ 14,050,000	93.67%	$ 6,925,000	92.33%

Payment of CMS Note:	$ 200,475	0.67%	$ 200,475	1.34%	$ 200,475	2.67%

Proceeds Allocated to Loan Business:	$ 21,074,644	70.25%	$ 10,387,144	69.25%	$ 5,043,394	67.25%

BUSINESS SPECIFIC EXPENSES:

Underwriting/Loan Doc Preparation
Underwriting	$ 421,493	1.40%	$ 207,743	1.38%	$ 100,868	1.34%
Loan Document Preparation	$ 300,000	1.00%	$ 150,000	1.00%	$ 150,000	2.00%
Subtotal:	$ 721,493	2.40%	$ 357,743	2.38%	$ 250,868	3.34%

SHARED EXPENSES:[95]

Professional Fees:
Audit Fees/Tax Fees	$ 187,500	0.63%	$ 187,500	1.25%	$ 187,500	2.50%
Legal Fees	$ 262,500	0.88%	$ 262,500	1.75%	$ 262,500	3.50%
Payroll Processing	$ 3,750	0.01%	$ 3,750	0.03%	$ 3,750	0.05%
SEC/FINRA Regulatory Compliance	$ 60,000	0.20%	$ 60,000	0.40%	$ 60,000	0.80%
Subtotal:	$ 513,750	1.71%	$ 513,750	3.43%	$ 513,750	6.85%

Office Expenses:
Bank Service Charges	$ 9,000	0.03%	$ 9,000	0.06%	$ 9,000	0.12%

95 For simplicity, all “Shared Expenses” are allocated 25% to the Blockchain Business and 75% to the Loan Business (i.e. in the same proportion as the allocation of the Offering proceeds).

-Appendix D-1-

Dues and Subscriptions	$ 5,250	0.02%	$ 5,250	0.04%	$ 5,250	0.07%
Licenses and Permits	$ 750	0.00%	$ 750	0.01%	$ 750	0.01%
Computer Software & Supplies	$ 7,500	0.03%	$ 7,500	0.05%	$ 7,500	0.10%
Office Supplies	$ 1,500	0.01%	$ 1,500	0.01%	$ 1,500	0.02%
Postage and Delivery	$ 750	0.00%	$ 750	0.01%	$ 750	0.01%
Printing and Reproduction	$ 6,000	0.02%	$ 6,000	0.04%	$ 6,000	0.08%
Rent	$ 6,375	0.02%	$ 6,375	0.04%	$ 6,375	0.09%
Subtotal:	$ 37,125	0.12%	$ 37,125	0.25%	$ 37,125	0.50%

Payroll and Benefits:
Professional Development	$ 7,500	0.03%	$ 7,500	0.05%	$ 7,500	0.10%
Salaries/Wages	$ 525,000	1.75%	$ 382,500	2.55%	$ 292,500	3.90%
Benefits /Taxes	$ 131,250	0.44%	$ 95,625	0.64%	$ 73,125	0.98%
Subtotal:	$ 663,750	2.21%	$ 485,625	3.24%	$ 373,125	4.98%

Insurance:
Liability Insurance (E&O, D&O, etc.)	$ 150,000	0.50%	$ 150,000	1.00%	$ 150,000	2.00%
Workers' Compensation	$ 7,500	0.03%	$ 7,500	0.05%	$ 7,500	0.10%
Subtotal:	$ 157,500	0.53%	$ 157,500	1.05%	$ 157,500	2.10%

Principal Amount of Loans Made:	$ 18,750,000	62.50%	$ 8,700,000	58.00%	$ 3,600,000	48.00%

Reserves:	$ 231,026	0.77%	$ 135,401	0.90%	$ 111,026	0.37%

TOTALS:	$ 21,074,644	70.25%	$ 10,387,144	69.25%	$ 5,043,394	67.25%

-Appendix D-2-

APPENDIX E

BOARD/OFFICER BIOGRAPHIES

As noted herein, the current members of the Board and the Officers of the Company are as follows:

Name:	Position:	Age:	Term of Office; Date of Appointment:	Approximate Hours Per Week:
Greg Anderson	Board member, CEO and CFO	48	Indefinite; Appointed 12/1/17	Full Time (40+)
Charlie Uchill	Board member and COO	50	Indefinite; Appointed 12/1/17	Full Time (40+)
Sean McNamara	Board member and CTO	47	Indefinite; Appointed 12/1/17	Full Time (40+)
Larry Uchill	Board member and Secretary	70	Indefinite; Appointed 12/1/17	Part Time (40+)

Set forth below is short biography for each of the above-named individuals, including a brief account of the business experience of each during the past five years:

-Appendix E-1-

GREG ANDERSON - Board Member, CEO and CFO

Greg was a successful real estate builder and developer in Texas for more than 20 years, and has completed over $100 Million in real estate transactions across Central and Southeast Texas. Experienced in all facets of transactional real estate including acquisition, disposition, and management, Greg’s background provides the motivation and experience to properly evaluate and understand the financial underwriting of successful real estate ventures. Additionally, as a serial entrepreneur, he has had multiple successful exits in various real estate companies.

In late 2014 Greg (together with Charlie Uchill) identified a serious lack of available real estate funding options for those operating in the legal cannabis industry. As a result Greg co-founded CoolMellon, LLC to help provide real estate backed/focused mezzanine lending solutions for cannabis industry participants. In seeing that access to loan funding was only a small part of the financial issues plaguing the legal cannabis industry, Greg (together with Charlie Uchill), decided to expand their focus and established the Company to help solve such issues.

With his vast real estate/lending skills and experience, in particular with respect to the legal cannabis industry, Greg is uniquely suited to act as CEO of, and help lead the, Company in connection with developing and growing its anticipated Business.

Select Experience:

Sept. 2014 – Present

CoolMellon, LLC (Austin, TX)

Co-Founder

•     Developed blockchain based investment platform linking accredited and institutional investors with real estate and alternative investment providers

•      Recognized by The Bunker Entrepreneurial program in second cohort

Aug. 2004 – Dec. 2016

Stonewood Homes, Ltd. (Austin, TX)

Founder and President

•      Founded custom home building company operating in the Greater Austin area

•      Created over $214 million in sales with a net profit margin of 22%

•      Designated as Southern Living Custom Builder, one of 90 builders nationwide

•      Invited to 2010 Home Builders Association of Greater Austin Parade of Homes, one of only 6 builders in area. First home to sell in show

•     Directed daily operations of over 50 individuals and subcontractors with average of $400,000 monthly operating budget

•      Controlled financials, balance sheets and profit/loss for daily operations

-Appendix E-2-

Charlie Uchill - Board Member and COO

Charlie is the Co-Founder of CoolMellon, LLC and a graduate of the United States Military Academy. Upon graduating the academy Charlie went on to serve in the US Special Operations Command with the elite 75th Ranger Regiment. Following his service to the country, he spent the next 20+ years in the alternative investment industry; both as a portfolio manager and institutional investment consultant. Charlie has strong strategic and critical thinking skills, great investment sense, a high degree of investment acumen and a demonstrated ability to partner effectively across different businesses and functional areas. These skills coupled with his expertise in structuring and modeling complex financial instruments (particularly within the legal cannabis industry) has been crucial in forming the Company and in identifying the Business opportunities discussed herein.

Select Experience:

Sept. 2014 – Present

CoolMellon, LLC (Austin, TX)

Co-Founder

•     Developed blockchain based investment platform linking accredited and institutional investors with real estate and alternative investment providers

•      Recognized by The Bunker Entrepreneurial program in second cohort

Feb. 2011 – Sept. 2014

NCO (Chicago, IL)

Institutional Investment Consultant

•     Responsible for increasing due diligence revenues from institutional investors globally with a focus on consultants, corporate and public pension funds, endowments, foundations, insurance companies, family offices and fund of funds.

•      Increased due diligence revenues from institutional investors 125% year over year

•     Key relationships include: One Equity Partners, JP Morgan Alternative Asset Management, Merrill Lynch, New Mexico Education Retirement Board, Northern Trust, Aksia and many others

•      Developed successful due diligence reports reviewing independent directors.

-Appendix E-3-

Sean McNamara - Board Member and CTO

Sean is a highly skilled technology and operations executive with over 20 years of professional experience; particularly in working with cutting edge technology in the rapidly evolving high frequency trading industry. He has proven leadership in multiple simultaneous roles with a track record of success in highly fluid environments. He has demonstrated significant success with difficult and loosely specified objectives. Initially, Sean served as an advisor to CoolMellon LLC as it investigated the use of blockchain technologies/the formation of the Company. Given his experience and knowledge however, it became immediately apparent to the other Board members that Sean was particularly suited to be the CTO of the Company and has held such role, full-time, since leaving Jump Trading in August of 2017.

Select Experience:

Jul. 2010 – Aug. 2017

Jump Trading (Chicago, IL)

Co-Founder

•     Responsible for strategic vision, implementation, and daily operation of global microwave network company including budgeting and cost analysis, project scheduling and prioritization, and resource allocation

•     Responsible for management and operation of a newly formed joint venture between Jump Trading and KCG Holdings. Responsible for assuring both parent companies met contractual obligations while protecting proprietary information for each, and was required to balance conflicting priorities between the two parent companies by developing strategic plans that optimized ROI for both

•     Responsible for creation and daily operation of two separate field services companies, specializing in construction and maintenance of ultra-low-latency microwave networks. Duties included staffing, field office planning, real-estate selection, and safety/regulatory compliance

-Appendix E-4-

Larry Uchill - Board Member and Secretary

As a real estate and capital markets lawyer with 40 years of experience, Larry’s practice has focused on real estate, alternative energy and structured finance, with particular expertise in mezzanine financing. His experience spans a broad range of commercial real estate asset classes located throughout the United States and around the world.

Larry was selected as a Board member given his broad, and often deep, expertise in multiple legal areas which affect, or potentially will affect, the Company’s proposed Business. We believe his legal expertise and experience will lend considerable strength to the Company’s Board and will help the Company to better navigate the complex legal considerations which will inevitably need to be address in connection with the operation of the Business.

Select Experience:

May 2013 – Present

Uchill Law, PLLC (Boston, MA)

Founder and Principal

•     Represented developers in connection with acquisition, development, joint venture formation and financings for major urban mixed-use commercial real estate projects and originated complex mortgage loans for a major investment bank

•     Represented clients in other complex real estate/financing matters including: complex mortgage financings; acquisitions and dispositions; joint venture formation and raising capital; sale leasebacks and credit tenant lease financings; and alternative energy financings, development transactions (involving private sector and governmental parties)

•     Named a top real estate lawyer by The Best Lawyers in America since 1995, frequently listed as a Massachusetts Super Lawyer, and recognized by Who’s Who Directories as a Top Lawyer in North America

Sept. 1996 – Present

Boston University (Boston, MA)

Adjunct Law Professor

•     Teaches a Securitization and Structured Finance course

•     Teaches a course which simulates the acquisition of urban real estate for the development of an urban mixed-use project

•     Authored the Second Edition of “Anatomy of a Mortgage – Understanding an Negotiating Commercial Real Estate Loans,” published by ABA Book Publishing

•     Authored Chapter 9 – “Rating of Asset-Backed and Mortgage Backed Securities,” Securitization Asset-Backed and Mortgage-Backed Securities, published by Lexis Publishing.

-Appendix E-5-